SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.    )

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☐	Soliciting Material Pursuant to Section 240.14a-12

W. R. BERKLEY CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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W. R. BERKLEY CORPORATION

475 Steamboat Road

Greenwich, Connecticut 06830

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

June 2, 2015

To The Stockholders of

W. R. BERKLEY CORPORATION:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of W. R. Berkley Corporation (the “Company”) will be held at its executive offices at 475 Steamboat Road, Greenwich, Connecticut, on Tuesday, June 2, 2015 at 1:00 p.m. for the following purposes:

(1)	To elect as directors to serve until their successors are duly elected and qualified the four nominees named in the accompanying proxy statement;
(2)	To approve an increase in the number of shares reserved under the W. R. Berkley Corporation 2012 Stock Incentive Plan (as amended and restated, the “2012 Stock Incentive Plan”) and to re-approve the material terms of the performance goals set forth in the 2012 Stock Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”);
(3)	To approve an increase in the number of shares reserved under the W. R. Berkley Corporation 2009 Directors Stock Plan (as amended and restated, the “2009 Directors Stock Plan”);
(4)	To consider and cast a non-binding advisory vote on a resolution approving the compensation of the Company’s named executive officers pursuant to the compensation disclosure rules of the Securities and Exchange Commission, or “say-on-pay” vote;
(5)	To ratify the appointment of KPMG LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2015; and
(6)	To consider and act upon any other matters which may properly come before the Annual Meeting or any adjournment thereof.

In accordance with the Company’s By-Laws, the Company’s Board of Directors has fixed the close of business on April 7, 2015 as the date for determining stockholders of record entitled to receive notice of, and to vote at, the Annual Meeting.

We are pleased to continue to take advantage of the Securities and Exchange Commission rule allowing companies to furnish proxy materials to stockholders over the Internet. We believe that this e-proxy process expedites our stockholders’ receipt of proxy materials, while also lowering the costs and reducing the environmental impact of our Annual Meeting. On April 20, 2015, we began mailing to our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our 2015 proxy statement and 2014 Annual Report and vote online.

Your attention is directed to the accompanying proxy statement. You are cordially invited to attend the Annual Meeting.

Your vote is important. Please vote as soon as possible by using the Internet or by telephone or, if you received a paper copy of the proxy card by mail, by dating, signing and returning the enclosed proxy card. Instructions for your voting options are described on the Notice of Internet Availability of Proxy Materials or proxy card.

By Order of the Board of Directors,

IRA S. LEDERMAN

Senior Vice President -

General Counsel and Secretary

Dated: April 20, 2015

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2015 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 2, 2015

The Proxy Statement and the Company’s Annual Report for the year ended December 31, 2014 are available free of charge on the following website:

www.proxyvote.com.

W. R. BERKLEY CORPORATION

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

June 2, 2015

Your proxy is being solicited on behalf of the Board of Directors of W. R. Berkley Corporation (the “Company”) for use at the Annual Meeting of Stockholders to be held at the executive offices of the Company, 475 Steamboat Road, Greenwich, Connecticut, on Tuesday, June 2, 2015 at 1:00 p.m. and at any adjournment thereof. On April 20, 2015, we began mailing to stockholders of record either a Notice of Internet Availability of Proxy Materials (“Notice”) or this proxy statement and proxy card and the Company’s Annual Report for the year ended December 31, 2014.

Why am I receiving this proxy statement and proxy card?

You have received these proxy materials because our Board of Directors is soliciting your proxy to vote your shares of our common stock at the Annual Meeting. This proxy statement describes issues on which we would like you to vote at our Annual Meeting. This proxy statement and the Annual Report also give you information on these issues so that you can make an informed decision.

Our Board of Directors has made this proxy statement, proxy card and Annual Report available to you on the Internet because you own shares of W. R. Berkley Corporation common stock, in addition to delivering printed versions of this proxy statement, proxy card and the Annual Report to certain stockholders by mail.

When you vote by using the Internet, by telephone or, if you received your proxy card by mail, by dating, signing and returning the proxy card, you appoint Eugene G. Ballard and Ira S. Lederman, and either of them, as your representatives at the Annual Meeting. They will vote your shares at the Annual Meeting as you have instructed them or, if an issue that is not on the proxy card comes up for vote, in accordance with their best judgment. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, we encourage you to vote in advance by using the Internet, by telephone or, if you received your proxy card by mail, by dating, signing and returning your proxy card.

Why did I receive a Notice of Internet Availability of Proxy Materials in the mail instead of a printed set of proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission (“SEC”), we are permitted to furnish our proxy materials over the Internet to our stockholders by delivering a Notice in the mail. We are sending the Notice to certain record stockholders. If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice instructs you on how to access and review this proxy statement and Annual Report over the Internet at www.proxyvote.com. The Notice also instructs you on how you may submit your proxy over the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting these materials contained in the Notice. Stockholders who receive a printed set of proxy materials will not receive the Notice, but may still access our proxy materials and submit their proxies over the Internet at www.proxyvote.com.

If you received a paper copy of this proxy statement by mail and you wish to receive a notice of availability of next year’s proxy statement either in paper form or electronically via e-mail, you can elect to receive a paper notice of availability by mail or an e-mail message that will provide a link to these documents on our website. By opting to receive the notice of availability and accessing your proxy materials online, you will save the Company the cost of producing and mailing documents to you, reduce the amount of mail you receive and help preserve environmental resources. Registered stockholders may elect to receive electronic proxy and Annual Report access or a paper notice of availability for future annual meetings by registering online at www.proxyvote.com. If you received electronic or paper notice of availability of these proxy materials and wish to receive paper delivery of a full set of future proxy materials, you may do so at the same location. Beneficial or “street name” stockholders who wish to elect one of these options may also do so at www.proxyvote.com.

Who is entitled to vote?

Holders of our common stock at the close of business on April 7, 2015 are entitled to vote. We refer to April 7, 2015 as the record date.

In accordance with Delaware law, a list of stockholders entitled to vote at the Annual Meeting will be available at the place of the Annual Meeting on June 2, 2015 and will be accessible for ten days prior to the meeting at our principal place of business, 475 Steamboat Road, Greenwich, Connecticut, between the hours of 9:00 a.m. and 5:00 p.m.

How do I vote?

Stockholders of record may vote by using the Internet, by telephone or, if you received a proxy card by mail, by mail as described below. Stockholders also may attend the meeting and vote in person. If you hold shares of our common stock through a bank or broker, please refer to your proxy card, Notice or other information forwarded by your bank or broker to see which voting options are available to you.

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You may vote by using the Internet.    The address of the website for Internet voting is www.proxyvote.com. Internet voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on June 1, 2015. Easy to follow instructions allow you to vote your shares and confirm that your instructions have been properly recorded.

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You may vote by telephone.    The toll-free telephone number is noted on your proxy card. Telephone voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on June 1, 2015. Easy to follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded.

•	You may vote by mail. If you received a proxy card by mail and choose to vote by mail, simply mark your proxy card, date and sign it, and return it in the postage-paid envelope.

The method you use to vote will not limit your right to vote at the Annual Meeting if you decide to attend in person. Written ballots will be provided to any stockholder of record as of the record date who wants to vote at the Annual Meeting. However, if you hold your shares in “street name,” you must obtain a proxy, executed in your favor, from the holder of record to be able to vote in person at the Annual Meeting.

What if I change my mind after I return my proxy?

You may revoke your proxy and change your vote at any time prior to voting of the shares represented by your proxy. You may do this by:

•	submitting a subsequent proxy by using the Internet, by telephone or by mail with a later date;

•	sending written notice of revocation to our corporate Secretary at 475 Steamboat Road, Greenwich, Connecticut 06830; or

•	voting in person at the Annual Meeting.

Attendance at the Annual Meeting will not by itself revoke a proxy.

How are the votes counted?

Votes cast by proxy will be tabulated by Broadridge Financial Solutions, Inc. Votes cast in person at the Annual Meeting will be tabulated by the inspectors of election appointed at the Annual Meeting, who will also determine whether a quorum is present.

How many votes do you need to hold the Annual Meeting?

The holders of a majority of our common stock outstanding and entitled to vote who are present either in person or represented by proxy constitute a quorum for the Annual Meeting. The election inspector will treat abstentions and “broker non-votes” as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted. A “broker non-vote” is when a broker indicates on a proxy that it does not have discretionary authority as to certain shares to vote on a particular matter and has not received instructions from the beneficial owner with respect to that matter.

On what items am I voting?

You are being asked to vote on five items:

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the election of four directors nominated by the Board of Directors and named in this proxy statement to hold office, for two of the nominees (Messrs. Wm. Berkley and Augostini), for a term of three years until the Annual Meeting of Stockholders in 2018, and for the other two nominees (Messrs. Daly and Nusbaum), for a term of two years until the Annual Meeting of Stockholders in 2017, in each case until their respective successors are duly elected and qualified;

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the approval of an increase in the number of shares reserved under the 2012 Stock Incentive Plan and the re-approval of the material terms of the performance goals set forth in the 2012 Stock Incentive Plan for purposes of Section 162(m) of the Code (the “2012 Plan Proposal”);

•	the approval of an increase in the number of shares reserved under the 2009 Directors Stock Plan (the “2009 Plan Proposal”);

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a resolution approving the compensation of the Company’s named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC, or “say-on-pay” vote, which vote shall be on a non-binding advisory basis; and

•	the ratification of the appointment of KPMG LLP as our independent registered public accountants for the fiscal year ending December 31, 2015.

How may I vote for the nominees for director, and how many votes must the nominees receive to be elected?

With respect to the election of nominees for director, you may:

•	vote FOR the election of the four nominees for director;

•	vote AGAINST one or more of the nominees and vote FOR the remaining nominees; or

•	ABSTAIN from voting for the four nominees.

The election of directors requires the affirmative vote of a majority of the votes cast at the Annual Meeting (i.e., that the number of shares voted “FOR” such director’s election exceeds the number of shares voted “AGAINST” that director’s election). If you abstain from voting, it will have no effect on the vote. If you hold shares of our common stock through a bank or broker, your bank or broker will vote your shares for you if you provide instructions on how to vote the shares. In the absence of instructions, however, banks and brokers do not have the authority to vote your shares for the election of directors. Accordingly, it is important that you provide voting instructions to your bank or broker, so that your shares may be voted in the election of directors.

What happens if a nominee for director is not reelected?

If a nominee for director is not reelected at the meeting by the required vote, he or she will remain in office until a successor is elected and qualified or until his or her earlier resignation or removal. The Company’s Corporate Governance Guidelines provide that, in the event that a director nominee is not reelected, (i) such director shall promptly tender his or her resignation in writing to the Board of Directors, subject to acceptance by the Board of Directors; and (ii) the Company’s Nominating and Corporate Governance Committee shall consider such resignation and recommend to the Board of Directors the action to be taken with respect to such resignation. Within 90 days following certification of the election results, the Board of Directors shall act on the tendered resignation. Under the Guidelines, if the resignation is not accepted by the Board of Directors, the Board of Directors will publicly disclose its reasons for not accepting the resignation, and the director will continue to serve until his or her successor is duly elected, or his or her earlier resignation or removal. If the director’s resignation is accepted by the Board of Directors, then the Board of Directors, in its sole discretion, may fill any resulting vacancy in accordance with the Company’s By-Laws.

What happens if a nominee is unable to serve if elected?

The persons designated as proxies reserve full discretion to cast votes for other persons in the event any such nominee is unable to serve. However, the Board of Directors has no reason to believe that any nominee will be unable to serve if elected. The proxies cannot be voted for a greater number of persons than four nominees.

How may I vote for the 2012 Plan Proposal and how many votes must the 2012 Plan Proposal receive to pass?

With respect to the 2012 Plan Proposal, you may:

•	vote FOR the proposal;

•	vote AGAINST the proposal; or

•	ABSTAIN from voting on the proposal.

The 2012 Plan Proposal requires the affirmative vote of a majority of the votes that could be cast at the Annual Meeting by the holders who are present in person or by proxy to pass. If you abstain from voting on the proposal, it will have the same effect as a vote against the proposal.

As with the vote for nominees for director described above, if you hold shares of our common stock through a bank or broker, your bank or broker will vote your shares for you only if you provide instructions on how to vote the shares. In the absence of instructions, however, banks and brokers do not have the authority to vote your shares for 2012 Plan Proposal. Accordingly, it is important that you provide voting instructions to your bank or broker so that your shares may be voted in the 2012 Plan Proposal.

How may I vote for the 2009 Plan Proposal and how many votes must the 2009 Plan Proposal receive to pass?

With respect to the 2009 Plan Proposal, you may:

•	vote FOR the proposal;

•	vote AGAINST the proposal; or

•	ABSTAIN from voting on the proposal.

The 2009 Plan Proposal requires the affirmative vote of a majority of the votes that could be cast at the Annual Meeting by the holders who are present in person or by proxy to pass. If you abstain from voting on the proposal, it will have the same effect as a vote against the proposal.

As with the vote for nominees for director and the 2012 Plan Proposal described above, if you hold shares of our common stock through a bank or broker, your bank or broker will vote your shares for you only if you provide instructions on how to vote the shares. In the absence of instructions, however, banks and brokers do not have the authority to vote your shares for the

2009 Plan Proposal. Accordingly, it is important that you provide voting instructions to your bank or broker so that your shares may be voted in the 2009 Plan Proposal.

How may I vote for the say-on-pay proposal?

With respect to the say-on-pay vote, you may, on a non-binding advisory basis:

•	vote FOR the adoption of the resolution approving, on a non-binding advisory basis, the compensation of the Company’s named executive officers;

•	vote AGAINST the adoption of the resolution approving, on a non-binding advisory basis, the compensation of the Company’s named executive officers; or

•	ABSTAIN from voting on the resolution.

The approval of the resolution approving the compensation of the Company’s named executive officers, on a non-binding advisory basis, requires the affirmative vote of a majority of the votes that could be cast at the Annual Meeting by the holders who are present in person or by proxy to pass. If you abstain from voting on the proposal, it will have the same effect as a vote against the proposal.

As with the vote for nominees for director, the 2012 Plan Proposal and the 2009 Plan Proposal described above, if you hold shares of our common stock through a bank or broker, your bank or broker will vote your shares for you only if you provide instructions on how to vote the shares. In the absence of instructions, however, banks and brokers do not have the authority to vote your shares for the say-on-pay proposal. Accordingly, it is important that you provide voting instructions to your bank or broker so that your shares may be voted in the say-on-pay proposal.

How may I vote for the ratification of the appointment of our independent registered public accountants, and how many votes must the proposal receive to pass?

With respect to the proposal to ratify the appointment of our independent registered public accountants, you may:

•	vote FOR the proposal;

•	vote AGAINST the proposal; or

•	ABSTAIN from voting on the proposal.

The ratification of the appointment of our independent registered public accountants must receive the affirmative vote of a majority of the votes that could be cast at the Annual Meeting by the holders who are present in person or by proxy to pass. If you abstain from voting on the proposal, it will have the same effect as a vote against the proposal.

If you hold shares of our common stock through a bank or broker, your bank or broker will vote your shares for you if you provide instructions on how to vote the shares. However, unlike with the other proposals in this proxy statement, absent instructions from you, banks and brokers do have the authority to vote your shares with respect to the ratification and appointment of our independent registered public accountants and may do so in their discretion.

How does the Board of Directors recommend that I vote?

The Board of Directors recommends a vote:

•	FOR all four director nominees;

•	FOR the 2012 Plan Proposal;

•	FOR the 2009 Plan Proposal;

•	FOR the resolution approving, on a non-binding advisory basis, the compensation of the Company’s named executive officers; and

•	FOR the ratification of the appointment of our independent registered public accountants.

What happens if I sign and return my proxy card but do not provide voting instructions?

If you return a signed card but do not provide voting instructions, your shares will be voted FOR all four director nominees, FOR the 2012 Plan Proposal, FOR the 2009 Plan Proposal, FOR the resolution approving the compensation of the Company’s named executive officers on a non-binding advisory basis and FOR the ratification of the appointment of our independent registered public accountants.

Will my shares be voted if I do not vote by using the Internet, by telephone or by signing and returning my proxy card?

If you own shares of our common stock and you do not vote by using the Internet, by telephone or, if you received a proxy card by mail, by signing and returning your proxy card by mail, then your shares will not be voted and will not count in deciding non-routine matters presented for stockholder consideration at the Annual Meeting.

If your shares of our common stock are held in street name through a bank or broker, your bank or broker may vote your shares under certain limited circumstances if you do not provide voting instructions before the Annual Meeting, in accordance with the New York Stock Exchange (“NYSE”) rules that govern the banks and brokers. These circumstances include voting your shares on “routine matters,” such as the ratification of the appointment of our independent registered public accounting firm described in this proxy statement. With respect to this proposal, therefore, if you do not vote your shares, your bank or broker may vote your shares on your behalf or leave your shares unvoted.

The election of directors, the 2012 Plan Proposal, the 2009 Plan Proposal and the proposal regarding the say-on-pay are not considered routine matters under NYSE rules relating to voting by banks and brokers. Accordingly, if a bank or brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to these proposals, the brokerage firm cannot vote the shares on that matter. These “broker non-votes” that are represented at the Annual Meeting will be counted for purposes of establishing a quorum, but not for determining the number of shares voted for or against the non-routine matters.

We encourage you to provide instructions to your bank or brokerage firm by voting your proxy. This action ensures your shares will be voted at the meeting in accordance with your wishes.

What do I need to show to attend the Annual Meeting in person?

You will need proof of your share ownership (such as a recent brokerage statement or letter from your broker showing that you owned shares of W. R. Berkley Corporation common stock as of the close of business on April 7, 2015) and a valid form of photo identification. If you do not have proof of ownership and valid photo identification, you may not be admitted to the Annual Meeting.

Who pays for the solicitation of proxies and how are they solicited?

Proxies are being solicited on behalf of our Board of Directors. The expense of the solicitation of the proxies on behalf of the Board of Directors will be paid by the Company. The Company has engaged Okapi Partners LLC (“Okapi”) to assist in the solicitation of proxies from stockholders for a fee estimated at $8,000, plus expenses. In addition to the use of the mails, proxies may be solicited in person or by mail, telephone, facsimile or electronic transmission by regular employees of the Company without additional compensation, as well as by Okapi employees. The Company will reimburse banks, brokers and other custodians, nominees and fiduciaries for their direct costs in sending the proxy materials, including the Notice, to the beneficial owners of the Company’s common stock.

OUTSTANDING STOCK AND VOTING RIGHTS

Only stockholders of record at the close of business on April 7, 2015 are entitled to receive notice of and to vote at the Annual Meeting. The number of shares of voting stock of the Company outstanding and entitled to vote on that date was 124,914,740 shares of common stock. Each such share of common stock is entitled to one vote. At April 7, 2015, executive officers and directors of the Company owned or controlled approximately 22.5% of the outstanding common stock. Information as to persons beneficially owning 5% or more of the common stock may be found under the heading “Principal Stockholders” below.

If a submitted proxy does not specify a vote for or against a proposal, the persons named therein will vote FOR the election of the director nominees listed below, FOR the 2012 Plan Proposal, FOR the 2009 Plan Proposal, FOR the resolution approving the compensation of the Company’s named executive officers, on a non-binding advisory basis, and FOR the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

As of the date hereof, the Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting. If other business shall properly come before the Annual Meeting, the persons named in the proxy will vote according to their best judgment.

PROPOSAL 1: ELECTION OF DIRECTORS

As permitted by Delaware law, the Board of Directors is divided into three classes, each class having a term of three years. Each year the term of office of one class expires. This year the term of a class consisting of four directors expires. The Board of Directors intends that the shares represented by proxy, unless otherwise indicated therein, will be voted for the election of William R. Berkley and Christopher L. Augostini as directors to hold office for a term of three years until the Annual Meeting of Stockholders in 2018 and until their respective successors are duly elected and qualified, and for George G. Daly and Jack H. Nusbaum as directors to hold office for a term of two years until the Annual Meeting of Stockholders in 2017 and until their respective successors are duly elected and qualified. There are no arrangements or understandings between the nominees for director and any other person pursuant to which the nominees were selected.

The persons designated as proxies reserve full discretion to cast votes for other persons in the event any such nominee is unable to serve. However, the Board of Directors has no reason to believe that any nominee will be unable to serve if elected. The proxies cannot be voted for a greater number of persons than the four named nominees.

Following the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors unanimously recommends a vote “FOR” all of the nominees for director.

The following table sets forth biographical and other information regarding each nominee and the remaining directors who will continue in office after the Annual Meeting. Following each person’s biographical information, certain information is provided concerning the particular experience, qualifications, attributes or skills that led the Nominating and Corporate Governance Committee and the Board of Directors (together with the qualities described in “Corporate Governance and Board Matters — Board Committees — Nominating and Corporate Governance Committee” below) to determine that each nominee or continuing director should serve as a director.

Nominees to Serve in Office Until 2018	Served as Director Continuously Since/Age	Business Experience During Past 5 Years and Other Information
William R. (“Wm.”) Berkley(1)	1967 Age 69	Chairman of the Board and Chief Executive Officer of the Company since its formation in 1967. He also served as President and Chief Operating Officer from March 2000 to November 2009 and held such positions at various times from 1967 to 1995. Mr. Wm. Berkley also served as a director of The First Marblehead Corporation (until June 2012). Mr. Wm. Berkley is the father of Mr. Rob Berkley.

Nominees to Serve in Office Until 2018	Served as Director Continuously Since/Age	Business Experience During Past 5 Years and Other Information
Key Experience, Qualifications, Attributes or Skills:
The founder, Chairman of the Board and Chief Executive Officer of the Company, Mr. Wm. Berkley is widely regarded as one of the most distinguished leaders of the insurance industry. Mr. Wm. Berkley provides the Company with strategic leadership, bringing to the Board of Directors deep and comprehensive knowledge of, and experience with, the Company and all facets of the insurance and reinsurance businesses. Mr. Wm. Berkley has significant investment related experience, including oversight and management, since prior to his founding of the Company. Mr. Wm. Berkley’s service as both Chairman of the Board and Chief Executive Officer of the Company creates a vital link between management and the Board of Directors, enabling the Board of Directors to perform its oversight function with the benefit of management’s insight on the business. In addition, Mr. Wm. Berkley’s service on the Board of Directors provides the Company with effective, ethical and responsible leadership.
Christopher L. Augostini(2)(3)	2012 Age 50	Senior Vice President and Chief Operating Officer of Georgetown University, where he has served in various positions, including as Chief Financial Officer, since joining Georgetown University in 2000. Previously, from 1995 to 2000, Mr. Augostini worked for New York City Mayor Rudolph Giuliani’s administration in various capacities, including chief of staff to the deputy mayor for operations, director of intergovernmental affairs, and deputy budget director. In the late 1980s and early 1990s, Mr. Augostini served as an analyst for the New York State General Assembly’s Higher Education Committee and its Ways and Means Committee. He began his career conducting workforce and economic development research at the Nelson A. Rockefeller Institute of Government, the public policy arm of the State University of New York higher education system.
Key Experience, Qualifications, Attributes or Skills:
Mr. Augostini’s extensive experience at senior levels of both a major university and in government enables him to provide valuable business, leadership and management insights to the Company’s Board of Directors. Mr. Augostini possesses operational, financial, management and investment expertise.

Nominees to Serve in Office Until 2017	Served as Director Continuously Since/Age	Business Experience During Past 5 Years and Other Information
George G. Daly(3)(4)	1998 Age 74	Professor at McDonough School of Business, Georgetown University, where he served as Dean from 2005 to 2011. From 2002 to October 2005, Dr. Daly was Fingerhut Professor and Dean Emeritus, Stern School of Business, New York University, and previously was Dean, Stern School of Business, and Dean Richard R. West Professor of Business, New York University, for more than five years. In addition to his academic career, Dr. Daly served as Chief Economist at the U.S. Office of Energy Research and Development in 1974. He is also a director of The First Marblehead Corporation.
Key Experience, Qualifications, Attributes or Skills:
Dr. Daly has strong leadership skills, valuable business acumen and insights on strategy and operations and has served as Dean of two of the country’s leading business schools. In addition, Dr. Daly’s years of service on the Company’s Board of Directors afford him extensive knowledge of the Company’s business, operations and culture, and his academic background provides the Board of Directors with a different perspective.
Jack H. Nusbaum(1)(5)	1967 Age 74	Senior Partner in the New York law firm of Willkie Farr & Gallagher LLP, where he has been a partner for more than the last five years and had been Chairman of the firm from 1987 through 2009. Willkie Farr & Gallagher LLP is outside counsel to the Company. Mr. Nusbaum is also a director of Cowen Group, Inc.
Key Experience, Qualifications, Attributes or Skills:
Mr. Nusbaum brings leadership, extensive legal, regulatory, financial and other broad-based business experience to the Board of Directors. In addition, Mr. Nusbaum’s service on the Company’s Board of Directors since its founding affords him extensive knowledge of the Company’s business, operations and culture.

Directors to Continue in Office Until 2016	Served as Director Continuously Since/Age	Business Experience During Past 5 Years and Other Information
W. Robert (“Rob”) Berkley, Jr.(1)	2001 Age 42	President and Chief Operating Officer of the Company since November 2009 and Vice Chairman and President of Berkley International, LLC since May 2002 and April 2008, respectively. Mr. Rob Berkley served previously as Executive Vice President of the Company from August 2005 to November 2009, Senior Vice President — Specialty Operations of the Company from January 2003 to August 2005, Senior Vice President of the Company from January 2002 to January 2003, Vice President of the Company from May 2000 to January 2002, President of Berkley International, LLC from January 2001 to May 2002 and Executive Vice President of Berkley International, LLC from March 2000 to January 2001. He joined the Company in September 1997. From July 1995 to August 1997, Mr. Rob Berkley was employed in the Corporate Finance Department of Merrill Lynch Investment Company. Mr. Rob Berkley is the son of William R. Berkley.
Key Experience, Qualifications, Attributes or Skills:
Mr. Rob Berkley has been significantly involved with the Company for most of his career, including working initially at several of the Company’s operating subsidiaries. His substantial experience in all areas of the Company’s operations, as well as his service as a Director (and prior service as Chairman of the Board) of NCCI Holdings, Inc. (the nation’s largest provider of workers’ compensation and employee injury data and statistics), on the Board of Trustees of The Institutes (representing the combined brands of the American Institute for Chartered Property Casualty Underwriters and the Insurance Institute of America) and prior investment banking experience, enable him to bring to the Board of Directors insightful, working knowledge of the Company’s business and the insurance industry.
Ronald E. Blaylock(2)(3)(5)	2001 Age 55	Founder and Managing Partner of GenNx360 Capital Partners, a private equity buy out firm, since 2006. Mr. Blaylock was the Founder, Chairman and Chief Executive Officer of Blaylock & Company, Inc., an investment banking firm, and held senior management positions with PaineWebber Group and Citicorp before launching Blaylock & Company, Inc. in 1993. Mr. Blaylock is also a director of CarMax, Inc. and Radio One, Inc.

Directors to Continue in Office Until 2016	Served as Director Continuously Since/Age	Business Experience During Past 5 Years and Other Information
Key Experience, Qualifications, Attributes or Skills:
Mr. Blaylock’s founding and management of two financial services companies has provided him with valuable business, leadership and management experience. As a result, Mr. Blaylock brings substantial financial expertise to the Board of Directors. In addition, Mr. Blaylock’s experience on the boards of directors of other public companies enables him to bring other public company leadership and operational perspectives and experience to the Board of Directors.
Mark E. Brockbank(3)(4)	2001 Age 63	Mr. Brockbank retired from active employment in November 2000. He served from 1995 to 2000 as Chief Executive of XL Brockbank Ltd., an underwriting management agency at Lloyd’s of London. Mr. Brockbank was a founder of the predecessor firm of XL Brockbank Ltd. and was a director of XL Brockbank Ltd. from 1983 to 2000.
Key Experience, Qualifications, Attributes or Skills:
Mr. Brockbank’s service as Chief Executive of XL Brockbank Ltd., an underwriting management agency at Lloyd’s of London, provides him with valuable entrepreneurial business, leadership and management experience, and particular knowledge of the insurance industry. Mr. Brockbank also brings significant business acumen to the Board of Directors, including a strong understanding of insurance and reinsurance risk evaluation, executive compensation and related areas.
Mary C. Farrell(3)(4)	2006 Age 65	President of the Howard Gilman Foundation since September 2009, consultant to the financial services industry since 2005 and a Director of Fidelity Strategic Advisor Funds since 2013. Retired in July 2005 from UBS, where she served as a Managing Director, Chief Investment Strategist for UBS Wealth Management USA and Co-Head of UBS Wealth Management Investment Strategy & Research Group.
Key Experience, Qualifications, Attributes or Skills:
Ms. Farrell’s career in investment banking, including serving in various leadership roles at UBS, provides valuable business experience and critical insights regarding investments, finance and strategic transactions. Ms. Farrell brings considerable financial expertise to the Board of Directors, providing an understanding of financial statements, corporate finance, executive compensation and capital markets.

Director to Continue in Office Until 2017	Served as Director Continuously Since/Age	Business Experience During Past 5 Years and Other Information
Mark L. Shapiro(1)(2)(3)(5)	1974 Age 71	Since September 1998, Mr. Shapiro has been a private investor. From July 1997 through August 1998, Mr. Shapiro was a Senior Consultant to the Export-Import Bank of the United States. Prior thereto, he was a Managing Director in the investment banking firm of Schroder & Co. Inc. He is also a director of Boardwalk Pipeline Partners, LP.
Key Experience, Qualifications, Attributes or Skills:
Mr. Shapiro’s career in investment banking and finance provides valuable broad-based business experience and insights on the Company’s business. In addition, Mr. Shapiro brings considerable financial expertise to the Board of Directors, providing an understanding of accounting, financial statements and corporate finance. In addition, Mr. Shapiro has a professional working knowledge of the Company and its operations since the Company’s initial public offering in 1973 and his extensive service on the Company’s Board of Directors affords him a depth of understanding of the Company’s business, operations and culture.

(1)	Member of Executive Committee

(2)	Member of Audit Committee

(3)	Member of Nominating and Corporate Governance Committee

(4)	Member of Compensation Committee

(5)	Member of Business Ethics Committee

EXECUTIVE OFFICERS

The following provides the name, principal occupation and other pertinent information concerning the executive officers of the Company who do not also serve as a director. The executive officers are elected by the Board of Directors annually and serve at the pleasure of the Board of Directors. There are no arrangements or understandings between the executive officers and any other person pursuant to which the executive officers were selected. The information is provided as of April 20, 2015.

Name	Age	Position

Eugene G. Ballard	62	Senior Vice President — Chief Financial Officer

Ira S. Lederman	61	Senior Vice President — General Counsel and Secretary

James G. Shiel	55	Senior Vice President —Investments

Eugene G. Ballard has been Senior Vice President — Chief Financial Officer of the Company since June 1999. He was Treasurer of the Company from June 1999 to May 2009. He has more than 25 years of experience in the insurance industry.

Ira S. Lederman has been Senior Vice President since January 1997 and General Counsel and Corporate Secretary of the Company since November 2001. Additionally, he has been General Counsel of Berkley International, LLC since January 1998. He joined the Company in 1983.

James G. Shiel has been Senior Vice President — Investments of the Company since January 1997. Prior thereto, he was Vice President — Investments of the Company from January 1992. Since February 1994, Mr. Shiel has been President of Berkley Dean & Company, Inc., a subsidiary of the Company, which he joined in 1987.

CORPORATE GOVERNANCE AND BOARD MATTERS

Our Board of Directors is committed to sound and effective corporate governance practices. Accordingly, our Board of Directors has adopted written Corporate Governance Guidelines, which address, among other things, (1) director qualification (including independence) standards, (2) director responsibilities, (3) director access to management and, as necessary and appropriate, independent advisors, (4) director compensation, (5) director orientation and continuing education, (6) director election procedures, (7) management succession, and (8) annual performance evaluation of the Board of Directors.

The Board of Directors has standing committees including the: Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. Each of these committees has a written charter. Our Corporate Governance Guidelines and the charters for each of these standing committees are available on our website at www.wrberkley.com.

The Board of Directors is currently composed of nine directors, all of whom, other than Messrs. Wm. Berkley and Rob Berkley, have been determined by the Board of Directors to be independent in accordance with applicable NYSE corporate governance rules and not to have a material relationship with the Company which would impair their independence from management or otherwise compromise their ability to act as an independent director.

In making its determination with respect to Mr. Nusbaum, the Board of Directors considered the relevant facts and circumstances of Mr. Nusbaum’s business and personal relationships with Mr. Wm. Berkley, including (1) that Mr. Nusbaum is a Senior Partner in the New York law firm of Willkie Farr & Gallagher LLP (“Willkie”), which serves as legal counsel to the Company, and (2) Mr. Nusbaum’s long service on the Board of Directors of the Company, his previous service on the board of directors of other companies affiliated with Mr. Wm. Berkley, and his personal relationship with Mr. Wm. Berkley over such time.

The Board of Directors determined that Mr. Nusbaum be classified as an independent director, based on (1) the relative insignificance of the Company’s annual legal fees paid to Willkie as a percentage of Willkie’s total annual revenue (including that such fees fall below the NYSE’s materiality threshold); (2) Mr. Nusbaum’s reputation and professional background evidencing his independent nature, and particularly Mr. Nusbaum’s history of acting independently of Company management; and (3) Mr. Nusbaum’s personal financial substance and lack of economic dependence on Mr. Wm. Berkley and the Company. The Board of Directors also noted that Mr. Nusbaum did not have any transaction or other relationship that violated the specific independence tests described in Section 303A.02(b) of the NYSE rules.

The Board of Directors held six meetings during 2014. No director attended fewer than 75% of the total number of meetings of the Board of Directors and all committees on which he or she served. Last year, eight of the directors attended the Company’s Annual Meeting.

Board Committees

Audit Committee.    The Audit Committee is appointed by the Board of Directors to assist the Board of Directors in monitoring (1) the integrity of the financial statements of the Company, (2) the independent auditors’ qualifications and independence, (3) the performance of the Company’s internal audit function and independent auditors, and (4) compliance by the Company with legal and regulatory requirements. The Audit Committee has also adopted procedures to receive, retain and treat any good faith complaints received regarding accounting, internal accounting controls or auditing matters and provide for the anonymous, confidential submission of concerns regarding these matters.

The Audit Committee was composed of Messrs. Shapiro, Blaylock and Daly from January 2014 to May 2014, and was thereafter composed of Messrs. Shapiro, Augostini and Blaylock. Each member of the Audit Committee is independent under the rules of the SEC and the NYSE. Mr. Shapiro is the current Chair of the Audit Committee. The Board of Directors has identified Mr. Shapiro as a current member of the Audit Committee who meets the definition of an “audit committee financial expert” established by the SEC. During 2014, the Audit Committee held nine meetings.

The Audit Committee has determined to engage KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2015 and is recommending that our stockholders ratify this appointment at our Annual Meeting. The report of our Audit Committee is found on page 76 of this proxy statement.

Compensation Committee.    The Compensation Committee has overall responsibility for discharging the Board of Directors’ responsibilities relating to the compensation of the Company’s senior executive officers and directors.

During 2014, the Compensation Committee was composed of Ms. Farrell and Messrs. Augostini and Brockbank until May 2014. For the remainder of 2014, the Compensation Committee was composed of Ms. Farrell and Messrs. Brockbank and Daly. Each member of the Compensation Committee is independent under the rules of the NYSE. Each of such directors is a “non-employee director,” as defined in Section 16 of the Securities Exchange Act of 1934, and is an “outside director,” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Ms. Farrell is the current Chair of the Committee. During 2014, the Compensation Committee held four meetings. The report of our Compensation Committee on executive compensation is found on page 45 of this proxy statement.

During 2014, the Compensation Committee retained the services of an external executive compensation consultant, Meridian Compensation Partners, LLC (“Meridian”). The mandate of the external compensation consultant is to serve the Company and work for the Compensation Committee in its review of executive and director compensation practices, including the competitiveness of pay levels, executive compensation design issues, market trends, and technical considerations. The nature and scope of services rendered by the external compensation consultant on the Compensation Committee’s behalf includes:

•	competitive market pay analyses, including proxy data studies, board of directors pay studies, and market trends;

•	ongoing support with regard to the latest relevant regulatory, technical, and/or accounting considerations impacting compensation and benefit programs;

•	assistance with the redesign of any compensation or benefit programs, if desired/needed; and

•	preparation for and attendance at selected Compensation Committee meetings.

The Compensation Committee did not direct the external compensation consultant to perform the above services in any particular manner or under any particular method. The Compensation Committee has the final authority to hire and terminate the external compensation consultant, and the Compensation Committee evaluates the external compensation consultant periodically.

The Compensation Committee assessed the independence of Meridian pursuant to SEC regulations, considering various factors bearing on adviser independence, including the six factors mandated by the SEC rules, and concluded that Meridian is independent from the Company’s management and that no conflict of interest exists that would prevent Meridian from independently representing the Compensation Committee. The Compensation Committee also reviewed and was satisfied that there was no business or personal relationships between members of the Compensation Committee and the individuals at Meridian supporting the Compensation Committee. The Company does not engage Meridian for any services other than its services to the Compensation Committee.

Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee was formed to assist the Board of Directors in (1) identifying individuals qualified to become members of the Board of Directors (consistent with criteria approved by the Board of Directors), (2) recommending that the Board of Directors select the director nominees for the next annual meeting of stockholders or for other vacancies on the Board of Directors,

(3) overseeing the evaluation of the Board of Directors and management, (4) reviewing the corporate governance guidelines and the corporate code of ethics, and (5) generally advising the Board of Directors on corporate governance and related matters. Our Corporate Governance Guidelines address director qualification standards.

The Nominating and Corporate Governance Committee will consider qualified director nominees recommended by stockholders. Nominations for consideration by the Nominating and Corporate Governance Committee, together with a description of his or her qualifications and other relevant information, should be sent to the attention of the General Counsel, c/o W. R. Berkley Corporation, 475 Steamboat Road, Greenwich, Connecticut 06830. Stockholders may also follow the nomination procedures described under “Stockholder Nominations for Board Membership and Other Proposals” below.

The Company’s Corporate Governance Guidelines set forth certain qualifications and specific qualities that candidates should possess. In accordance with the Guidelines, the Committee, in assessing potential candidates, considers their independence, business, strategic and financial skills and other experience in the context of the needs of the Board of Directors as a whole, as well as a director’s service on the boards of directors of other public companies. The Guidelines further state that directors should: (1) bring to the Company a range of experience, knowledge and judgment; (2) have relevant business or other appropriate experience; (3) maintain an acceptable level of attendance, preparedness and participation with respect to meetings of the Board of Directors and its committees; and (4) demonstrate competence in one or more of the following areas: accounting or finance, business or management experience, insurance or investment industry knowledge, crisis management, or leadership and strategic planning. In identifying and recommending director nominees, the Committee members may take into account such factors as they determine appropriate. Due consideration will be given to assessing the qualifications of potential nominees and any potential conflicts with the Company’s interests. The Committee will also assess the contributions of the Company’s incumbent directors in connection with their potential re-nomination.

The Committee does not have a formal policy with regard to the consideration of diversity in identifying director nominees. In accordance with the Guidelines, when considering the overall composition of the Board of Directors, the Committee seeks a diverse and appropriate balance of members who have the experiences, qualifications, attributes and skills necessary to oversee a publicly traded, financially complex, growth oriented, international organization that operates in multiple regulatory environments. The Committee seeks directors with experience in a variety of professional disciplines and business ventures who can provide diverse perspectives on the Company’s operations. The Committee evaluates the types of backgrounds that are needed to strengthen and balance the Board of Directors based on the foregoing factors and nominates candidates to fill vacancies accordingly.

During 2014, the Nominating and Corporate Governance Committee was composed of Ms. Farrell and Messrs. Augostini, Blaylock, Brockbank, Daly and Shapiro, all of whom are considered independent under the rules of the NYSE. The Nominating and Corporate Governance Committee held two meetings during 2014.

Other Standing Committees.    During 2014, the Board of Directors had two other standing committees in addition to the committees set forth above: the Executive Committee and the Business Ethics Committee.

The Executive Committee is authorized to act on behalf of the Board of Directors during periods between Board of Directors meetings. During 2014, the Executive Committee was composed of Messrs. Wm. Berkley, Rob Berkley, Nusbaum and Shapiro. The Executive Committee acted by unanimous written consent once during 2014.

The Business Ethics Committee, which during 2014 was composed of Messrs. Blaylock, Nusbaum and Shapiro, administers the Company-wide business ethics program. The Business Ethics Committee reviews certain disclosures made by Company employees and directors under the Company’s Code of Ethics and Business Conduct and Statement of Business Ethics for the Board of Directors, determines if any issue presented raises an ethics concern and takes any appropriate action. During 2014, the Business Ethics Committee held one meeting.

Additional Information Regarding the Board of Directors

Board Leadership Structure.    The Board of Directors has not separated the positions of Chairman of the Board and Chief Executive Officer of the Company, as reflected in the Company’s By-Laws. The Board of Directors does not believe that the separation of the positions is necessary or desirable in the Company’s present circumstances. The Board of Directors believes that current leadership of the Company has been effective in overseeing stockholders’ long-term interests.

Mr. Wm. Berkley founded the Company in 1967 and has been its Chairman of the Board and Chief Executive Officer since that time, a period of more than forty-five years. Under Mr. Wm. Berkley’s strategic leadership, the Company has grown and prospered significantly, with Mr. Wm. Berkley being recognized for his extensive experience in and leadership of the insurance and reinsurance industries. Risk oversight is an especially complex issue for property and casualty insurance companies, and the Board of Directors believes that the Company’s current leadership structure has served this function well. Given Mr. Wm. Berkley’s extensive knowledge of the Company and its operations, employees and culture, his significant ownership stake and the strategic leadership that he brings to the Board of Directors, as well as his active involvement in the Company’s day-to-day business, the Board of Directors believes that it is appropriate that Mr. Wm. Berkley serve as both Chairman of the Board and Chief Executive Officer of the Company. The Board of Directors regularly reviews and considers the Board’s leadership structure.

The Board of Directors does not have a lead director. The Board of Directors believes that its current leadership structure has historically served the Company well and continues to do so, by facilitating communication between the Board of Directors and senior management of the Company as well as Board of Directors oversight of the Company’s business and affairs. However, as described in “— Communications with Non-Management Directors; Executive Sessions” below, the Board of Directors’ independent directors meet regularly in executive session, which serves to promote open discussion among these directors. The presiding director at these executive sessions rotates among the Chair of the Audit Committee, the Chair of the Compensation Committee and the non-management member of the Executive Committee who does not already chair another committee, a process that, the Board of Directors believes, provides different directors the opportunity to guide the Board of Directors’ agenda and facilitates collegiality among Board of Directors members.

Board Role in Risk Oversight.    Managing risk is a critical element of any property casualty insurance business, such as the Company. The Board of Directors believes that risk oversight is a key responsibility of the entire Board of Directors. Risk management is one of the core responsibilities of the Chairman of the Board and Chief Executive Officer and the President and Chief Operating Officer and is a critical responsibility of every other senior officer of the Company and its operating units.

The strategic management of risk in an insurance business is a multi-level proposition. The Board of Directors has an active role, both as a whole and also at the committee level, in risk oversight. The Board of Directors and its committees receive periodic updates from members of senior management on areas of material risk to the Company, including operational, financial, strategic, competitive, investment, reputational, legal and regulatory risks. Among other things, the Board of Directors as a whole oversees management’s assessment of business risks relating to the Company’s insurance operations and investment portfolio.

At the committee level, our Audit Committee regularly reviews our financial statements, financial and other internal controls, and remediation of material weaknesses and significant deficiencies in internal controls, if any. Our Compensation Committee regularly reviews our executive compensation policies and practices and the risks associated with each. Our Nominating and Corporate Governance Committee considers issues associated with the independence of our Board of Directors, corporate governance and potential conflicts of interest. While each committee is responsible for evaluating certain risks and risk oversight, the entire Board of Directors is regularly informed of risks relevant to the Company’s business, as described above.

Risk management is a core tenet of the Company, with the concept of achieving appropriate risk-adjusted returns in our business a driving principle since the Company was founded. As a key element of their duties, our senior executive officers are responsible for risks and potential risks as they arise from day to day in their various operational areas. In recognition of the critical nature of risk management, in 2009 the Company created a new senior position, Senior Vice President — Enterprise Risk Management, reporting directly to the Chairman of the Board and Chief Executive Officer, which is responsible for enterprise risk management. The Senior Vice President — Enterprise Risk Management also reports to the Board of Directors regarding the Company’s risk management. The Company also has a risk management committee, which is composed of the President and Chief Operating Officer, Senior Vice President — Enterprise Risk Management, Senior Vice President — Investments, Senior Vice President — Chief Financial Officer and Senior Vice President — General Counsel. In addition, our internal audit function reports to our Audit Committee on a quarterly basis, and more frequently to the extent necessary.

Our independent outside auditors regularly identify and discuss with our Audit Committee risks and related mitigation measures that may arise during their regular reviews of the Company’s financial statements, audit work and executive compensation policies and practices, as applicable.

Compensation Committee Interlocks and Insider Participation

During 2014, the Compensation Committee was composed of Ms. Farrell and Messrs. Augostini and Brockbank until May 2014. For the remainder of 2014, the Compensation

Committee was composed of Ms. Farrell and Messrs. Brockbank and Daly. No member of the Compensation Committee was, during 2014, an officer or employee of the Company or was formerly an officer of the Company, or had any relationship requiring disclosure by the Company as a related party transaction under Item 404 of Regulation S-K. No executive officer of the Company served on any board of directors or compensation committee of any other company for which any of the Company’s directors served as an executive officer at any time during 2014.

Code of Ethics

We have had a Code of Ethics and Business Conduct in place for many years. This code applies to all of our officers and employees. It is a statement of our high standards for ethical behavior and legal compliance, and governs the manner in which we conduct our business. This code covers all areas of professional conduct, including employment policies, conflicts of interest, anti-competitive practices, intellectual property and the protection of confidential information, as well as adherence to the laws and regulations applicable to the conduct of our business. We have also adopted a Statement of Business Ethics for the Board of Directors.

We have adopted a Code of Ethics for Senior Financial Officers. This Code of Ethics, which applies to our Chief Executive Officer, Chief Financial Officer and Controller, addresses the ethical handling of conflicts of interest, the accuracy and timeliness of SEC disclosure and other public communications and compliance with law.

Copies of our Code of Ethics and Business Conduct, Statement of Business Ethics for the Board of Directors and Code of Ethics for Senior Financial Officers can be found on our website at www.wrberkley.com. We intend to disclose amendments to these procedures, and waivers of these policies for executive officers and directors, on our website.

Communications with Non-Management Directors; Executive Sessions

A stockholder who has an interest in communicating with management or non-management members of the Board of Directors may do so by directing the communication to the General Counsel c/o W. R. Berkley Corporation, 475 Steamboat Road, Greenwich, Connecticut 06830. With respect to communications to non-management members of the Board of Directors, the General Counsel will provide a summary of all appropriate communications to the addressed non-management directors and will provide a complete copy of such communications upon the request of the addressed director. Information about the Company, including with respect to its corporate governance policies and copies of its SEC filings, is available on our website at www.wrberkley.com. Our filings with the SEC are also available on the SEC’s website at www.sec.gov.

In accordance with applicable NYSE rules, the Company’s independent directors meet regularly in executive session. The presiding director at these executive sessions rotates among the Chair of the Audit Committee, the Chair of the Compensation Committee and the non-management member of the Executive Committee who does not already chair another committee.

PRINCIPAL STOCKHOLDERS

The following table sets forth as of April 7, 2015 (except as otherwise noted below) those persons known by the Company to be the beneficial owners of more than 5% of the Company’s common stock:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
William R. Berkley	25,430,778	(1)	20.4%
475 Steamboat Road Greenwich, CT 06830
Eagle Capital Management, LLC	10,820,558	(2)	8.7%
499 Park Avenue, 17th Floor New York, NY 10022
BlackRock, Inc.	8,468,462	(3)	6.8%
40 East 52nd Street New York, NY 10022
The Vanguard Group	7,303,215	(4)	5.8%
100 Vanguard Boulevard Malvern, PA 19355
First Eagle Investment Management, LLC	6,818,496	(5)	5.5%
1345 Avenue of the Americas New York, NY 10105

(1)	Includes 3,668,667 shares of common stock held by Mr. Wm. Berkley; 8,913,016 shares of common stock, 8,724,542 shares of common stock and 717,908 shares of common stock held in separate limited liability companies of which Mr. Wm. Berkley is the sole member; 1,282,092 shares of common stock held by certain trusts of which Mr. Wm. Berkley is the sole trustee; 260,000 shares of common stock held by a trust of which Mr. Wm. Berkley acts as the investment advisor; 1,804,000 shares of common stock underlying restricted stock units (“RSUs”) (1,554,000 of which have vested (the receipt of which has been deferred), and 250,000 of which vest on August 7, 2017); and 60,553 shares held by Mr. Wm. Berkley’s wife, as to which shares he disclaims beneficial ownership. Does not include 110,000 target amount of shares of common stock underlying performance-based RSUs which vest, to the extent earned, on August 5, 2019.

(2)	Information as of December 31, 2014 based on a Schedule 13G, dated February 17, 2015, filed with the SEC on behalf of Eagle Capital Management, LLC. The Schedule 13G discloses that Eagle Capital Management, LLC had sole voting power as to 9,285,070 shares and sole dispositive power as to all 10,820,558 shares.

(3)	Information as of December 31, 2014 based on a Schedule 13G/A, dated January 12, 2015, filed with the SEC on behalf of BlackRock, Inc. The Schedule 13G/A discloses that BlackRock, Inc. had sole voting power as to 7,698,424 shares and sole dispositive power as to all 8,468,462 shares.

(4)	Information as of December 31, 2014 based on a Schedule 13G/A, dated February 10, 2015, filed with the SEC on behalf of The Vanguard Group. The Schedule 13G/A discloses that The Vanguard Group had sole voting power as to 99,631 shares, sole dispositive power as to 7,216,984 shares and shared dispositive power as to 86,231 shares.

(5)	Information as of December 31, 2014 based on a Schedule 13G, dated January 30, 2015, filed with the SEC on behalf of First Eagle Investment Management, LLC. The Schedule 13G discloses that First Eagle Investment Management, LLC had sole voting power as to 6,499,438 shares and sole dispositive power as to all 6,818,496 shares.

The following table sets forth information as of April 7, 2015 regarding ownership by all directors, director nominees and executive officers of the Company, as a group, and each director and director nominee and each executive officer named in the Summary Compensation Table, individually, of the Company’s common stock. Except as described in the footnotes below, all amounts reflected in the table represent shares the beneficial owners of which have sole voting and investment power.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
All directors and executive officers as a group (12 persons)	28,057,257	(1)(2)(3)	22.5%
William R. Berkley	25,430,778	(1)(2)	20.4%
W. Robert Berkley, Jr.	1,216,118	(2)(4)	*
Christopher L. Augostini	9,000	(5)	*
Eugene G. Ballard	252,431	(2)	*
Ronald E. Blaylock	20,285		*
Mark E. Brockbank	623,606	(6)	*
George G. Daly	35,825		*
Mary C. Farrell	24,000		*
Ira S. Lederman	310,666	(2)(7)	*
Jack H. Nusbaum	83,827		*
Mark L. Shapiro	42,833	(8)	*
James G. Shiel	267,888	(2)	*

*	Less than 1%.

(1)	Includes 3,668,667 shares of common stock held by Mr. Wm. Berkley; 8,913,016 shares of common stock, 8,724,542 shares of common stock and 717,908 shares of common stock held in separate limited liability companies of which Mr. Wm. Berkley is the sole member; 1,282,092 shares of common stock held by certain trusts of which Mr. Wm. Berkley is the sole trustee; 260,000 shares of common stock held by a trust of which Mr. Wm. Berkley acts as the investment advisor; and 60,553 shares held by Mr. Wm. Berkley’s wife, as to which shares he disclaims beneficial ownership. Of the 25,430,778 shares, 12,029,857 shares are pledged as security.

(2)	The amounts shown for Messrs. Wm. Berkley, Rob Berkley, Ballard, Lederman and Shiel include shares of common stock underlying RSUs in the following share amounts for each individual:

Name	Vested RSUs (Receipt Deferred)	Unvested RSUs
William R. Berkley	1,554,000	250,000
W. Robert Berkley, Jr.	437,373	135,000
Eugene G. Ballard	127,195	22,500
Ira S. Lederman	127,195	22,500
James G. Shiel	114,357	22,500

The unvested RSUs for the NEOs shown in the table above are each scheduled to vest on August 7, 2017.

The amounts shown for Messrs. Wm. Berkley, Rob Berkley, Ballard, Lederman and Shiel do not include shares of common stock underlying performance-based RSUs in the following target share amounts for each individual that are scheduled to vest, to the extent earned, on August 5, 2019:

Name	Unvested Performance- Based RSUs
William R. Berkley	110,000
W. Robert Berkley, Jr.	65,000
Eugene G. Ballard	10,000
Ira S. Lederman	10,000
James G. Shiel	10,000

(3)	The amounts shown for all directors and executive officers as a group include an aggregate of 452,500 shares of common stock underlying RSUs, which are subject to forfeiture until vested. Of the 28,057,257 shares, 12,029,857 shares owned by Mr. Wm. Berkley are pledged as security.

(4)	Includes 260,000 shares of common stock held by a trust of which Mr. Rob Berkley is a trustee.

(5)	Does not include amounts deferred by Mr. Augostini under the Company’s Deferred Compensation Plan for Directors that are deemed invested in the Company’s common stock, representing 2,177 shares.

(6)	Includes 603,106 shares held in a corporation wholly owned by Mr. Brockbank. Does not include amounts deferred by Mr. Brockbank under the Company’s Deferred Compensation Plan for Directors that are deemed invested in the Company’s common stock, representing 17,289 shares.

(7)	Includes 160,971 shares of common stock held by certain trusts of which Mr. Lederman is a trustee.

(8)	Includes 30,833 shares of common stock held by a trust of which Mr. Shapiro is a trustee.

The Company knows of no arrangements, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company. Under applicable Insurance Holding Company Acts in various states, a potential owner cannot exercise voting control over an amount in excess of 10% of the Company’s outstanding voting securities without obtaining prior regulatory approval.

TRANSACTIONS WITH MANAGEMENT AND OTHERS

As described above, the Company has adopted both a Code of Ethics and Business Conduct that applies to all officers and employees and a Statement of Business Ethics for the Board of Directors (together, the “Statements”), each of which is administered by the Business Ethics Committee. The Statements address, among other things, transactions in which the Company is or will be a party and in which any employee or director (or members of his or her immediate family, as such term is defined by the NYSE rules) has a direct or indirect interest. The Statements require full and timely disclosure of any such transaction to the Company. Company management initially determines whether a disclosed transaction by an employee requires review by the Business Ethics Committee. Based on its consideration of all of the relevant facts and circumstances, the Business Ethics Committee decides whether or not to approve such a transaction and approves only those transactions that are not contrary to the best interests of the Company. If the Company becomes aware of an existing transaction which has not been approved, the matter will be referred to the Business Ethics Committee. The Business Ethics Committee will evaluate all available options, including ratification, revision or termination of such transaction.

During 2014, the Company continued to engage the services of Associated Community Brokers (“ACBrokers”), an insurance agency indirectly owned by Mr. Wm. Berkley, the Company’s Chairman of the Board and Chief Executive Officer, and Mr. Rob Berkley, the Company’s President and Chief Operating Officer. During 2014, ACBrokers received commissions (both directly and indirectly) from the relevant insurance carriers in the amount of $1,390,840 in connection with insurance brokerage services provided to the Company and certain of its subsidiaries, and received a fee of $152,700 from the Company for services rendered in connection with the administration of the Company’s medical benefits program. In addition, ACBrokers may place business on behalf of unrelated third parties with insurance company subsidiaries of the Company.

Also during 2014, two of the Company’s non-officer employees performed services for Interlaken Capital, Inc. (“Interlaken”), a company substantially owned and controlled by Mr. Wm. Berkley, the Company’s Chairman of the Board and Chief Executive Officer. Interlaken separately compensates those Company employees for providing such services.

The above transactions between the Company and ACBrokers and Interlaken, respectively, have been previously approved by our independent Business Ethics Committee in accordance with the procedures described above.

Mr. Nusbaum, a director of the Company, is a Senior Partner of Willkie, outside counsel to the Company.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

The purpose of this Compensation Discussion and Analysis (“CD&A”) is to provide material information about the Company’s compensation policies, objectives and decisions regarding the Company’s named executive officers (“NEOs”) and to put into perspective for investors the amounts disclosed in the Summary Compensation Table and other tables that follow this CD&A, and in the footnotes and narrative material that accompany those tables. The following topics are covered in this analysis:

•	An Executive Summary, including 2014 business and executive compensation highlights;

•	Objectives of the executive compensation program;

•	Design of the executive compensation program, including the role and rationale for each element;

•	Use of market and peer group data;

•	Executive compensation decisions during the last fiscal year;

•	Severance and change in control benefits; and

•	Other policies and considerations.

This CD&A and the tables that follow cover the compensation paid to the following five NEOs:

•	The principal executive officer: William R. Berkley, Chairman of the Board and Chief Executive Officer (“CEO” or “Mr. Wm. Berkley”);

•	The principal financial officer: Eugene G. Ballard, Senior Vice President — Chief Financial Officer; and

The three other highest-paid executive officers:

•	W. Robert Berkley, Jr., President and Chief Operating Officer (“COO” or “Mr. Rob Berkley”);

•	Ira S. Lederman, Senior Vice President — General Counsel and Secretary; and

•	James G. Shiel, Senior Vice President — Investments.

Executive Summary

Business Highlights for Fiscal Year 2014.    In 2014, the Company reported the highest total shareholder return, at 21.6%, of all its peers set forth in this CD&A. The Company’s 2014 performance was strong in both absolute terms and compared to 2013 as a result of improved underwriting performance and expense management as well as investment performance. Total shareholder return (“TSR”) is defined as the change in the Company’s stock price plus reinvestment of dividends.

•

Our combined ratio of 93.8% exceeded industry performance by an estimated 3.4 points and represents an improvement over the Company’s 2013 combined ratio of 95.1%. Combined ratio is a financial metric that represents a measure of our underwriting profitability, excluding investment income, where a value of less than 100% indicates an underwriting profit, and lower values are better.

•	We achieved our return on equity (“ROE”) target of 15% for the year, despite the historically low interest rate environment impacting investment income.

•	Book value per share increased 10.4% to $36.21; our 2014 total value creation (book value per share plus dividends) was 14.8%.

•	Investment income increased to $601 million from $544 million in 2013, and net investment gains more than doubled to $255 million from $122 million in 2013.

•	Net income per diluted share increased 36.9% to $4.86 in 2014, compared to $3.55 in 2013.

•

Operating income per share increased by 18.3% over 2013 (from $3.06 to $3.62). Operating income per share is a non-GAAP financial measure defined as 2014 GAAP net income of $649 million less net investment gains and debt extinguishment costs of $166 million, divided by the number of weighted-average diluted shares outstanding.

Our performance over the past three completed fiscal years is summarized in the charts below:

(1)	A combined ratio below 100% indicates an underwriting profit; a lower combined ratio is better.

While these results reflect our most recent year’s performance, we hold the fundamental belief that the Company should be managed over the totality of the property casualty insurance cycle (typically a 10-year period). Managing over the cycle means growing when conditions favor it, and maintaining underwriting discipline when they do not. Our business model is therefore designed to produce excess returns over industry performance when pricing is favorable, and maintain at least adequate returns when pricing is soft. While we believe the Company is well positioned to capitalize on near-term pricing improvements, the most relevant performance comparisons should be made based on long-term data.

Over the last 10 years, our annualized TSR, at 11%, has exceeded that of more than 65% of our peer companies and 80% of the property casualty insurance companies in the Russell 3000, as well as the broad market. Our results are shown in the chart below:

Peer composite based on TSR weighted by market capitalization (reweighted annually).

Compensation Committee Response to Say on Pay Advisory Vote Results and Investor Feedback.    The Compensation Committee is committed to maintaining an open and productive dialogue with investors on the Company’s executive pay program and the pay-for-performance alignment that the Company has created over its long-term history. In 2014, as part of its stockholder outreach, the Company met with several of its largest institutional stockholders (holding approximately 20% of the Company’s stock). The purpose of our outreach was to better understand our stockholders’ concerns and to explain the Compensation Committee’s approach to compensation and rationale for its decisions. This meeting was led by the Chairwoman of our Compensation Committee, with senior managers present to offer perspective and hear investor feedback directly.

While we received feedback on a variety of subjects, investors clearly supported the long-term focus of our executive compensation program (for example, the mandatory deferral of equity-based awards after vesting), aligned as it is with the long-term management approach we take to the business.

Over the last two years, the Compensation Committee has made a number of changes in response to stockholder feedback. This feedback includes both previous advisory vote results on NEO compensation (the “say-on-pay” votes), and related feedback that we received directly from investors through our outreach efforts. Specifically, in 2014, the Compensation Committee made the following notable executive compensation changes:

•

We added performance criteria to our 2014 restricted stock unit (“RSU”) awards, which are now linked to five-year ROE performance. With this change, 100% of NEO long-term compensation is now linked to specific performance criteria.

•	We adopted double-trigger vesting in the event of a change in control on all 2014 long-term awards (including RSUs and cash-based awards made under our Long-Term Incentive Plan (“LTIP”)).

•	We reduced the maximum potential size of the pool used to determine NEO annual incentive awards, from 5% of pretax income in 2013, to 4.05% in 2014, and then to 3.75% for 2015.

•	We began making equity and cash long-term incentive (“LTI”) awards annually, rather than periodically, to help normalize compensation reporting.

As in prior years, almost all of our CEO’s 2014 compensation is linked to Company performance and stockholder value, as shown by the chart below:

Compensation values reflected in the above illustration are based on 2014 base salary, the annual cash incentive award payout for 2014, the potential maximum value of the LTIP award for the 2014-2018 performance period, and the grant-date value of the 2014 performance-based RSU grant.

Practices That We Emphasize.    We believe that our compensation program design aligns with long-term stockholder value creation better than most traditional executive compensation programs. Key aspects of our program are summarized as follows:

✓ Linking pay to performance.	✓ The vast majority of NEO pay (94% for the CEO, as shown in the chart above) is variable, at risk, and tied to short- or long-term business and stock price performance.

✓ Long-term approach to managing the business, with incentive compensation to match.

✓      Our incentive compensation is principally tied to the Company’s long-term performance. LTIP awards are earned over five-year performance periods — notably longer than the three-year period that is typical for many insurance companies. New performance-based RSU awards also require achievement of performance objectives over a five-year performance period to be earned in full.

✓      Commencing in 2014, 100% of our NEO equity compensation is performance-based — also notably greater than is typical for many of our peers (a majority of which continue to use time-vested equity for at least a portion of their long-term programs).

✓      RSU awards, once vested, remain mandatorily deferred until the NEO has a separation from service from the Company. NEOs have no opportunity to convert their equity pay to cash for as long as they are employed by the Company.

✓ Robust share ownership by senior executives, through mandatory deferral of equity awards until separation from service and rigorous share ownership guidelines.	✓ As shown in more detail below, our NEOs hold equity many times in excess of their ownership guidelines (which we believe are themselves rigorous by market standards).

✓ Non-formulaic annual bonus program, allowing the Compensation Committee to consider all aspects of annual performance prior to approving payouts.

✓      While our Compensation Committee’s decisions are informed by rigorous quantitative criteria, we avoid strictly formula-based incentives that could drive counterproductive behaviors and raise concerns from a risk management perspective. This is particularly true in our industry where our ultimate paid losses may not be determined for years.

✓      The Compensation Committee therefore examines all relevant aspects of performance and makes appropriate NEO bonus decisions.

✓ Double-trigger vesting of long-term compensation in the event of a change in control.	✓ Commencing in 2014, LTIP and RSU awards do not vest automatically in the event of a change in control.

✓ Prohibitions on hedging and restrictions on pledging company stock by NEOs.	✓ NEOs may not hedge their exposure to the Company’s stock price. ✓ Shares used in fulfillment of ownership guidelines may not be pledged or encumbered.

✓ Clawback policy.	✓ LTIP and RSU awards may be recaptured if NEOs engage in misconduct or breach the non-compete provisions in the award agreements.

Practices That We Do Not Use

✗  No employment agreements.

✗  No separate severance agreements or guaranteed cash severance.

✗  No tax gross-ups on perquisites.

✗  No dividend equivalents paid on unearned or unvested RSUs.

Pledged Shares of the CEO.    Mr. Wm. Berkley, as a founding stockholder, has historically pledged a portion of his share holdings from time to time.

Mr. Wm. Berkley has significantly reduced the number of shares pledged in each of the last three years. This reduction in his pledged holdings totals approximately 6.3 million shares (1.8 million in 2014, 1.0 million in 2013, and 3.5 million in 2012), or a 34.5% decline, over the three years.

•	He has not sold shares in over 40 years, except to cover taxes on RSUs or in connection with a cashless exercise of options.

•	He has voluntarily reduced the number of his pledged shares by 34.5% over the past three years and 13.1% in 2014 alone.

•	As of December 31, 2014, he had 13.4 million unpledged shares, with an approximate market value of $687 million, representing 53% of his total ownership.

•	These unpledged shares represent almost 70 times the Company’s stock ownership guideline for the CEO.

In light of his significant unpledged shares, the Compensation Committee determined that it is preferable that Mr. Wm. Berkley pledge a portion of his holdings rather than sell them for liquidity. Recognizing the steps Mr. Wm. Berkley has taken to significantly reduce the number of his pledged shares and his very substantial unpledged shares, the Compensation Committee determined that requiring Mr. Wm. Berkley to eliminate his pledging could have an adverse impact on the Company and its stockholders if he were to sell the shares as a result. (See “Discussion of Risk and Compensation Plans,” on page 46, for additional information.)

Objectives and Design of the Executive Compensation Program

Our executive compensation program is designed to:

•	Attract qualified executive talent;

•	Motivate executives to focus on and work toward corporate goals and appropriately manage risk, thereby fostering enhanced short-term and long-term financial performance and greater stockholder value;

•	Provide an opportunity for executives to develop a significant ownership stake in the Company and thus align their interests with those of the Company’s stockholders;

•	Encourage executive retention; and

•	Reward executives who contribute to the Company’s short-term and long-term success through demonstrated and sustained performance.

The program for NEOs includes the following components:

Compensation Element	Role of the Element and Why W. R. Berkley Corporation Uses the Element
Annual Cash Compensation
Base Salary	• Attracts and retains NEOs. • Provides a fixed level of compensation for NEO services rendered during the year.
Annual Cash Incentive Bonus

•   Provides focus on short-term and long-term performance goals that are linked to Company success and stockholder value.

•   Motivates and rewards NEOs to meet or exceed ROE objectives and other short-term business objectives.

•   Enables the Compensation Committee to discourage excessive risk taking.

Compensation Element	Role of the Element and Why W. R. Berkley Corporation Uses the Element
Long-Term Incentive Compensation
Mandatorily Deferred Restricted Stock Units

•  Increases stock ownership among NEOs since RSUs are settled in shares of Company stock.

•  Aligns NEOs’ financial interests with those of Company stockholders during employment since settlement of RSUs is mandatorily deferred until separation from service.

•  Provides focus on mid-term ROE performance (with the introduction of performance-based RSU awards in 2014), with 5-year performance periods and ultimate award payouts dependent on actual ROE performance.

•  Retains NEOs through use of overlapping vesting periods and mandatory deferrals.

•  Places focus on stock price and dividend yield (NEOs receive dividend equivalent payments on vested RSUs).

•  Discourages excessive risk taking.

Long-Term Incentive Plan Awards

•  Balances NEO external focus with internal focus on growth in book value, a primary driver of stockholder value.

•  Through a Company-wide goal, encourages teamwork and decision-making to further the long-term best interests of the Company.

•  Encourages retention of NEOs through use of overlapping performance periods.

•  Allows NEOs to realize a portion of long-term compensation at established intervals during employment through potential LTIP cash payments.

•  Discourages excessive risk taking.

Benefits and Perquisites
Benefit Replacement Plan

•  Makes up for Internal Revenue Code (“Code”) limits on Company contributions to the tax-qualified profit sharing plan.

•  Allows for equal treatment of all employees who participate in the tax-qualified profit sharing plan.

•  Provides a competitive compensation element designed to attract and retain NEOs.

Compensation Element	Role of the Element and Why W. R. Berkley Corporation Uses the Element

Deferred Compensation

•   Allows NEOs to defer receipt of all or part of their base salary and annual cash incentive bonus and excess profit sharing payments.

•   Provides a strong retention feature through reasonable return potential.

•   Provides additional current year cash flow to the Company in a cost effective manner.

•   Provides an attractive tax planning tool designed to attract and retain NEOs.

Additional Benefits

•   Provides supplemental coverage for officers, including the NEOs, in the areas of life, travel accident, and long-term disability insurance.

•   Provides a competitive compensation element designed to attract and retain NEOs.

Personal Use of Company Aircraft (CEO and COO only)	• Enhances security and personal safety of the CEO and COO. • Enhances productivity of the CEO and COO.

Supplemental Benefits Agreement (CEO only)

•   Rewards the founding CEO for his long-term service to the Company (37 years, at time of entering into the agreement).

•   Provides continued health insurance benefits and certain perquisites to the CEO after employment ends.

•   Provides consideration in exchange for a non-compete agreement with the CEO.

Other
Director Fees (CEO and COO only)	• Compensates the CEO and COO, who are also members of the Board of Directors, for responsibilities and duties that are separate and distinct from their responsibilities as officers.

Additional Design Information

Annual Cash Incentive Bonus. In 2006, the Company adopted, and its stockholders approved, the 2007 Annual Incentive Compensation Plan. This is a cash-based annual bonus plan that does not provide for the payment of equity compensation. For the year ended December 31, 2014, the Compensation Committee granted new awards under this plan to the CEO, the COO, and other select NEOs. These awards were each subject to a maximum bonus value and were designed to be performance-based and tax deductible under Section 162(m) of the Code. These maximums are described further on pages 48-49.

Mr. Ballard’s bonus is not determined under this plan since his compensation is not subject to the limitations of Section 162(m) of the Code. Therefore, the CEO recommended and reviewed with the Compensation Committee, which approved his recommendation, the 2014 bonus amount for Mr. Ballard. The actual bonus amounts paid for 2014 performance for all NEOs are described on page 40.

Long-Term Incentives.     The Company’s long-term incentive program for the NEOs, starting in 2014, consists of two vehicles:

•	Performance-based RSUs made under the Company’s 2012 Stock Incentive Plan, and

•	Cash-denominated performance units under the LTIP.

The program supports the Company’s objectives through multiple overlapping five-year performance cycles for RSU and LTIP awards. These performance-based RSU and LTIP awards (as well as the mandatory deferral feature of vested RSU awards) encourage the NEOs to achieve and sustain longer-term Company performance goals. The RSUs also align the NEOs’ financial interests with those of the Company’s stockholders and reward the NEOs in line with stockholders as the value of the Company’s stock increases and based on the Company’s dividend policy. Starting in 2014, the Company moved to annual grants of both types of awards (rather than grants every other year, as had been used historically).

LTIP Awards. In 2014, the Company adopted, and its stockholders approved, the LTIP. The LTIP is a cash-based long-term incentive plan. LTIP awards are denominated in performance units that grow in value based on one or more performance measures selected by the Compensation Committee and are settled, to the extent earned, in cash at the end of the performance period. The performance measure for current outstanding LTIP awards is the increase in book value per share, as adjusted, during a five-year performance period. In order to earn the maximum value of the LTIP award, the Company’s book value per share would generally need to grow at an average annual rate of 15%. LTIP-based compensation can be recaptured (clawed back) for up to two years after settlement if a recipient violates the non-competition or misconduct provisions of the award agreement.

Performance-Based Restricted Stock Units. In 2012, the Company adopted, and its stockholders approved, the 2012 Stock Incentive Plan. Prior to 2014, the Company issued time-based RSUs that cliff vested after five years. Starting in 2014, the NEOs were awarded performance-based RSUs that also vest after five years (subject to limited exceptions for certain forms of termination, described further below), but are earned based on ROE performance. After vesting, payment of the RSUs is deferred (on a mandatory basis) until 90 days following the NEO’s separation from service with the Company (subject to a six-month delay to comply with Section 409A of the Code). The amounts deferred are not secured or funded by the Company in any manner and therefore remain at risk in the event of an adverse financial impact to the Company. Dividend equivalent payments are made on vested RSUs only. RSU-based compensation can be recaptured (clawed back) if a recipient violates the non-competition or misconduct provisions of the award agreement during the one-year period following separation from the Company. With respect to performance-based RSUs, if the NEO’s employment terminates after year three, but before the vesting date at the end of year five, the NEO will be entitled to receive earned RSUs through the most recently completed performance year, as of the termination date.

Deferred Compensation.     The Company maintains the Deferred Compensation Plan for Officers, in which the NEOs may participate on a voluntary basis. Under the plan, eligible officers may elect to defer all or a portion of their base salary, bonus compensation, and excess profit sharing payments for any year. Amounts deferred accrue a reasonable rate of interest, as determined annually by the Compensation Committee. At the time of the deferral election, amounts may be deferred until any date on or before the officer’s separation from service. At the officer’s election made at the time of deferral, the Company will pay the deferred amounts either in a lump sum or in no more than five annual installments beginning generally within 60 days of a date which is prior to or on the date of the officer’s separation from service (subject to a six-month delay to comply with Section 409A of the Code). The amounts deferred are not secured or funded by the Company in any manner and therefore remain at risk in the event of an adverse financial impact to the Company. For 2014, the Compensation Committee agreed to accrue interest on the deferred amounts at the prime rate of interest reported by JPMorgan Chase. The Non-Qualified Deferred Compensation Table for 2014 and the associated narrative and footnotes on pages 52-53 provide additional information on the plan and NEO participation.

The Deferred Compensation Plan for Officers provides a valuable tax planning mechanism to the NEOs and thereby supports the Company’s objectives by providing a compensation program designed to attract talented executives and retain our current NEOs. In addition, deferrals under the plan allow for delayed compensation payments and thereby increase current year cash flow for the Company.

Benefit Replacement.     The Company maintains a Benefit Replacement Plan, which provides participants with an annual payment equal to the amount they would have otherwise received under the Company’s tax-qualified profit sharing plan absent the limitations imposed by the Code on amounts that can be contributed under the tax-qualified profit sharing plan. This payment is made annually in a lump sum unless deferred by the participant under the Deferred Compensation Plan for Officers. Additional information on the amounts paid under this plan can be found in the “Summary Compensation Table — All Other Compensation” and the associated footnotes on pages 47-48.

The Benefit Replacement Plan ensures that the full value of the intended benefits under the tax-qualified profit sharing plan is provided to the NEOs and as such supports the Company’s objectives by providing a compensation program designed to attract talented executives and retain current NEOs.

Supplemental Benefits Agreement with the CEO.     On August 19, 2004, the Company entered into a Supplemental Benefits Agreement with Mr. Wm. Berkley. The agreement has since been amended to comply with Section 409A of the Code and in 2013 to terminate the retirement benefit that was originally included. The final payment of the terminated retirement benefit was made on March 26, 2015. This amended agreement provides Mr. Wm. Berkley (or his spouse) with the following benefits:

•	Continued health insurance coverage (including coverage for his spouse) for the remainder of his or her life, as applicable;

•	Continued use of a Company plane and a car and driver for a period beginning with termination (as defined in the agreement) and ending with the latest to occur of the second anniversary of such termination, the date he ceases to be Chairman of the Board, or the date he ceases to provide consulting services to the Company;

•	Office accommodations and secretarial support; and

•

Payment of any excise taxes imposed on the CEO under Section 4999 of the Code (plus payment of additional taxes incurred as a result of the Company’s payment of excise taxes) should any of these benefits trigger such excise taxes in connection with a change in control.

In exchange for these benefits, the agreement prohibits Mr. Wm. Berkley from competing against the Company for two years following his resignation of employment other than for “good reason,” during which time Mr. Wm. Berkley has agreed to be available to provide consulting services to the Company.

The decision to provide these benefits was made without regard to other compensation elements. Likewise, providing these benefits did not influence compensation levels in other areas. The Supplemental Benefits Agreement supports the Company’s objectives by rewarding the CEO for his long service and prior contributions to the Company’s long-term success and the increase in stockholder value during his tenure. The agreement also protects the Company from potential competitive activities following the CEO’s retirement.

Additional detail on the agreement is provided in the Pension Benefits Table and associated notes on page 52, and in the description of “Potential Payments Upon Termination or Change in Control” on pages 53-56.

Use of Market and Peer Group Data

The Compensation Committee reviews and analyzes market data on total direct executive compensation annually. Total direct compensation (defined as base salary, annual cash incentive bonus, and the potential value of long-term incentive awards) for the NEOs is compared to that paid to individuals holding comparable positions at our peer companies.

In 2014, the Compensation Committee reviewed with its independent compensation consultant, Meridian, the composition of the peer group to be used for compensation market data, including the Company’s size and market positioning relative to potential peer companies, and approved the same peer group that was used in 2013.

These companies, shown below, represent direct competitors of the Company for both business and executive talent and are believed to provide a reasonable assessment of industry market pay levels.

•	Ace Limited

•	Alleghany Corporation

•	Allied World Assurance Holdings, AG

•	American Financial Group Inc.

•	Arch Capital Group Ltd.
•	Axis Capital Holdings Limited

•	The Chubb Corporation

•	CNA Financial Corporation

•	Everest Re Group Ltd.

•	HCC Insurance Holdings, Inc.

•	Markel Corporation

•	PartnerRe Ltd.

•	The Progressive Corporation

•	RenaissanceRe Holdings Ltd.
•	The Travelers Companies, Inc.

•	White Mountains Insurance Group Ltd.

•	XL Group plc

This market data is reviewed by the Compensation Committee, together with performance data for our peer companies, to evaluate the overall alignment of their total direct compensation paid and relative performance. In addition, the Compensation Committee also reviews broader industry survey data as an additional reference point. However, market data is only one of many factors considered in setting future compensation awards. We do not target a specific percentile for any pay component or for our total direct compensation, nor do we target any particular mix of base salary, annual bonus, and long-term incentive compensation. Our executives’ actual pay is determined primarily by Company operational and financial performance.

Executive Compensation Decisions During the Last Year

General Approach.     The Compensation Committee makes the determinations concerning NEO compensation. The CEO makes initial recommendations to the Compensation Committee with respect to compensation for the NEOs, other than for himself. The Compensation Committee then makes the final determinations concerning NEO compensation.

Base Salary.     The CEO has not received a base salary increase since January 1, 2000, as base pay in excess of the current level is not deductible by the Company for federal income tax purposes. The Compensation Committee has periodically reviewed Mr. Wm. Berkley’s salary since then, but at his request has not increased his salary. Effective January 1, 2010, Mr. Rob Berkley’s salary was increased to $850,000 reflecting his promotion to President and COO of the Company and, at his request, his salary has not been increased since that time. The other NEOs received modest adjustments to their base salaries of approximately 3% effective as of January 1, 2014.

Annual Cash Incentive Bonus.     After the close of the year, the CEO and Compensation Committee evaluated the Company’s performance across a number of measures. The primary performance measure considered was ROE. The Compensation Committee also considered earnings per share, combined ratio, growth in book value, investment income, and consistency among members of the management team, as well as assessments of individual performance. Currently, the Company’s target is ROE of at least 15% and a combined ratio less than 100%, indicating an underwriting profit. Overall, the Compensation Committee determined that the Company performed well in 2014 across all the performance indicators that the Compensation Committee considered, particularly compared to 2013.

A review of the Company’s performance, during the last year, is outlined in “Business Highlights for Fiscal Year 2014” above. The principal criteria considered by the Compensation Committee to assist its annual bonus decision-making are also summarized in the table below:

	Past Reference Points		2014 Performance
	2012 Performance	2013 Performance
ROE(3)	12.9%(1) 9.5%(2)	11.6%(1) 10.0%(2)	15.0%(1) 11.1%(2)
EPS	$3.56(1) $2.61(2)	$3.55(1) $3.06(2)	$4.86(1) $3.62(2)
Combined Ratio	5.3 points better than industry (97.2 vs. 102.5)(4)	1.3 points better than industry (95.1 vs. 96.4)(4)	3.4 points better than industry (93.8 vs. 97.2)(4)
Book Value Per Share Growth	$31.66 (10.1% growth)	$32.79 (3.6% growth)	$36.21 (10.4% growth)
Investment Income	$587 million	$544 million	$601 million

(1)	Based on net income per diluted share.

(2)	Based on operating income per share.

(3)	ROE data based on beginning of year stockholders’ equity.

(4)	Industry combined ratio from A.M. Best.

Based on these results, the CEO made recommendations to the Compensation Committee concerning NEO incentive payment levels, other than for himself. The amounts considered the evaluation of the Company’s performance (both in comparison to the Company’s prior-year results, and relative to peer group and industry metrics), and the bonus levels relative to prior-year bonus payouts. The CEO also evaluated each NEO’s individual accomplishments and contributions to the Company’s results. This additional subjective evaluation is not based on any specific criteria and generally will not impact the bonus levels, either positively or negatively, except in cases of extraordinary performance. Based on the CEO’s assessment, no adjustment to the bonus amount determined based on Company performance was made based on extraordinary individual performance.

Mr. Ballard, our CFO, does not participate in the Section 162(m)-based Annual Incentive Compensation Plan. However, the CEO still followed the same process as used for the other NEOs, recommending to the Compensation Committee, which approved his recommendation, the 2014 bonus amount as shown in the Summary Compensation Table. This amount was based on the same subjective assessment of overall Company performance (primarily ROE). The CEO also evaluated Mr. Ballard’s individual accomplishments and contributions to the Company’s results, as he does for the Company’s other senior officers. Based on the CEO’s assessment, no adjustment to the bonus amount for Mr. Ballard determined based on Company performance was made based on extraordinary individual performance.

For the COO, the Compensation Committee considered individual performance with respect to his management of new operating units added in 2012 and 2013, and continued expanded management oversight of the Company’s operations. The COO’s bonus increased over the amount paid in 2013, but is the same as the amount paid in 2012.

For the CEO, the Compensation Committee considered the performance measures set forth above and outlined in “Business Highlights for Fiscal Year 2014” on page 26. Notwithstanding the Company’s improved performance compared to metrics and prior-year results, which would have supported an increased bonus, the CEO requested no increase to his bonus over 2013 amounts, and the Compensation Committee agreed to this request.

The final 2014 NEO bonus awards are summarized in the table below:

Name	2014 Bonus Award	2013 Bonus Award	Change From 2013
Mr. Wm. Berkley	$6,200,000	$6,200,000	0%
Mr. Rob Berkley	$1,250,000	$1,200,000	4%
Mr. Ballard	$425,000	$384,000	11%
Mr. Lederman	$425,000	$385,000	10%
Mr. Shiel	$425,000	$385,000	10%

Long-Term Incentives.

Performance-Based Restricted Stock Units. RSU awards with performance vesting conditions were made to NEOs in 2014. Each NEO received a target number of performance-based RSUs that may be earned in full based on the Company’s five-year average ROE performance for the period ending June 30, 2019, compared to the rate on the five-year U.S. Treasury Note as of July 1, 2014, in accordance with the following payout scale:

Excess ROE(1) (i.e., Average ROE Less the T-Note Rate)	Percentage of Target RSUs That Will Be Earned
Fewer than 0 basis points (i.e., Average ROE Below T-Note Rate)	0%
0 – 500 basis points	80%
633 basis points	90%
766 basis points	100%
900 or more basis points	110%

(1)	For any Excess ROE performance over 500 basis points but between any two values listed in the table above, linear interpolation will be used to determine the vesting fraction. For performance-based RSU awards, “Average ROE” is defined as net income from continuing operations divided by beginning-of-year stockholders’ equity, measured quarterly and averaged over the performance period.

In 2014, the target numbers of performance-based RSU awards for the NEOs were as follows:

Name	Target Number of 2014 Performance- Based RSUs Awarded	Potential Value as of Grant Date(1)
Mr. Wm. Berkley	110,000	$4,925,800
Mr. Rob Berkley	65,000	$2,910,700
Mr. Ballard	10,000	$447,800
Mr. Lederman	10,000	$447,800
Mr. Shiel	10,000	$447,800

(1)	Estimated value based on the target number of units awarded and the stock price on the date of grant. The actual amount earned may vary based on performance relative to the ROE goals, and on whether the NEO terminates employment after year three but before the vesting date at the end of year five.

The RSU awards were sized to keep the grant-date values generally consistent with the annualized value of historical awards (last made in 2012), and with reference to peer group benchmark data (discussed above).

LTIP Awards. Cash-denominated LTIP awards were granted in 2014 and will be earned based on growth in book value per share over the 2014-2018 period. The 2014 awards were structured similarly to awards made in prior years: units have no value at grant, but gain in value during the subsequent five-year period based on growth in book value per share. If book value per share were to remain unchanged or decrease at the end of each fiscal year in the five-year period, the earned value of an award would be zero. The maximum LTIP unit value of $100 will be earned only for a 15% average annual increase in book value per share (as defined in the 2014 LTIP agreement), which implies a value for book value per share of $63.11 (from an opening value of $31.36), by the end of 2018. This 15% growth rate is challenging in the current interest rate environment and represents a stretch goal over the Company’s actual growth rates in book value per share in recent years. The Compensation Committee reviews the growth rate annually.

In 2014, the NEOs were granted LTIP awards in the following amounts (more detail is found in the Grants of Plan-Based Awards Table on pages 48-50):

Name	Number of 2014 LTIP Units Awarded
Mr. Wm. Berkley	40,000
Mr. Rob Berkley	30,000
Mr. Ballard	5,000
Mr. Lederman	5,000
Mr. Shiel	5,000

Two other LTIP cycles were open as of the end of 2014: the 2011-2015 cycle and the 2013-2017 cycle. The maximum award values of $250 per unit for each of these awards would be obtained if the Company’s adjusted book value per share increased from $24.30 to $48.87, for the 2011-2015 performance period, and from $28.24 to $56.81, for the 2013-2017 performance period, again reflecting a 15% average annual increase in book value per share.

Amounts earned under open LTIP cycles are shown in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table in the year that the amounts are earned (as required by SEC rules, even though the awards are not paid out until the end of the cycle, and may be forfeited). The values for 2014 include amounts earned in 2014 under the 2011-2015, 2013-2017, and 2014-2018 performance cycles.

Severance and Change in Control Benefits

The Company generally does not have any contracts, agreements, plans or arrangements that provide for severance or similar payments to the NEOs at, following, or in connection with any termination of employment (other than the benefits noted above in the discussion of the CEO’s Supplemental Benefits Agreement). However, the following agreements provide for certain benefits upon specific termination events:

Termination Event	Treatment
Death or Disability

•  RSUs: Vest pro-rata based on the portion of the vesting period completed.

•  Performance-Based RSUs: Vest pro-rata based on the portion of the performance period completed, assuming target performance.

•  LTIP: Earned value determined as of the last completed fiscal-year end, and distributed in cash within 90 days.

Termination for Cause	• All Awards: Forfeit unvested portion.
Other Termination (For change-in-control, see paragraph below)

•  RSUs: Forfeit unvested portion unless vesting is accelerated by the Compensation Committee upon retirement.

•  Performance-Based RSUs: If after year three of the performance period, pro-rata vesting based on actual performance through the most recent fiscal year end (forfeit if before completion of year three of the performance period).

•  LTIP: For termination due to eligible retirement or by the Company for other than cause, earned value determined as of the last completed fiscal-year end, and distributed in cash within 90 days. For other terminations, forfeit.

The prospect of a change in control of the Company can cause significant distraction and uncertainty for executive officers, including the NEOs. Therefore, the Compensation Committee believes that appropriate change in control provisions are important tools for aligning executive officers’ interests in change-in-control scenarios with those of stockholders. These provisions allow our executive officers to focus on strategic transactions that may be in the best interest of our stockholders without undue concern regarding the effect of such transactions on their continued employment. Upon a change in control of the Company as described in the various plan documents:

•	Remaining benefits under the Supplemental Benefits Agreement with our CEO become payable.

•	RSUs granted prior to 2014 will become fully vested and settled in full.

•

The value of all LTIP awards granted prior to 2014 will be determined and fixed as of the end of the fiscal year prior to the change in control and paid to the participant within 90 days following the last day of the performance period that ends upon the change in control.

Starting in 2014, RSU and LTIP awards are not vested or paid out automatically in the event of a change in control but instead include “double trigger” treatment upon a change in control. If the holder’s employment is terminated by the Company without “cause” or by the holder for “good reason” (each as defined in the award agreements) within 18 months following the change in control, the RSUs will vest and the value of LTIP awards will be determined and fixed as of the end of the fiscal year prior to the termination. However, in the limited circumstances that LTIP awards are not assumed or substituted in connection with a change in control, then the value of LTIP awards will be determined and fixed as of the end of the fiscal year prior to the change in control.

For additional detail, see “Executive Compensation — Potential Payments Upon Termination or Change in Control” on pages 53-56 below.

Other Policies and Considerations

The Company maintains other policies related to executive compensation and governance, including the following:

•

Clawback Policy. The Compensation Committee has approved recapture provisions for RSUs and LTIP units, if award recipients (including the NEOs) engage in misconduct (no restatement required) or competitive actions (as those terms are defined in the applicable award agreements).

•	Stock Ownership. Our NEOs are required to hold shares in the following amounts:

•	CEO: 10 times base salary

•	COO: 5 times base salary

•	Other NEOs: 3 times base salary

As of December 31, 2014, all of our NEOs held stock well in excess of their guideline amounts, as noted in the following table:

Eligible Shares Owned for Purposes of Stock Ownership Guidelines

Name	Guideline	Guideline (# of Shares)(1)	Eligible Shares Owned – as of 12/31/2014(2)	Eligible Shares Owned (Percentage of Guideline) – as of 12/31/2014(2)
Mr. Wm. Berkley	10x base salary	195,084	13,400,921	6,869%
Mr. Rob Berkley	5x base salary	82,911	1,216,118	1,467%
Mr. Ballard	3x base salary	36,578	252,431	690%
Mr. Lederman	3x base salary	36,578	310,666	849%
Mr. Shiel	3x base salary	36,578	267,888	732%

(1)	Based on the December 31, 2014 closing stock price of $51.26 as reported by the NYSE.
(2)	Based on shares that are owned by the NEO (as described below), less any pledged shares.

The following shares count towards meeting these ownership guidelines: shares that are owned by the executive, shares that are beneficially owned by the executive, such as shares in “street name” through a broker or shares held in trust, shares underlying unvested or vested and deferred RSUs, and other unvested or vested and deferred equity awards denominated in common stock, excluding pledged shares and performance-based RSUs. Covered executives have five years to come into compliance with the guidelines.

•

Prohibition on Hedging. The Company’s senior officers, as well as the presidents and chief financial officers of the Company’s subsidiaries, are prohibited from hedging and other derivative transactions with respect to the Company’s common stock.

•	Restrictions on Pledging. Shares used in fulfillment of the stock ownership guidelines may not be pledged or otherwise encumbered. In addition, vested but mandatorily deferred RSUs may not be pledged.

•

Tax and Accounting Considerations. When reviewing compensation matters, the Compensation Committee considers the anticipated tax and accounting treatment of various payments and benefits to the Company and, when relevant, to its executives. Section 162(m) of the Code generally disallows a tax deduction for compensation in excess of $1 million paid to the CEO and the three other most highly compensated NEOs employed at the end of the year (other than the CFO). Certain compensation is specifically exempt from the deduction limit to the extent that it does not exceed $1 million during any fiscal year or is “performance-based” as defined in Section 162(m) of the Code. Although we have plans that permit the award of deductible compensation under Section 162(m) of the Code, the Compensation Committee does not necessarily limit executive compensation to the amount deductible under that provision. Rather, it considers the available alternatives and acts to preserve the deductibility of compensation to the extent reasonably practicable and consistent with its other compensation objectives. As a result most of the Company’s compensation programs are generally intended to qualify for deductibility under Section 162(m) of the Code, including annual cash incentive bonuses, LTIP awards, and performance-based RSUs (but not time-vested RSUs). As noted above, RSU awards are mandatorily deferred upon vesting, so tax-deductibility will often be preserved even for legacy time-vested awards.

Section 409A of the Code requires programs that allow executives to defer a portion of their current income — such as the Deferred Compensation Plan for Officers — to meet certain requirements regarding risk of forfeiture and election and distribution timing (among other considerations). Section 409A of the Code requires that “nonqualified deferred compensation” be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments and certain other matters. Failure to satisfy these requirements can expose employees and other service providers to accelerated income tax liabilities and penalty taxes and interest on their vested compensation under such plans. Accordingly, as a general matter, it is the Company’s intention to design and administer our compensation and benefits plans and arrangements for all of our employees and other service providers, including our NEOs, so that they are either exempt from, or satisfy the requirements of, Section 409A of the Code.

The Company accounts for stock-based compensation in accordance with FASB ASC Topic 718, Compensation — Stock Compensation, which requires the Company to recognize compensation expense for share-based payments (including RSUs).

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

Compensation Committee

Mary C. Farrell, Chairwoman
Mark E. Brockbank
George G. Daly

April 17, 2015

The above report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

DISCUSSION OF RISK AND COMPENSATION PLANS

The Company has implemented a variety of practices, policies, and incentive design features that are intended to ensure that employees are not encouraged to take unnecessary or excessive risks. As a result, the Compensation Committee believes that risks arising from the Company’s compensation policies and practices for its employees are not reasonably likely to have a material adverse effect on the Company. These practices, policies and incentive design features include:

•	Multi-year equity vesting and multi-year performance periods (discussed on page 35 of this proxy statement).

•	Clawback Policy (discussed on page 43 of this proxy statement).

•	Stock Ownership Guidelines for NEOs (discussed on pages 43-44 of this proxy statement).

•	Unsecured and Unfunded Deferred Compensation Program (discussed on page 36 of this proxy statement).

•	Prohibitions on Hedging and Restrictions on Pledging of Shares Held by Executives (discussed on page 44 of this proxy statement).

•	Mandatory Deferral of Vested RSUs: for all NEOs and other senior officers (discussed on pages 33 and 35 of this proxy statement).

As part of its contribution to risk oversight, the Compensation Committee periodically reviews the pledging of shares by the Chairman of the Board and reports to the Board of Directors. The Compensation Committee has noted that Mr. Wm. Berkley has not sold a share of the Company’s stock in more than 40 years (other than in connection with cashless exercises of stock options, or to cover taxes on vested restricted stock units from time to time). His pledging actions are not designed to shift or hedge any economic risk associated with his ownership of the Company’s shares. He has pledged shares from time to time because he did not want to reduce his significant ownership stake and weaken his alignment with the Company’s stockholders. The Compensation Committee reaffirmed its belief that it would be counterproductive for the Company’s Chairman of the Board to sell shares of the Company to reduce his pledged shares.

As noted on pages 31-32, Mr. Wm. Berkley has significantly reduced the number of shares pledged in each of the last three years. This reduction in his pledged holdings totals approximately 6.3 million shares (1.8 million in 2014, 1.0 million in 2013, and 3.5 million in 2012), or a 34.5% decline, over the three years. Moreover, his unpledged holdings total 13.4 million shares with an approximate market value of $687 million as of the end of 2014, which represents almost 70 times the Company’s stock ownership guidelines for the CEO. The Compensation Committee and the Board of Directors review this issue annually and are comfortable that, due to Mr. Wm. Berkley’s overall financial position, including the 13.4 million unpledged shares that represent 53% of his total ownership, his pledging of a portion of his shares does not create a material risk to the Company. Recognizing the steps Mr. Wm. Berkley has taken to significantly reduce the number of his pledged shares and his very substantial unpledged shares, the Compensation Committee has determined that requiring Mr. Wm. Berkley to eliminate his pledging could have an adverse impact on the Company and its stockholders if he were to sell the shares as a result.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the cash and non-cash compensation awarded to or earned by the Chairman of the Board and Chief Executive Officer of the Company, the Senior Vice President — Chief Financial Officer of the Company and the three other highest paid executive officers of the Company.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)		Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
William R. Berkley	2014	1,000,000	—		5,418,380	10,723,159	—	2,342,153	(4)(5)	19,483,692
Chairman of the Board	2013	1,000,000	—		—	9,144,701	—	1,014,877		11,159,578
and Chief Executive Officer	2012	1,000,000	—		9,250,000	9,724,393	9,219,748	2,102,639		31,296,780
W. Robert Berkley, Jr.	2014	850,000	—		3,201,770	3,908,101	—	802,816	(4)(5)	8,762,688
President and Chief	2013	850,000	—		—	2,843,488	—	504,253		4,197,741
Operating Officer	2012	850,000	—		4,995,000	2,533,718	—	709,741		9,088,459
Eugene G. Ballard	2014	625,000	425,000	(6)	492,580	565,395	—	207,617	(5)	2,315,592
Senior Vice President—	2013	605,000	384,000		—	368,088	—	94,021	(5)	1,451,109
Chief Financial Officer	2012	590,000	400,000		832,500	365,549	—	184,787		2,372,836
Ira S. Lederman	2014	625,000	—		492,580	990,395	—	207,617	(5)	2,315,592
Senior Vice President—	2013	605,000	—		—	753,088	—	92,661		1,450,749
General Counsel and Secretary	2012	590,000	—		832,500	765,549	—	184,787		2,372,836
James G. Shiel	2014	625,000	—		492,580	990,395	—	189,260	(5)	2,297,235
Senior Vice President—	2013	605,000	—		—	753,088	—	87,655		1,445,742
Investments	2012	590,000	—		832,500	765,549	—	167,422		2,355,471

(1)	Any amounts deferred, whether pursuant to a plan established under Section 401(k) of the Code or otherwise, are included for the year in which earned.

(2)	This column represents the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718, Compensation — Stock Compensation.

For 2014, all of the stock awards reported in the Stock Awards column are performance-based RSUs. The grant date fair value of performance-based RSUs is based on the probable outcome of the performance-related component. The amounts in the table above assume that on the grant date of the awards the highest level of performance was probable and therefore such amounts represent the maximum potential value of the awards. For performance-based RSUs, fair value is calculated using the closing price of the Company’s common stock on the date of grant.

For 2012, all of the stock awards reported in the Stock Awards column are time-based RSUs. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

For additional information relating to the valuation assumptions with respect to the prior year grants, refer to note 23 of the Company’s consolidated financial statements in its Annual Report on Form 10-K for the year ended December 31, 2014, as filed with the SEC. These amounts reflect the Company’s accounting expense for these awards and do not necessarily correspond to the actual value that will be recognized by the NEOs, which depends on the market value of the Company’s common stock on a date in the future when the RSUs are settled.

(3)	This column includes the dollar amount of bonus awards earned by Messrs. Wm. Berkley, Rob Berkley, Lederman and Shiel for performance during 2014 under the 2007 Annual Incentive Compensation Plan of $6.2 million, $1.25 million, $425,000 and $425,000, respectively. These awards were paid in March 2015. This column also includes the dollar amounts contingently earned during 2014 with respect to awards granted to each of the NEOs prior to 2015 pursuant to the LTIP, subject to the terms and conditions of the individual LTIP agreements. See the Grants of Plan-Based Awards table on pages 48-50 for additional information relating to the 2007 Annual Incentive Compensation Plan. For additional information on the LTIP, refer to note 24 of the Company’s consolidated financial statements in its Annual Report on Form 10-K for the year ended December 31, 2014, as filed with the SEC.

(4)

This amount includes (i) Company director fees of $94,500 and 3,000 vested shares of the Company’s common stock awarded to directors on May 20, 2014, having a value of $131,640, payable to each of Messrs. Wm. Berkley and Rob Berkley; (ii) the incremental cost to the Company related to personal use of Company-owned aircraft by Mr. Wm. Berkley ($138,509) and Mr. Rob Berkley ($81,483); and (iii) for Mr. Wm. Berkley only, secretarial and administrative assistant expenses of $72,060. To increase productivity and for reasons of security and personal safety, the Board of Directors has required Messrs. Wm. Berkley and Rob Berkley, to use Company-owned or non-commercial aircraft for all air travel. The methodology used to calculate the cost to the Company is based on the aggregate incremental variable trip-related costs, including the cost of fuel, on-board catering, landing and parking fees, flight crew travel expenses, and ground transportation costs. Since the corporate aircraft are used primarily for business travel, the methodology excludes fixed costs which do not change based on usage, such as pilots’ and other employees’ salaries, purchase costs of the aircraft, aircraft maintenance, and hangar expenses.

(5)	For Messrs. Wm. Berkley, Rob Berkley, Ballard, Lederman and Shiel, these amounts include Company contributions to the Profit Sharing Plan of $24,700 each; payments under the Benefit Replacement Plan of $70,300, $51,375, $34,675, $34,675 and $34,675, respectively; and dividend equivalents on vested and deferred RSUs of $1,809,898, $418,302, $147,426, $147,426 and $129,069, respectively. For Mr. Wm. Berkley, this amount includes premiums of $547 for term life insurance, and for each of Messrs. Rob Berkley, Ballard, Lederman and Shiel, includes premiums of $816 each for term life insurance.

(6)	This amount represents the discretionary annual cash incentive bonus paid to Mr. Ballard for 2014.

Plan-Based Awards

The following table shows information regarding awards granted to the NEOs in 2014 (portions of which are reflected to the extent required in the Summary Compensation Table):

2014 GRANTS OF PLAN-BASED AWARDS

			Estimated Possible and Future Payouts Under Non-Equity Incentive Plan Awards	Estimated Possible and Future Payouts Under Equity Incentive Plan Awards			Grant Date Fair Value of Performance- Based RSU Awards(3) ($)
Name	Units (#)	Plan Name (Grant Date)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
William R. Berkley		2007 Annual Incentive Compensation Plan(1)	23,804,900
	40,000	2014 Long-Term Incentive Plan(2)	4,000,000
	110,000	2012 Stock Incentive Plan		88,000	110,000	121,000	5,418,380
		(08/05/2014 Grant Date)
W. Robert Berkley, Jr.		2007 Annual Incentive Compensation Plan(1)	11,902,450
	30,000	2014 Long-Term Incentive Plan(2)	3,000,000
	65,000	2012 Stock Incentive Plan		52,000	65,000	71,500	3,201,770
		(08/05/2014 Grant Date)
Eugene G. Ballard	5,000	2014 Long-Term Incentive Plan(2)	500,000
	10,000	2012 Stock Incentive Plan		8,000	10,000	11,000	492,580
		(08/05/2014 Grant Date)
Ira S. Lederman		2007 Annual Incentive Compensation Plan(1)	1,428,294

			Estimated Possible and Future Payouts Under Non-Equity Incentive Plan Awards	Estimated Possible and Future Payouts Under Equity Incentive Plan Awards			Grant Date Fair Value of Performance- Based RSU Awards(3) ($)
Name	Units (#)	Plan Name (Grant Date)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
	5,000	2014 Long-Term Incentive Plan(2)	500,000
	10,000	2012 Stock Incentive Plan		8,000	10,000	11,000	492,580
		(08/05/2014 Grant Date)
James G. Shiel		2007 Annual Incentive Compensation Plan(1)	1,428,294
	5,000	2014 Long-Term Incentive Plan(2)	500,000
	10,000	2012 Stock Incentive Plan
		(08/05/2014 Grant Date)		8,000	10,000	11,000	492,580

(1)	Because of the nature of these bonus awards, there is no target or minimum threshold performance level for an award. As such, the “Threshold” and “Target” columns have been omitted from this table. These amounts represented the potential maximum value of the annual bonus awards for 2014 under the 2007 Annual Incentive Compensation Plan, which was, for Mr. Wm. Berkley, 2.50% of the Company’s pre-tax net income, for Mr. Rob Berkley, 1.25% of the Company’s pre-tax net income, and for each of Messrs. Lederman and Shiel, 0.15% of the Company’s pre-tax net income. The amount of annual cash incentive bonus actually awarded for the year, however, is determined by the Compensation Committee, which may exercise discretion to pay less (but not more) than the maximums. For 2014, the Compensation Committee exercised its discretion to award lesser amounts under the plan and the actual amount of bonus awards paid to Messrs. Wm. Berkley, Rob Berkley, Lederman and Shiel for performance during 2014 under the 2007 Annual Incentive Compensation Plan was $6.2 million, $1.25 million, $425,000 and $425,000, respectively (representing 26.0%, 10.5%, 29.7% and 29.7%, respectively, of the maximum potential value of the award), and such amounts are reported in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

(2)

Each of these LTIP awards had no value at the time of grant. Because of the nature of the LTIP award design, there is no target or minimum threshold performance level. As such, the “Threshold” and “Target” columns have been omitted from this table. In order to earn the maximum value for each LTIP unit, a 15% average annual increase in book value per share, as defined in the LTIP agreement, must be attained. The future payout value for each LTIP unit is determined by multiplying the aggregate year-to-year increase in the per-share book value of the Company’s common stock over the five-year performance period by a factor of 3.15, subject to a maximum per-LTIP unit value of $100.00. The aggregate dollar value of the award to each NEO will be the product of that per-LTIP unit value and the number of LTIP units awarded to the NEO. The dollar value of the awards will be paid to the executives at the end of the five-year performance period, subject to earlier payout of the earned value (i) upon death or a termination of employment on account of disability or eligible retirement, by the Company without cause, or, following a change in control, by the NEO for good reason, or (ii) upon a change in control if the LTIP units are not assumed or substituted in connection with such change in control, in each case where such earned value will be based on the per-LTIP unit value as of the end of the fiscal year immediately preceding the year in which such death, termination or change in control occurs. An NEO’s LTIP units will be forfeited if certain continued employment conditions are not satisfied through the end of the performance period. An NEO’s LTIP units may also be forfeited or subject to recapture if such executive engages in misconduct or violates certain non-competition provisions of the award agreement during the performance period and for two years following the end of the performance period.

(3)	This column represents the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718, Compensation — Stock Compensation. The performance-based RSUs provide an opportunity for employees to receive shares of the Company’s common stock if a performance measure is met for a five-year performance period. If the minimum performance measure is not met, no award is earned. If at least the minimum performance measure is attained, awards can range from 80% to 110% of the target number of shares. The grant date fair value of performance-based RSUs is based on the probable outcome of the performance-related component. The amounts in the table above assume that on the grant date of the awards the highest level of performance was probable and therefore such amounts represent the maximum potential value of the awards. For performance-based RSUs, fair value is calculated using the closing price of the Company’s common stock on the date of grant. These performance-based RSUs vest, to the extent earned, at the end of the five-year performance period. After vesting, settlement of the RSUs is mandatorily deferred until 90 days following the NEO’s separation from service with the Company (subject to a six-month delay to comply with Section 409A of the Code). For additional information regarding performance-based RSUs, see above under the heading “Compensation Discussion and Analysis—Additional Design Information—Long-Term Incentives” on page 35.

For additional information relating to the valuation assumptions with respect to the prior year grants, refer to note 23 of the Company’s consolidated financial statements in its Annual Report on Form 10-K for the year ended December 31, 2014, as filed with the SEC. These amounts reflect the Company’s accounting expense for these awards and do not necessarily correspond to the actual value that will be received by the NEOs.

Outstanding Equity Awards

The following table provides information on the holdings of unvested stock awards by the NEOs as of December 31, 2014. This table includes only stock awards, as no NEO held any option awards as of December 31, 2014. Each equity grant is shown separately for each NEO. The market value of the stock awards is based on the closing market price of the Company’s stock as of December 31, 2014, which was $51.26, as reported on the NYSE.

OUTSTANDING EQUITY AWARDS AT FISCAL 2014 YEAR-END

	STOCK AWARDS
Name	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
William R. Berkley	03/02/2010	300,000	(1)	15,378,000
	09/26/2012	250,000	(1)	12,815,000
	08/05/2014				110,000	(2)	5,638,600
W. Robert Berkley, Jr.	03/02/2010	150,000	(1)	7,689,000
	09/26/2012	135,000	(1)	6,920,100
	08/05/2014				65,000	(2)	3,331,900

	STOCK AWARDS
Name	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Eugene G. Ballard	03/02/2010	25,000	(1)	1,281,500
	09/26/2012	22,500	(1)	1,153,350
	08/05/2014				10,000	(2)	512,600
Ira S. Lederman	03/02/2010	25,000	(1)	1,281,500
	09/26/2012	22,500	(1)	1,153,350
	08/05/2014				10,000	(2)	512,600
James G. Shiel	03/02/2010	25,000	(1)	1,281,500
	09/26/2012	22,500	(1)	1,153,350
	08/05/2014				10,000	(2)	512,600

(1)	Represents RSUs, each of which represents the right to receive one share of common stock, subject to vesting and continued employment requirements. These RSUs will vest in full in one installment generally on the fifth anniversary of their respective grant dates, provided the NEO remains employed by the Company on the vesting date. If an NEO separates from service prior to the vesting date on account of death, disability or as otherwise determined by the Compensation Committee, a pro rata share of the number of RSUs granted to him shall vest and be distributed to him generally 90 days (or in some cases, six months) following such termination date. Upon a separation from service for any other reason prior to vesting, all unvested RSUs will expire and be forfeited for no consideration. In addition, vested RSUs may be subject to recapture by the Company in certain circumstances. As such, the NEOs may never realize the full value of these RSUs if such forfeiture or recapture occurs. In the event of a change in control of the Company (as defined in the RSU agreements), all RSUs would vest in full and the shares of common stock underlying each RSU would be delivered to the NEOs. The Compensation Committee may generally accelerate the vesting of any or all RSUs at any time. These amounts do not include vested RSUs, the receipt of which have been mandatorily deferred.

(2)	Represents performance-based RSUs, each of which represents the right to receive one share of common stock, subject to vesting and continued employment requirements. These performance-based RSUs will vest, to the extent earned, at the end of the five-year performance period, provided the NEO remains employed by the Company on the vesting date. At least a portion of these performance-based RSUs will be earned if a minimum performance measure is met for a five-year performance period. If the minimum performance measure is not met, no award will be earned. If at least the minimum performance measure is attained, awards can range from 80% to 110% of the target number of shares. After vesting, settlement of the RSUs is mandatorily deferred until 90 days following the NEO’s separation from service with the Company (subject to a six-month delay to comply with Section 409A of the Code). The market value of the performance-based RSUs reported in the table above has been calculated based on target performance level.

Option Exercises and Stock Vested

During the year ended December 31, 2014, no NEO exercised any stock options nor had any stock awards (e.g., RSUs) that vested.

Pension Benefits

The following table shows for the year ended December 31, 2014 information relating to the pension benefits provided to Mr. Wm. Berkley under the Supplemental Benefits Agreement:

PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)(2)
William R. Berkley	Supplemental Benefits Agreement	—	59,406,099	4,624,027

(1)	For additional information on the key actuarial assumptions used to derive the projected benefit obligation and related retirement expenses with respect to the Supplemental Benefits Agreement (as described above on pages 36-37), refer to note 25 of the Company’s consolidated financial statements in its Annual Report on Form 10-K for the year ended December 31, 2014, as filed with the SEC.

(2)	The amount reported in this column represents the first installment of the retirement benefit payments required to be paid under the Supplemental Benefits Agreement, which was paid on January 2, 2014. A second installment was paid on January 2, 2015, and the final payment of the retirement benefit was paid on March 26, 2015.

Non-Qualified Deferred Compensation

The table below provides information on the year-end balances of amounts deferred in prior years by the NEOs under the Deferred Compensation Plan for Officers.

NON-QUALIFIED DEFERRED COMPENSATION FOR 2014

Name	Aggregate Earnings in Last FY ($)(1)	Aggregate Balance at Last FYE ($)(1)(2)
William R. Berkley	72,380	2,272,508
W. Robert Berkley, Jr.	—	—
Eugene G. Ballard	47,020	1,473,207
Ira S. Lederman	78,241	2,456,515
James G. Shiel	41,543	1,304,316

(1)	These amounts are accrued, but are not secured or funded by the Company.

(2)	Does not include the following vested RSUs (the receipt of which has been mandatorily deferred until the earlier of the respective NEO’s separation of service or a change in control): Mr. Wm. Berkley — 1,554,000 RSUs; Mr. Rob Berkley — 437,373 RSUs; Mr. Ballard — 127,195 RSUs; Mr. Lederman — 127,195 RSUs; and Mr. Shiel — 114,357 RSUs. These RSUs are fully vested, but have been mandatorily deferred to align the NEO’s financial interests with those of the Company’s stockholders during the NEO’s employment since settlement of the RSUs is deferred until the NEO’s separation of service from the Company.

The amounts set forth in the table above were deferred pursuant to the Company’s Deferred Compensation Plan for Officers in which the NEOs are eligible to participate on a voluntary basis. Under the plan, participants may elect to defer all or a portion of their base salary, bonus compensation, and excess profit sharing contribution for any year. Amounts deferred will accrue a reasonable rate of interest, as determined annually by the Compensation Committee. At the time of the deferral election, amounts may be deferred until any date on or before the officer’s separation from service. At the officer’s election made at the time of deferral, the Company will pay the deferred amounts either in a lump sum or in no more than five annual installments beginning generally within 60 days of a date which is prior to or on the date of the officer’s separation from service (subject to a six-month delay to comply with Section 409A of the Code). For 2014, the Compensation Committee agreed to accrue interest on the deferred amounts at the prime rate of interest reported by JPMorgan Chase.

Potential Payments Upon Termination or Change in Control

Except as provided for in Mr. Wm. Berkley’s Supplemental Benefits Agreement, RSUs that ratably vest upon death or disability, and LTIP awards that become payable upon certain terminations, the Company does not have any contracts, agreements, plans or arrangements that provide for severance payments to the NEOs at, following, or in connection with any termination of employment. None of the NEOs, other than Mr. Wm. Berkley, has employment or change in control agreements with the Company. The information below describes and quantifies certain compensation that would become payable under existing plans and arrangements if a change in control had occurred or if an NEO’s employment had terminated on December 31, 2014. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different. Factors that could affect these amounts include the timing during the year of any such event and the Company’s stock price.

Mr. Wm. Berkley is the only NEO who was eligible to receive immediate retirement benefits as of December 31, 2014, which benefits are described above and quantified in the Pension Benefits table on page 52. As noted above, the final payment of the retirement benefit was made on March 26, 2015. In addition to the cash retirement benefit described above on page 52, during the two-year period following his termination as defined in the Supplemental Benefits Agreement or, if longer, the period that Mr. Wm. Berkley performs consulting services to the Company or remains Chairman of the Board, he will be entitled to continue to receive certain perquisites, including continued use of the Company plane and a car and driver, in a manner consistent with his prior use of such perquisites. Additionally, for so long as Mr. Wm. Berkley requests, following such termination, the Company is required to provide him with office accommodations and support, including secretarial support, in a manner consistent with that provided prior to such termination. The Company estimates the cost associated with the benefits that are to be provided during the two-year period set forth above to be $800,000 per annum, and that the cost associated with the benefits to be provided upon request would be $200,000 per annum. After his termination, Mr. Wm. Berkley and his spouse are also entitled to receive lifetime health insurance coverage for which the Company estimates the actuarial present value of the cost to be $287,000. The estimated benefit to Mr. Wm. Berkley under the Supplemental Benefits Agreement described above, had he become entitled to receive such benefits upon a change in control occurring on

December 31, 2014, does not include any gross-up as provided under the agreement because Mr. Wm. Berkley would not have been subject to the excise tax under Section 4999 of the Code.

The Supplemental Benefits Agreement prohibits Mr. Wm. Berkley from competing against the Company for two years following his resignation of employment other than for “good reason,” during which time Mr. Wm. Berkley has agreed to be available to provide consulting services to the Company.

As described in the Compensation Discussion and Analysis above, with respect to all the NEOs, and pursuant to the Supplemental Benefits Agreement with respect to Mr. Wm. Berkley, upon a change in control as described in the various plan documents:

1. Mr. Wm. Berkley was entitled to a lump sum payment of the present value of the retirement benefit under the Supplemental Benefits Agreement, as disclosed in the Pension Benefits table above, and the final payment of the retirement benefit was made on March 26, 2015.

2. Time-based RSUs become fully vested and settled in full as of the date immediately before the date of the change in control, or such other date as determined by the Compensation Committee, but no later than the date of the change in control. Upon a termination of the NEO by the Company without cause or by the NEO for good reason, in each case within 18 months following a change in control of the Company, performance-based RSUs are deemed earned at target level of performance, become fully vested as of the date of such termination and are settled 90 days following such termination.

3. The value of all LTIP awards granted prior to 2014 will be determined and fixed as of the end of the fiscal year immediately prior to the fiscal year in which the change in control occurred. The value of such awards will be paid to the NEO within 90 days following the last day of the performance period that ends upon the change in control. The value of LTIP awards granted in 2014 that are not assumed or substituted upon a change in control will be determined and paid out in the same manner.

4. With respect to LTIP awards granted in 2014 that are assumed or substituted upon a change in control, in the event of an NEO termination without cause or for good reason during the 18 months following a change in control, the value of the LTIP award will be determined and fixed as of the end of the fiscal year immediately prior to the fiscal year in which an NEO is terminated, and paid within 90 days following the termination.

In addition, if one of the NEOs were to die or become disabled, his RSUs would vest pro-rata and be settled as of the date of such event. With respect to LTIP awards, if one of the NEOs, prior to the last day of the performance period of the award, were to terminate employment due to death, disability, qualified retirement, or termination by the Company for a reason other than cause, subject to the terms and conditions of the LTIP agreements, the cash value of the LTIP awards for that NEO would be determined and fixed as of the end of the fiscal year immediately prior to the fiscal year in which the termination occurred and paid within 90 days following the termination.

The following table provides the value, based upon the Company’s stock price, of RSUs that would become vested (but not the value of any already vested and deferred RSUs that would be settled), as well as the value of all performance units awarded under the LTIP, upon (A) a change in control, (B) if the NEO had died or become disabled or (C) if the NEO had a qualified retirement or was terminated by the Company for a reason other than cause, in each case as of December 31, 2014.

POTENTIAL TERMINATION OR CHANGE IN CONTROL PAYMENTS UNDER RSUS AND THE LTIP

Name	RSUs ($)(1)	LTIP ($)(2)	Total ($)
William R. Berkley
Change in Control	33,831,600	5,592,041	39,423,641
Death or Disability	12,725,752	5,592,041	18,317,793
Qualified Retirement or Other than for Cause Termination	—	5,592,041	5,592,041
W. Robert Berkley, Jr.
Change in Control	17,941,000	2,967,199	20,908,199
Death or Disability	6,472,480	2,967,199	9,439,679
Qualified Retirement or Other than for Cause Termination	—	2,967,199	2,967,199
Eugene G. Ballard
Change in Control	2,947,450	699,005	3,646,455
Death or Disability	1,078,747	699,005	1,777,752
Qualified Retirement or Other than for Cause Termination	—	699,005	699,005
Ira S. Lederman
Change in Control	2,947,450	699,005	3,646,455
Death or Disability	1,078,747	699,005	1,777,752
Qualified Retirement or Other than for Cause Termination	—	699,005	699,005
James G. Shiel
Change in Control	2,947,450	699,005	3,646,455
Death or Disability	1,078,747	699,005	1,777,752
Qualified Retirement or Other than for Cause Termination	—	699,005	699,005

(1)	The amounts reported in this column include: (A) the value of time-based RSUs, which (i) vest in full upon a change in control of the Company, and (ii) vest pro-rata upon the NEO’s death or disability; and (B) the value of performance-based RSUs, which (i) vest in full upon a termination of the NEO by the Company without cause or by the NEO for good reason, in each case within 18 months following a change in control of the Company, and (ii) vest pro-rata upon the NEO’s death or disability. For purposes hereof, pursuant to the individual award agreements, performance-based RSUs are deemed earned at the target level of performance.

(2)

The amounts reported in this column are based on the value of LTIP units on December 31, 2013, the end of the fiscal year immediately prior to the fiscal year in which the termination or change in control is deemed to have occurred for purposes of this table. Had a termination or change in control occurred on or after January 1, 2015, the LTIP value including the amount earned during 2014 would have been as follows for the NEOs: Mr. Wm. Berkley — $10,115,200; Mr. Rob Berkley — $5,625,300; Mr. Ballard — $1,264,400; Mr. Lederman — $1,264,400; and Mr. Shiel — $1,264,400.

Certain of the NEOs participate in the Deferred Compensation Plan for Officers, which permits the deferral of their base salary, bonus compensation, and excess profit sharing contribution for any year. The last column of the Non-Qualified Deferred Compensation table for 2014 on page 52 reports each NEO’s aggregate balance at December 31, 2014. The NEOs are entitled to receive the amount in their deferred compensation account in the event of a separation from service. The account balances continue to accrue interest income between the separation from service event and the date distributions are made, and therefore amounts payable to the NEOs, assuming a separation from service on December 31, 2014, would differ from those shown in the Non-Qualified Deferred Compensation table for 2014 to some small degree to account for such interest. Mandatorily deferred RSUs that previously vested will be distributed to the recipient 90 days (or, in some cases, six months) following such separation from service event.

Director Compensation

For 2014, each director received a quarterly stipend of $21,000 per quarter, and a fee of $1,500 for each Board meeting attended. In addition, on May 20, 2014, pursuant to the Company’s 2009 Directors Stock Plan, each continuing director received a grant of 3,000 vested shares of the Company’s common stock. The Company’s stock retention guideline requires directors to hold such shares until such time he or she is no longer serving as a member of the Board of Directors of the Company. Members of the Audit Committee and the Compensation Committee each receive an annual stipend of $5,000, with the Chair of each such committee receiving an additional annual stipend of $30,000. Members of the Audit Committee and the Compensation Committee each also receive $1,000 for each substantive meeting attended. In accordance with the Company’s stock ownership guidelines, each director, within 2 years of becoming a director, is required to own an amount of common stock of the Company equal to three times the annual stipend paid to the director.

The Company also maintains the Deferred Compensation Plan for Directors pursuant to which directors may elect to defer all or a portion of their retainer and/or meeting fees for any year. Amounts deferred may, at the election of the director, (1) be deemed invested in the Company’s common stock or (2) accrue a reasonable rate of interest, determined annually by the Compensation Committee. At the time of the deferral election, amounts may be deferred until any date on or before the director’s separation from service with the Board of Directors. The Company will pay the deferred amounts, at the election of the director made at the time of deferral, either in a lump sum or in no more than five annual installments beginning on a date which is prior to or on the date of the director’s separation from service with the Board of Directors. Upon the death of a director, the director’s deferred account balance will be distributed within 60 days following death. For 2014, the Compensation Committee determined that interest on the deferred amounts would accrue at the prime rate of interest reported by JPMorgan Chase.

The following table shows for the year ended December 31, 2014, information concerning the compensation of directors who are not named in the Summary Compensation Table:

2014 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Christopher L. Augostini	105,500	131,640	237,140
Ronald E. Blaylock	107,500	131,640	239,140
Mark E. Brockbank	102,000	131,640	233,640
George G. Daly	104,000	131,640	235,640
Mary C. Farrell	133,500	131,640	265,140
Jack H. Nusbaum	94,500	131,640	226,140
Mark L. Shapiro	137,500	131,640	269,140

(1)	Represents the fair value of 3,000 shares of the Company’s common stock on May 20, 2014, the date of grant ($43.88 per share) as reported on the NYSE.

EQUITY COMPENSATION PLAN INFORMATION

The following table gives information about our common stock that may be issued upon the exercise of options, warrants and rights under our existing equity compensation plans and arrangements as of December 31, 2014, including the W. R. Berkley Corporation 2003 Stock Incentive Plan (the “2003 Stock Incentive Plan”), the 2012 Stock Incentive Plan and the 2009 Directors Stock Plan. The table also includes information regarding 826,881 RSUs awarded to officers of the Company and its subsidiaries on April 4, 2003 (as adjusted for subsequent stock splits) under a plan not approved by stockholders.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights		(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a))
Equity compensation plans approved by stockholders	8,748,363	(1)	—	(2)	3,915,628
Equity compensation plans not approved by stockholders	826,881	(3)	—	(2)	—
Total	9,575,244		—	(2)	3,915,628

(1)	Represents 5,330,445 unvested RSUs and 3,417,918 vested RSUs that have been mandatorily deferred pursuant to their terms.

(2)	Outstanding securities consist solely of RSUs that become issuable without any cash payment required for such shares.

(3)	Represents RSUs, each of which represents the right to receive one share of common stock following the recipient’s termination of employment with the Company and its subsidiaries. Delivery of shares of common stock to participants in satisfaction of the settlement of RSUs will be satisfied exclusively from treasury shares held by the Company. All of these RSUs vested in full in one installment on April 4, 2008. In the event of a change in control of the Company (as defined in the RSU agreements), the shares of common stock underlying each RSU will be delivered to participants. The following list sets forth the names of the NEOs who received such RSUs on April 4, 2003 and the number of RSUs each individual received (as adjusted for subsequent stock splits): Mr. Wm. Berkley — 455,625; Mr. Rob Berkley — 33,750; Mr. Ballard — 33,750; Mr. Lederman — 33,750; and Mr. Shiel — 25,313. In addition, an aggregate of 396,572 RSUs were granted to 24 other officers of the Company and its subsidiaries. For additional information, refer to note 23 of the Company’s consolidated financial statements in its Annual Report on Form 10-K for the year ended December 31, 2014, as filed with the SEC.

PROPOSAL 2: INCREASE IN SHARE RESERVE UNDER 2012 STOCK INCENTIVE PLAN AND RE-APPROVAL OF MATERIAL TERMS OF PERFORMANCE GOALS SET FORTH IN 2012 STOCK INCENTIVE PLAN

The Board of Directors has approved an amendment and restatement (the “Amendment and Restatement”) of the 2012 Stock Incentive Plan, and is seeking stockholder approval to:

1.	Increase the number of shares of common stock reserved for issuance under the 2012 Stock Incentive Plan by 4,300,000 shares; and

2.	Re-approve the material terms of the performance goals set forth in the 2012 Stock Incentive Plan for purposes of Section 162(m) of the Code.

The changes to the 2012 Stock Incentive Plan described above are subject to stockholder approval. If the stockholders do not approve these changes, the changes will not take effect, but the Company may continue to grant awards under the 2012 Stock Incentive Plan, as otherwise amended and restated, in accordance with the terms and conditions thereof. The key terms and provision of the 2012 Stock Incentive Plan, including eligibility for participation and the types of awards that may be granted thereunder, are unchanged by the Amendment and Restatement.

Prior to the Amendment and Restatement, the maximum number of shares available for grants of awards under the 2012 Stock Incentive Plan was 9,712,400, plus (i) the number of shares authorized for issuance or transfer under the 2003 Stock Incentive Plan that are not subject to awards outstanding or previously exercised or settled as of the original effective date of the 2012 Stock Incentive Plan and (ii) to the extent that an award outstanding under the 2003 Stock Incentive Plan as of the original effective date of the 2012 Stock Incentive Plan expires or is canceled, forfeited, settled in cash, or otherwise terminated without a delivery to the grantee of the full number of shares to which the award related, the number of shares that are undelivered. In the event that the Amendment and Restatement is approved by stockholders, the Company will be authorized to issue an additional 4,300,000 shares under the 2012 Stock Incentive Plan.

Factors Considered in Setting Size of Requested Share Reserve

In setting the proposed number of additional shares to be reserved and issuable under the 2012 Stock Incentive Plan, the Company considered the following factors, among others:

•

The Company’s three-year average burn rate. Our three-year average “burn rate” was 0.85% for fiscal years 2012 through 2014. We define burn rate as the total number of shares subject to awards granted to participants in a single year expressed as a percentage of our weighted average shares outstanding. Our three-year average burn rate is approximately 15% less than the median three-year average burn rate of our peer group for the 2012-2014 period. Accordingly, we believe our historical burn rate is reasonable for a company of our size in our industry.

•

Estimated duration of shares available for issuance under the 2012 Stock Incentive Plan. Currently, equity awards are granted in the form of full shares or full share equivalents (including performance-based restricted stock units), not stock options. Based on the 4.3 million additional shares to be reserved under the 2012 Stock Incentive Plan, and assuming awards are granted as full shares/equivalents, we expect that the requested share reserve, along with currently available shares, will cover awards for approximately 2.9 years. We believe the estimated duration of the total share reserve is reasonable for a company of our size in our industry.

•

Expected dilution. As of December 31, 2014, our estimated overhang was 7%. We define “overhang” as the sum of the number of shares subject to outstanding awards and the number of shares available for future grants, expressed as a percentage of our weighted average shares outstanding during 2014. This level of overhang is below the median of our peer group. Our overhang as of that same date would be 10% including the requested additional 4.3 million shares (again, assuming awards are granted as full shares/equivalents). We believe that the expected dilution that will result from the 2012 Stock Incentive Plan is reasonable for a company of our size in our industry.

Rationale for Approving the Proposed Amendment to the Stock Incentive Plan

We believe that a comprehensive equity incentive compensation program serves as a necessary and significant tool to attract and retain key employees, encourage participants to contribute materially to the growth of the Company and align the interests of our participants with those of our stockholders. If the proposed amendment is not approved, the Company might need to make significant changes to its compensation practices that would limit its flexibility to provide competitive compensation and thus its ability to attract, motivate and retain highly qualified talent.

In addition, the Company is requesting that stockholders re-approve the material terms of the performance goals set forth in the 2012 Stock Incentive Plan for purposes of Section 162(m) of the Code, so that certain awards granted under the 2012 Stock Incentive Plan may continue to qualify as performance-based compensation under Section 162(m) of the Code. Re-approval of the material terms of these performance goals is a requirement to preserve the Company’s ability to grant fully tax-deductible awards under the 2012 Stock Incentive Plan that are intended to qualify for the “performance-based compensation” exception under Section 162(m) of the Code, as described below. Section 162(m) of the Code generally provides that no federal income tax business expense deduction is allowed for annual compensation in excess of $1 million paid by a publicly traded corporation to its principal executive officer or any of the three other most highly compensated officers (excluding the principal financial officer), as determined in accordance with the applicable rules under the Securities Exchange Act. Under the Code, however, there is no limitation on the deductibility of compensation paid to such officers, who are referred to as “covered executive officers,” that represents qualified performance-based compensation as determined under the Code. One of the requirements for compensation to qualify as “performance-based” under Section 162(m) of the Code is that the material terms of the performance goal under which the compensation is paid must have been disclosed to and subsequently approved by the corporation’s stockholders within the past five years. We are submitting the material terms of the performance goals set forth in the 2012 Stock Incentive Plan for re-approval by our stockholders in order to satisfy this requirement. For purposes of Section 162(m) of the Code, the material terms of these performance goals include (i) the employees eligible to receive compensation, (ii) a description of the business criteria on which the performance goals are based and (iii) the maximum amount of compensation that can be paid to a covered employee during a specified period, each of which is discussed in the summary of the 2012 Stock Incentive Plan below.

Key Features of the 2012 Stock Incentive Plan

The 2012 Stock Incentive Plan contains several key features that enhance our commitment to our stockholders’ long-term interests and sound corporate governance:

•

No “Evergreen” Feature. The 2012 Stock Incentive Plan has a fixed number of shares available for grant that will not automatically increase because of an “evergreen” feature; stockholder approval is required to issue any additional shares, allowing our stockholders to have direct input on our equity compensation program.

•

No Dividend or Dividend Equivalent Rights on Unearned Awards. Unless expressly provided in an award agreement, under the 2012 Stock Incentive Plan, no dividends and dividend equivalents may be paid in respect of unvested or unearned awards, unless and until such awards become vested or earned.

•

No Repricing without Stockholder Approval. The 2012 Stock Incentive Plan expressly prohibits repricing of awards, including stock options and stock appreciation rights, without prior stockholder approval.

•

Limits on Share “Recycling.” The 2012 Stock Incentive Plan includes a prohibition against re-granting shares used to pay stock option exercise prices or stock appreciation right base prices or shares withheld to pay taxes on awards.

•	Limited Term. The 2012 Stock Incentive Plan sets a 10-year maximum term for stock options and will terminate on February 28, 2022.

•	No Transferability. Awards granted under the 2012 Stock Incentive Plan may not be transferred, except by will or the laws of descent and distribution, unless approved by the Compensation Committee.

•

No Liberal Change in Control Definition. The 2012 Stock Incentive Plan contains a definition of change in control whereby potential acceleration of awards will only occur in the event of an actual change in control transaction.

•

Double-Trigger Vesting Upon a Change in Control. Beginning in 2014, under individual award agreements with senior executives, accelerated vesting of certain awards requires both a qualified termination of the participant as well as a change of control.

•

No Discounted Stock Options or Stock Appreciation Rights. The 2012 Stock Incentive Plan requires that stock option exercise prices and stock appreciation right base prices to be at least the fair market value of the Company’s common stock on the date of grant.

•	No Automatic Grants. The 2012 Stock Incentive Plan does not provide for automatic grants to any participant.

•	Independent Compensation Committee. Our Compensation Committee, which will administer the 2012 Stock Incentive Plan, consists entirely of independent directors.

•	Awards Subject to Forfeiture/Clawback. Awards under the 2012 Stock Incentive Plan will be subject to recoupment under certain circumstances.

•	No Tax Gross-Ups. The 2012 Stock Incentive Plan does not provide for any tax gross-ups.

•	Limitation on Awards to Individual Participants. The 2012 Stock Incentive Plan contains limits on the number of awards that may be granted to individual participants in a given calendar year.

Summary of the 2012 Stock Incentive Plan

The following description of the 2012 Stock Incentive Plan is only a summary of certain provisions thereof and is qualified in its entirety by reference to its full text, a copy of which is filed with the Securities and Exchange Commission as Annex A to this proxy statement.

Purpose

The purpose of the 2012 Stock Incentive Plan is to assist in attracting, retaining, motivating, and rewarding certain key employees, officers, directors, and consultants of the Company and its affiliates and promoting the creation of long-term value for stockholders of the Company by closely aligning the interests of such individuals with those of such stockholders.

Administration

The 2012 Stock Incentive Plan will be administered by the Board of Directors or by a committee as may be appointed by our Board of Directors, which is intended to consist entirely of two or more “outside directors” within the meaning of Section 162(m) of the Code who are “non-employee directors” as defined in Rule 16b-3 under the Exchange Act and which will be referred to in this summary as the “Committee.” It is intended that the Compensation Committee of the Board of

Directors will serve as the Committee for the 2012 Stock Incentive Plan; however, the 2012 Stock Incentive Plan permits the Committee to delegate its authority to one or more persons with respect to awards that are not intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code or to be exempt from Section 16(b) of the Exchange Act. Under the terms of the 2012 Stock Incentive Plan, the Committee can make rules and regulations and establish such procedures for the administration of the 2012 Stock Incentive Plan as it deems appropriate. Any determination made by the Committee under the 2012 Stock Incentive Plan will be made in the sole discretion of the Committee and such determinations will be final and binding on all persons.

General

Awards granted under the 2012 Stock Incentive Plan may be in the form of:

•	stock options,

•	stock appreciation rights,

•	restricted stock,

•	restricted stock units,

•	performance awards, and

•	other stock-based awards.

No new awards may be made under the 2012 Stock Incentive Plan on or after the tenth anniversary of the 2012 Stock Incentive Plan’s original adoption by the Board of Directors on February 28, 2012.

Shares and Other Limits

Currently, the aggregate number of shares of our common stock that may be subject to awards under the 2012 Plan cannot exceed (i) 9,712,400, plus (ii) the number of shares of stock authorized for issuance or transfer under the 2003 Stock Incentive Plan that are not subject to awards outstanding or previously exercised or settled as of the original effective date of the 2012 Plan plus (iii) to the extent that an award outstanding under the 2003 Stock Incentive Plan as of the original effective date of the 2012 Plan expires or is canceled, forfeited, settled in cash, or otherwise terminated without a delivery to the grantee of the full number of shares to which the award related, the number of shares that are undelivered. If the 2012 Stock Incentive Plan is approved by our stockholders at the Annual Meeting, an additional 4,300,000 shares will be reserved for issuance thereunder. During any calendar year, no participant may be granted awards of options, stock appreciation rights, and performance awards covering in excess of 2,250,000 shares, to the extent that such awards are intended to constitute performance-based compensation within the meaning of Section 162(m) of the Code, and the maximum number of shares of common stock that may be granted pursuant to incentive stock options is 2,250,000. For each share of stock delivered pursuant to any awards other than options and stock appreciation rights, the number of shares of common stock available for delivery under the 2012 Stock Incentive Plan will be reduced by 2.47 for each share. These share limits are in all cases subject to adjustment in certain circumstances to prevent dilution or enlargement. For shares underlying awards that expire or are canceled, forfeited, settled in cash or otherwise terminated without a delivery to the participant of the full number of shares to which the award related, the undelivered shares will again be available for the grant of additional awards within the limits provided by the 2012 Stock Incentive Plan. Shares withheld by or delivered to us to satisfy the exercise price of options or stock appreciation rights or tax withholding obligations with respect to any award under the 2012 Stock Incentive Plan will be deemed to have been issued under the 2012 Stock Incentive Plan and not available for issuance in connection with future awards. The closing price of the shares of our common stock on the NYSE on April 16, 2015 was $50.70 per share.

Eligibility

The 2012 Stock Incentive Plan provides that awards may be granted to the directors, officers and employees of the Company and its affiliates, as well as consultants and advisors who provide substantial services to the Company and its affiliates, except that incentive stock options may be granted only to employees of the Company and its subsidiaries or any parent corporation. Awards may also be made to any person who has been offered employment or a consultancy by the Company or any of its affiliates; provided that such prospective employee or consultant may not receive any payment or exercise any right relating to the award until such person has commenced employment or services with the Company or its affiliates. As of the date of this proxy statement, there are approximately 6,625 directors, officers and employees eligible to participate in the 2012 Stock Incentive Plan. Our current executive officers named in the Summary Compensation Table under the caption “Executive Compensation” herein and each of our directors are among the individuals eligible to receive awards under the 2012 Stock Incentive Plan.

Awards

Stock Options.     Subject to the terms and provisions of the 2012 Stock Incentive Plan, options to purchase our common stock may be granted to eligible individuals at any time and from time to time as determined by the Committee. Options may be granted as incentive stock options, which are intended to qualify for favorable treatment to the recipient under federal tax law, or as non-qualified stock options, which do not qualify for such favorable tax treatment. Subject to the limits provided in the 2012 Stock Incentive Plan, the Committee will determine the number of options granted to any recipient. Each option grant will be evidenced by a stock option agreement that specifies the option exercise price (which may not be less than 100%, or, in the case of incentive stock options granted to a 10% or greater stockholder, 110%, of the fair market value of a share of our common stock on the date of grant), whether the options are intended to be incentive stock options or non-qualified stock options, the duration of the options, the number of shares to which the options pertain and such additional limitations, terms and conditions as the Committee may determine.

Any option granted under the 2012 Stock Incentive Plan will expire no later than ten years from the date of its grant, or, in the case of incentive stock options granted to a 10% or greater stockholder, five years from the date of grant. The method of exercising an option granted under the 2012 Stock Incentive Plan is set forth in the 2012 Stock Incentive Plan, as are the general provisions regarding the vesting and exercisability of options.

Stock Appreciation Rights.     A stock appreciation right entitles the holder to receive from us upon exercise an amount equal to the excess, if any, of the aggregate fair market value of a specified number of shares of our common stock that are the subject of such stock appreciation right over the aggregate base price for the underlying shares. The 2012 Stock Incentive Plan provides that the base price of a stock appreciation right may not be less than 100% of the fair market value of a share of our common stock on the date of grant.

Each stock appreciation right will be evidenced by an award agreement that specifies the base price, the number of shares to which the stock appreciation right pertains and such additional limitations, terms and conditions as the Committee may determine. The Company may pay the amount to which the participant exercising stock appreciation rights is entitled by delivering shares of our common stock, cash or a combination of stock and cash as set forth in the award agreement. The method of exercising a stock appreciation right granted under the 2012 Stock Incentive Plan is set forth in the 2012 Stock Incentive Plan, as are the general provisions regarding the vesting and exercisability of stock appreciation rights.

Restricted Stock.     The 2012 Stock Incentive Plan provides for the award of shares of our common stock that are subject to forfeiture and restrictions on transferability as set forth in the 2012 Stock Incentive Plan and as may be otherwise determined by the Committee. Such restricted stock awards may or may not be subject to performance conditions. Except for these restrictions and any others imposed by the Committee, the recipient of a grant of restricted stock will have rights of a stockholder with respect to the restricted stock, including the right to vote the restricted stock and to receive all dividends and other distributions paid or made with respect to the restricted stock. During the restriction period set by the Committee, the recipient may not sell, transfer, pledge, exchange or otherwise encumber the restricted stock.

Restricted Stock Units.     Restricted stock units are not shares of our common stock and do not entitle the recipients to the rights of a stockholder, but rather represent the right to receive one share of our common stock, or the cash value thereof, on a specified settlement date. Restricted stock units granted under the 2012 Stock Incentive Plan may or may not be subject to performance conditions. Restricted stock units will be settled in cash or shares of our common stock, in an amount based on the fair market value of our common stock on the settlement date.

Performance Awards.     The 2012 Stock Incentive Plan provides that performance awards may be granted in the form of restricted stock, restricted stock units or other stock-based awards, in each case having a value that is subject to the attainment of specified performance objectives. Such performance objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of an individual participant, the participant’s employer, or an affiliate, division, department, business unit, or function of or within the Company or the participant’s employer, or any combination thereof. Performance objectives may be measured on an absolute or relative basis. Relative performance may be measured by comparison to a peer company or group of peer companies, by comparison between one or more affiliates, divisions, departments, business units or functions or by comparison to a financial market index or indices.

As discussed above, the 2012 Stock Incentive Plan is designed to permit the Committee to grant certain awards to employees that will constitute qualified performance-based compensation for purposes of Section 162(m) of the Code. To constitute qualified performance-based compensation, the compensation paid by the Company to its covered executive officers must be paid solely on account of the achievement of one or more objective performance goals established in writing by the Committee while the achievement of such goals is substantially uncertain. Performance goals may be based on one or more performance measures consisting of business criteria that apply to the covered officer, a business unit, or the Company, a subsidiary or other affiliate on an individual or a consolidated basis, but need not be based on an increase or positive result under the business criteria selected.

With respect to performance awards intended to qualify for the performance-based compensation exception of Section 162(m) of the Code, performance objectives will be limited to specified levels of or increases in one or more of the following: (i) earnings, including net earnings, total earnings, operating earnings, earnings growth, net income, operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items, or aggregate or per-share book value or adjusted book value (which may exclude nonrecurring items); (ii) pre-tax income or after-tax income; (iii) earnings per share (basic or diluted), net income per share or operating income per share; (iv) operating profit; (v) revenue, revenue growth or rate of revenue growth; (vi) written premiums (gross or net); (vii) combined ratios; (viii) EVA® (economic value added); (ix) return measures (gross or net), including, but not limited to, return on assets, capital, invested capital, equity, sales, premiums, financial return ratios or internal rates of return; (x) return on sales or revenues; (xi) operating expenses; (xii) stock price appreciation; (xiii) cash flow (including, but not limited to, operating cash flow, free cash flow and cash flow return on capital), cash flow return on investment (discounted or otherwise), net cash provided by operations or cash flow in excess of cost of capital, working capital turnover; (xiv) implementation or completion of critical projects or processes; (xv) economic value created; (xvi) balance sheet measurements (including, but not limited to, receivable turnover); (xvii) cumulative earnings per share growth; (xviii) operating margin, profit margin or gross margin; (xix) share price, including, but not limited to, growth measures and total shareholder return; (xx) cost or expense targets, reductions and savings, productivity and efficiencies; (xxi) sales or sales growth; (xxii) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, market share (including increase in or maintenance of the Company’s market share), geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to acquisitions, divestitures, joint ventures and similar transactions, and budget comparisons; and (xxiii) personal professional objectives, including any of the foregoing performance goals, the implementation of policies and plans, the negotiation of transactions, the development of long-term business goals, the formation of joint ventures, research or development collaborations, and the completion of other corporate transactions. The Committee may establish performance objectives based on other measures not listed above with respect to performance awards that are not intended to qualify for the performance-based compensation exception of Section 162(m) of the Code.

The 2012 Stock Incentive Plan provides for the Committee to adjust goals and the related minimum acceptable level of achievement if, in its sole judgment, events or transactions have occurred after the applicable date of grant of a performance award that are unrelated to the performance of the Company or participant and result in a distortion of the performance objectives or the related minimum acceptable level of achievement. Potential transactions or events giving rise to adjustment include, but are not limited to, (i) restructurings, discontinued operations, extra-

ordinary items or events, and other unusual or nonrecurring charges; (ii) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management; and (iii) a change in tax law or accounting standards required by generally accepted accounting principles. Performance goals will be set by the Committee within the time period and other requirements prescribed by Section 162(m) of the Code, if applicable.

The Committee, in its discretion, may grant awards that are not deductible under Section 162(m) of the Code. In addition, a participant who is granted an award under the 2012 Stock Incentive Plan that is intended to qualify as performance-based compensation may also be granted awards that are not intended to be performance awards or otherwise qualify for the performance-based compensation exception of Section 162(m) of the Code.

Other Stock-Based Awards.     The 2012 Stock Incentive Plan also provides for the award of shares of our common stock and other awards that are valued by reference to our common stock, including unrestricted stock, stock bonuses and dividend equivalents. Awards of unrestricted stock may only be granted in lieu of compensation that would otherwise be payable to the participant.

Fair Market Value.     For purposes of the 2012 Stock Incentive Plan, the fair market value of our common stock as of any given date means the average of the high and low prices reported on the principal national securities exchange (currently, the NYSE) on which our common stock is listed and traded on such date (or if such date is not a trading day for such exchange, the most recent trading day).

Change in Control.     Except as provided by the Committee in an award agreement or otherwise, upon a change in control of the Company, all unvested awards outstanding under the 2012 Stock Incentive Plan will become fully vested and exercisable, including performance-based awards, which shall be deemed to satisfy all applicable performance criteria at the maximum level of achievement. Beginning in 2014, under individual award agreements with senior executives of the Company, accelerated vesting of certain awards requires both a qualified termination of the participant as well as a change of control (i.e. “double-trigger”).

For purposes of the 2012 Stock Incentive Plan, “change in control” generally means:

•

an acquisition (other than directly from the Company) by an individual, entity or group (excluding the Company or an employee benefit plan of the Company or a corporation controlled by the Company’s stockholders, Mr. Wm. Berkley and his family members and affiliates and an underwriter temporarily holding securities pursuant to an offering of such securities) of 25% or more of the Company’s stock or voting securities;

•

a change in a majority of the current Board of Directors (excluding any persons approved by a vote of at least a majority of the current Board of Directors other than in connection with an actual or threatened proxy contest); and

•

a reorganization, merger, sale, consolidation, amalgamation or share exchange, or the sale or disposition of all or substantially all of the assets of the Company, other than such a transaction following which (i) all or substantially all of the stockholders of the Company own, directly or indirectly, more than 50% of the stock or voting securities of the Company resulting from the transaction or the ultimate parent entity of such company,

(ii) at least a majority of the board of directors of the resulting company or ultimate parent entity were members of the Board of Directors prior to the transaction and (ii) no person (other than Mr. Wm. Berkley and his family members and affiliates or an employee benefit plan of the surviving company or ultimate parent entity) owns 25% or more of the stock or voting securities of the resulting company or ultimate parent entity.

Termination of Employment/Services.     Unless otherwise determined by the Committee, options and stock appreciation rights that are not vested as of a participant’s termination are forfeited, and options and stock appreciation rights that are vested may be exercised for a limited period of 90 days following the holder’s termination of employment (but in no event longer than expiration of the original term) for any reason.

Clawback/Restrictive Covenants.     All awards granted under the 2012 Stock Incentive Plan will be subject to any incentive compensation clawback or recoupment policy currently in effect or as may be adopted by the Board of Directors. In addition, the Committee may subject any award to forfeiture or repayment in the event that the participant competes with the business of the Company or any of its affiliates or solicits employees or clients of the Company or any of its affiliates.

Effective Date; Amendment to 2012 Stock Incentive Plan

The 2012 Stock Incentive Plan is effective as of the date of our Annual Meeting, provided that the increase in the share reserve is subject to approval by our stockholders. The Board of Directors or the Committee may amend, terminate or suspend the 2012 Stock Incentive Plan at any time, but no amendment, termination or suspension may be made that would materially impair the rights of the participant with respect to a previously granted award without such participant’s consent, except such an amendment made to comply with applicable law or stock exchange rules or to prevent adverse tax or accounting consequences to the Company or participants under Section 409A of the Code or accounting rules. The 2012 Stock Incentive Plan specifically provides that awards may not be repriced without stockholder approval. In addition, no such amendment may be made without the approval of the Company’s stockholders to the extent that such approval is required pursuant to applicable law or the applicable rules of each national securities exchange on which our stock is listed.

Federal Income Tax Consequences

The following is a summary of certain U.S. federal income tax consequences of awards made under the 2012 Stock Incentive Plan, based upon the laws in effect on the effective date of the 2012 Stock Incentive Plan. The discussion is general in nature and does not take into account a number of considerations that may apply in light of the circumstances of a particular participant under the 2012 Stock Incentive Plan. The income tax consequences under applicable state and local tax laws may not be the same as under U.S. federal income tax laws.

Non-Qualified Stock Options.     A participant will not recognize taxable income at the time of a grant of a non-qualified stock option, and the Company will not be entitled to a tax deduction at such time. A participant will recognize compensation taxable as ordinary income (and be subject to income tax withholding in respect of an employee) upon exercise of a non-qualified stock option equal to the excess of the fair market value of the shares purchased over their exercise price, and the Company generally will be entitled to a corresponding deduction.

Incentive Stock Options.     A participant will not recognize taxable income at the time of grant of an incentive stock option and will not recognize taxable income (except for purposes of the alternative minimum tax) upon the exercise of an incentive stock option. If the shares acquired by exercise of an incentive stock option are held for the longer of two years from the date the option was granted and one year from the date the option was exercised, any gain or loss arising from a subsequent disposition of such shares will be taxed as a long-term capital gain or loss, and the Company will not be entitled to any deduction. If, however, such shares are disposed of within such two or one-year periods, then in the year of such disposition, the participant will recognize compensation taxable as ordinary income equal to the excess of the lesser of the amount realized upon such disposition and the fair market value of such shares on the date of exercise over the exercise price, and the Company generally will be entitled to a corresponding deduction. The excess of the amount realized through the disposition date over the fair market value of the stock on the exercise date will be treated as a capital gain.

Stock Appreciation Rights.     A participant will not recognize taxable income at the time of a grant of a stock appreciation right, and the Company will not be entitled to a tax deduction at such time. Upon exercise, a participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) equal to the fair market value of any shares delivered and the amount of cash paid by the Company, and the Company generally will be entitled to a corresponding deduction.

Restricted Stock.     A participant will not recognize taxable income at the time of a grant of shares of restricted stock, and the Company will not be entitled to a tax deduction at such time, unless the participant makes an election under Section 83(b) of the Code to be taxed at such time. If such election is made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time of the grant equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. If such election is not made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time the restrictions lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. The Company is entitled to a corresponding deduction at the time the ordinary income is recognized by the participant, except to the extent the deduction limits of Section 162(m) of the Code apply. In addition, a participant receiving dividends with respect to restricted stock for which the above-described election has not been made and prior to the time the restrictions lapse will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee), rather than dividend income. The Company will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Code apply.

Restricted Stock Units.     A participant will not recognize taxable income at the time of a grant of a restricted stock unit, and the Company will not be entitled to a tax deduction at such time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time of settlement of the award equal to the fair market value of any shares delivered and the amount of cash paid by the Company, and the Company will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Code apply.

The foregoing general tax discussion is intended for the information of stockholders considering how to vote with respect to this proposal and not as tax guidance to participants in the 2012 Stock Incentive Plan. Participants are strongly urged to consult their own tax advisors regarding the federal, state, local, foreign and other tax consequences to them of participating in the 2012 Stock Incentive Plan.

New Plan Benefits

The grant of awards under the 2012 Stock Incentive Plan is entirely within the discretion of the Compensation Committee, and we cannot forecast the extent to which such grants will be made in the future.

The Board of Directors unanimously recommends a vote “FOR” the 2012 Plan Proposal.

PROPOSAL 3: INCREASE IN SHARE RESERVE UNDER 2009 DIRECTORS STOCK PLAN

The Board of Directors has approved an amendment and restatement (the “Amendment and Restatement”) of the 2009 Directors Stock Plan, and is seeking stockholder approval to increase the number of shares of the Company’s common stock reserved for issuance thereunder by 150,000 shares.

The change to the 2009 Directors Stock Plan described above is subject to stockholder approval. If the stockholders do not approve this change, the change will not take effect, but the Company may continue to grant awards under the 2009 Directors Stock Plan, as otherwise amended and restated, in accordance with the terms and conditions thereof. The key terms and provision of the 2009 Directors Stock Plan, including eligibility for participation and the types of awards that may be granted thereunder, are unchanged by the Amendment and Restatement.

Prior to the Amendment and Restatement, the maximum number of shares available for grants of awards under the 2009 Directors Stock Plan was 150,000. In the event that the Amendment and Restatement is approved by stockholders, the Company will be authorized to issue an additional 150,000 shares, under the 2009 Directors Stock Plan.

Summary of 2009 Directors Stock Plan

The following description of the 2009 Directors Stock Plan is only a summary of certain provisions thereof and is qualified in its entirety by reference to its full text, a copy of which is filed with the Securities and Exchange Commission as Annex B to this proxy statement.

Purpose

The purpose of the 2009 Directors Stock Plan is to provide a means to recruit and retain highly qualified individuals to serve as members of the Board of Directors.

General

The 2009 Directors Stock Plan allows for the grant of shares of the Company’s common stock and other stock-based awards to members of the Board of Directors.

Eligibility

Participation in the 2009 Directors Stock Plan is limited to members of the Board of Directors. Accordingly, the number of executive officers eligible to participate in the 2009 Directors Stock Plan is two. The number of non-executive directors that will be eligible to participate in the 2009 Directors Stock Plan immediately after the Company’s 2015 Annual Meeting is seven.

Shares Reserved

Currently, 150,000 shares of the Company’s common stock are reserved for issuance under the Directors Plan. If the Amendment and Restatement is approved by our stockholders at the Annual Meeting, an additional 150,000 shares of the Company’s common stock will be reserved for issuance thereunder. The shares subject to the 2009 Directors Stock Plan are authorized but unissued shares or treasury shares. The Board of Directors may adjust the number and kind of shares to which awards are subject, and/or the automatic grant formula set forth in the 2009 Directors Stock Plan, in the event of certain changes in capitalization of the Company, including mergers, reorganizations, recapitalizations, consolidations, stock dividends and splits, spin-offs, split-ups, and certain distributions of cash, securities, or other property. Shares withheld by or delivered to us to satisfy the exercise price of options or stock appreciation rights or tax withholding obligations with respect to any award under the 2009 Directors Stock Plan will be deemed to have been issued under the 2009 Directors Stock Plan and not available for issuance in connection with future awards.

Awards

Automatic Grants:     Pursuant to the 2009 Directors Stock Plan, on the date of each Annual Meeting, each member of the Board of Directors who continues to serve on the Board of Directors following such Annual Meeting will receive an automatic grant of 3,000 shares, which will be fully vested on the grant date. Each grantee will have all rights of a stockholder, including the right to receive dividends, with respect to such shares.

Discretionary Awards:     Pursuant to the 2009 Directors Stock Plan, the Board of Directors is authorized to make discretionary awards to its members. Awards under the 2009 Directors Stock Plan may consist of grants of shares, stock options, restricted stock, restricted stock units, stock appreciation rights, phantom stock, or any other stock-based award. The terms and conditions of each award shall be determined by the Board of Directors and may be set forth in an award agreement.

Effective Date, Administration, Termination and Amendment

The 2009 Directors Stock Plan is effective as of the date of our Annual Meeting, provided that the increase in the share reserve is subject to approval by our stockholders. The 2009 Directors Stock Plan will be administered by the Board of Directors, which will have the authority to: (i) exercise all of the powers granted to it under the 2009 Directors Stock Plan, (ii) revise the automatic grant formula set forth in the 2009 Directors Stock Plan, (iii) make discretionary awards under the 2009 Directors Stock Plan, (iv) construe, interpret and implement the 2009

Directors Stock Plan, (v) prescribe, amend, and rescind rules and regulations relating to the 2009 Directors Stock Plan, (vi) make all determinations necessary in administering the 2009 Directors Stock Plan, and (vii) correct any defect, supply any omission, and reconcile any inconsistency in the 2009 Directors Stock Plan. The Board of Directors may amend, suspend or terminate the 2009 Directors Stock Plan at any time, provided that awards may not be repriced without stockholder approval and any amendment for which stockholder approval is required will not become effective until such approval is obtained.

Federal Income Tax Consequences

The following is a summary of certain U.S. federal income tax consequences of awards made under the 2009 Directors Stock Plan, based upon the laws in effect on the effective date of the 2009 Directors Stock Plan. The discussion is general in nature and does not take into account a number of considerations that may apply in light of the circumstances of a particular participant under the 2009 Directors Stock Plan. The income tax consequences under applicable state and local tax laws may not be the same as under U.S. federal income tax laws.

Non-Qualified Stock Options.     A participant will not recognize taxable income at the time of a grant of a non-qualified stock option, and the Company will not be entitled to a tax deduction at such time. A participant will recognize compensation taxable as ordinary income (and be subject to income tax withholding in respect of an employee) upon exercise of a non-qualified stock option equal to the excess of the fair market value of the shares purchased over their exercise price, and the Company generally will be entitled to a corresponding deduction.

Vested Shares. A participant will immediately recognize compensation taxable as ordinary income (and be subject to income tax withholding in respect of an employee) upon grant of an award of vested shares, and the Company generally will be entitled to a corresponding deduction.

The foregoing general tax discussion is intended for the information of stockholders considering how to vote with respect to this proposal and not as tax guidance to participants in the 2009 Directors Stock Plan. Participants are strongly urged to consult their own tax advisors regarding the federal, state, local, foreign and other tax consequences to them of participating in the 2009 Directors Stock Plan.

New Plan Benefits

As noted above, at the Company’s 2015 Annual Meeting, each continuing member of the Board of Directors will receive an automatic annual grant of 3,000 shares of common stock under the 2009 Directors Stock Plan, which are disclosed in tabular format below. The Board of Directors may also grant awards under the 2009 Directors Stock Plan in its sole discretion. Because the Company cannot forecast the extent of discretionary awards that will be made in the future, the Company has omitted the tabular disclosure relating to the grant of discretionary awards under the 2009 Directors Stock Plan. The following is a summary of grants expected to be made on June 2, 2015:

Name and Position	Dollar Value ($)	Number of Units
William R. Berkley	N/A	3,000
Chairman of the Board and Chief Executive Officer

W. Robert Berkley, Jr.	N/A	3,000
President and Chief Operating Officer and Director

Executive Group	N/A	6,000
Non-Executive Director Group	N/A	21,000

Non-Executive Officer Employee Group	N/A	N/A

The Board of Directors unanimously recommends a vote “FOR” the 2009 Plan Proposal.

PROPOSAL 4: ADVISORY VOTE ON EXECUTIVE COMPENSATION

We submit to our stockholders this advisory vote on the compensation of our NEOs, which gives stockholders another mechanism to convey their views about our compensation programs and policies. Although your vote on executive compensation is not binding on the Board of Directors or the Company, the Board of Directors values the views of our stockholders. The Board of Directors and Compensation Committee will review the results of the non-binding vote and consider them in addressing future compensation policies and decisions.

As described in detail under the heading “Compensation Discussion and Analysis,” we believe that our executive compensation programs create a strong competitive advantage in the market both for retaining talent and for creating long-term stockholder value. They align the interests of our NEOs with those of our stockholders, and reward achievement of our strategic objectives.

A substantial majority of our NEOs’ compensation is linked to Company performance and stockholder value. Specifically, we incentivize our NEOs with a non-formulaic annual bonus program, which provides the Compensation Committee with flexibility to respond to market conditions on a real-time basis and avoids creating counterproductive incentives for our NEOs. Additionally, RSU awards, which are performance-based as of 2014, for our NEOs contain a mandatory deferral feature that delays settlement and delivery of shares until the NEO’s separation from service with the Company, which further promotes a long-term perspective on performance. Our LTIP program promotes our long-term approach to compensation incentives, as well as our emphasis on pay for performance, because LTIP awards remain outstanding over a five-year period and have value only to the extent that the Company experiences growth in book value per share. Consistent with good corporate governance practices, we do not provide our NEOs with employment agreements or cash severance in the event of a termination of employment.

In response to feedback from our stockholders, the Company has revised its executive compensation program as described under the heading “Compensation Discussion and Analysis.”

In 2014, the Company reported the highest total shareholder return, at 21.6%, of all its peers set forth under the heading “Compensation Discussion and Analysis”. The Company’s 2014 performance was strong in both absolute terms and compared to 2013 as a result of improved underwriting performance and expense management as well as investment performance. Total shareholder return (“TSR”) is defined as the change in the Company’s stock price plus reinvestment of dividends.

Highlights for 2014 included the following:

•

Our combined ratio of 93.8% exceeded industry performance by an estimated 3.4 points and represents an improvement over the Company’s 2013 combined ratio of 95.1%. Combined ratio is a financial metric that represents a measure of our underwriting profitability, excluding investment income, where a value of less than 100% indicates an underwriting profit, and lower values are better.

•	We achieved our return on equity (“ROE”) target of 15% for the year, despite the historically low interest rate environment impacting investment income.

•	Book value per share increased 10.4% to $36.21; our 2014 total value creation (book value per share plus dividends) was 14.8%.

•	Investment income increased to $601 million from $544 million in 2013, and net investment gains more than doubled to $255 million from $122 million in 2013.

•	Net income per diluted share increased 36.9% to $4.86 in 2014, compared to $3.55 in 2013.

In light of these results, annual cash incentive compensation for our CEO was unchanged in 2014, for our COO increased 4% from 2013 and for the other NEOs increased approximately 10% from 2013. We believe that these decisions support our goal of compensating our executives in a manner that is commensurate with the Company’s performance.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote is intended to provide our stockholders with the opportunity to approve, on an aggregate basis and in light of our corporate performance, the compensation program for our NEOs as described above. The following resolution will be submitted for a stockholder vote at our 2015 Annual Meeting:

“RESOLVED, that the stockholders of the Company approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers listed in the 2014 Summary Compensation Table included in the proxy statement for the 2015 Annual Meeting, as such compensation is disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the section titled “Compensation Discussion and Analysis,” as well as the compensation tables and other narrative executive compensation disclosures thereafter.”

The Board of Directors unanimously recommends a vote “FOR” the adoption of the resolution above approving the compensation of the Company’s NEOs.

PROPOSAL 5: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

KPMG LLP has been appointed by the Board of Directors as the independent registered public accounting firm to audit the financial statements of the Company for the fiscal year ending December 31, 2015. The appointment of this firm was recommended to the Board of Directors by the Audit Committee. The Board of Directors is submitting this matter to a vote of stockholders in order to ascertain their views. If the appointment of KPMG LLP is not ratified, the Board of Directors will reconsider its action and will appoint auditors for the 2015 fiscal year without further stockholder action. Further, even if the appointment is ratified by stockholder action, the Board of Directors may at any time in the future in its discretion reconsider the appointment without submitting the matter to a vote of stockholders.

It is expected that representatives of KPMG LLP will attend the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate stockholder questions.

The Board of Directors unanimously recommends a vote “FOR” the ratification of the appointment of KPMG LLP.

Audit and Non-Audit Fees

The aggregate amount of the fees billed or expected to be billed by KPMG for its professional services provided in 2014 and 2013 were as follows:

Type of Fees	2014	2013
Audit fees(1)	$8,059,762	$7,906,600
Audit-related fees(2)	247,565	128,600
Tax fees(3)	136,555	113,900
All other fees(4)	115,400	104,800

Total fees	$8,559,281	$8,253,900

(1)	Audit fees consist of fees the Company paid to KPMG for professional services for the audit of the Company’s consolidated financial statements included in its Form 10-K and review of financial statements included in its Forms 10-Q, or for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements and public offerings of securities.

(2)	Fees associated with actuarial attestations, comfort letter and the audit of the profit sharing plans.

(3)	Tax fees consist of fees for tax consultations and tax compliance services.

(4)	All other fees consist of fees for other non-audit related services.

Pre-Approval Policies

Consistent with SEC policies regarding auditor independence, the Audit Committee has adopted a policy regarding the pre-approval of services of the Company’s independent auditors. Pursuant to this policy, such services may be generally pre-approved on an annual basis; other services, or services exceeding the pre-approved cost levels, must be specifically pre-approved by the Audit Committee. The Audit Committee may also delegate pre-approval authority to one or more of its members. All of such fees for 2014 were approved by the Audit Committee in accordance with this policy.

AUDIT COMMITTEE REPORT

To the Board of Directors of W. R. Berkley Corporation:

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for establishing and maintaining adequate internal financial controls, for preparing the financial statements and for the public reporting process. KPMG LLP, the Company’s independent registered public accounting firm for 2014, is responsible for expressing opinions on the conformity of the Company’s audited financial statements with accounting principles generally accepted in the United States of America and on the effectiveness of the Company’s internal control over financial reporting.

In this context, the Audit Committee has reviewed and discussed with management and KPMG LLP the audited financial statements for the year ended December 31, 2014 and KPMG LLP’s evaluation of the Company’s internal control over financial reporting. The Audit Committee has discussed with KPMG LLP the matters that are required to be discussed by Auditing Standards No. 16, Communications with Audit Committees. KPMG LLP has provided to the Audit Committee the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence and the Audit Committee has discussed with KPMG LLP that firm’s independence. The Audit Committee has concluded that KPMG LLP’s provision of audit and non-audit services to the Company and its affiliates are compatible with KPMG LLP’s independence.

Based on the considerations and discussions referred to above, the Audit Committee recommended to our Board of Directors that the audited financial statements for the year ended December 31, 2014 be included in our Annual Report on Form 10-K for 2014. The Audit Committee has selected, and the Board of Directors has ratified the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

Audit Committee

Mark L. Shapiro, Chairman

Christopher L. Augostini

Ronald E. Blaylock

April 17, 2015

The above report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

OTHER MATTERS TO COME BEFORE THE MEETING

Management is not aware of any matters to come before the Annual Meeting other than as set forth above. However, since matters of which management is not now aware may come before the Annual Meeting or any adjournment thereof, the proxies intend to vote, act and consent in accordance with their best judgment with respect thereto. Upon receipt of such proxies properly submitted in time for voting, the shares represented thereby will be voted as indicated therein and in this proxy statement.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely on its review of the copies of Forms 3, 4 and 5 received by it, or written representations from certain reporting persons that no Forms 5 were required for such persons, the Company believes that all filing requirements under Section 16(a) of the Exchange Act applicable to its officers, directors and ten-percent stockholders were complied with during the year ended December 31, 2014.

STOCKHOLDER NOMINATIONS FOR BOARD MEMBERSHIP AND OTHER PROPOSALS

It is anticipated that the next Annual Meeting of Stockholders after the one scheduled for June 2, 2015 will be held on or about May 17, 2016. The Company’s By-Laws require that, for nominations of directors or other business to be properly brought before an Annual Meeting of Stockholders, written notice of such nomination or proposal for other business must be furnished to the Company. Such notice must contain certain information concerning the nominating or proposing stockholder and information concerning the nominee and must be furnished by the stockholder (who must be entitled to vote at the meeting) to the Secretary of the Company, in the case of the Annual Meeting of Stockholders to be held in 2016 no earlier than March 4, 2016 and no later than April 3, 2016. A copy of the applicable provisions of the By-Laws may be obtained by any stockholder, without charge, upon written request to the Secretary of the Company at the address set forth below.

Since the Company did not receive notice of any stockholder proposal for the 2015 Annual Meeting, it will have discretionary authority to vote on any stockholder proposals presented at such meeting.

In addition to the foregoing, and in accordance with the rules of the SEC, in order for a stockholder proposal, relating to a proper subject, to be considered for inclusion in the Company’s proxy statement and form of proxy relating to the Annual Meeting of Stockholders to be held in 2016, such proposal must be received by the Secretary of the Company by December 21, 2015 in the form required under and subject to the other requirements of the applicable rules of the SEC. Any such proposal should be submitted by certified mail, return receipt requested, or other means, including electronic means, that allow the stockholder to prove the date of delivery.

The Company’s (i) Annual Report on Form 10-K for the year ended December 31, 2014; (ii) Corporate Governance Guidelines; (iii) Code of Ethics and Business Conduct; (iv) Statement of Business Ethics for the Board of Directors; (v) Code of Ethics for Senior Financial Officers; (vi) Audit Committee Charter; (vii) Compensation Committee Charter; and (viii) Nominating and Corporate Governance Committee Charter are available on our website at www.wrberkley.com and are also available without charge to any stockholder of the Company who requests a copy in writing. Requests for copies of any or all of these documents should be directed to the Secretary, W. R. Berkley Corporation, 475 Steamboat Road, Greenwich, Connecticut 06830.

By Order of the Board of Directors,

WILLIAM R. BERKLEY

Chairman of the Board and

Chief Executive Officer

ANNEX A

W. R. BERKLEY CORPORATION

2012 STOCK INCENTIVE PLAN

Amended and Restated Effective June 2, 2015

1.	Purpose.

The purpose of the Plan is to assist the Company in attracting, retaining, motivating, and rewarding certain key employees, officers, directors, and consultants of the Company and its Affiliates and promoting the creation of long-term value for stockholders of the Company by closely aligning the interests of such individuals with those of such stockholders. The Plan authorizes the award of Stock-based incentives to Eligible Persons to encourage such persons to expend maximum effort in the creation of stockholder value. The Plan was originally adopted on February 28, 2012 and approved by stockholders on May 22, 2012, and amended and restated in its present form effective June 2, 2015.

2.	Definitions.

For purposes of the Plan, the following terms shall be defined as set forth below:

“Affiliate” means, with respect to any person or entity, any other person or entity that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such person or entity.

“Award” means any Option, Restricted Stock, Restricted Stock Unit, Stock Appreciation Right, Performance Award, or other Stock-based award granted under the Plan.

“Award Agreement” means a written agreement (including an electronic writing to the extent permitted by applicable law) between the Company and a Participant evidencing the terms and conditions of any Award granted under the Plan.

“Board” means the Board of Directors of the Company.

“Change in Control” means:

(1) the acquisition by any “person” (as defined in Section 3(a)(9) of the Exchange Act) or any two or more persons deemed to be one “person” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) (a “Person”), other than a WRB Affiliate, of “beneficial ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty-five percent (25%) or more of either (i) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this paragraph (1), the following acquisitions shall not give rise to a Change in Control: (x) any acquisition directly from the Company or any of its Affiliates, (y) any acquisition by any employee benefit plan sponsored or maintained by the Company or any of its Affiliates (or its related trust), and (z) any acquisition by an underwriter temporarily holding securities pursuant to an offering of such securities;

(2) the date upon which individuals who constitute the Board as of the Effective Date (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual who becomes a director subsequent to the Effective Date whose election or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then constituting the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such individual is named as a nominee for director, without objection to such nomination) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest (including but not limited to a consent solicitation) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; or

(3) the consummation of a reorganization, merger, sale, consolidation, amalgamation or share exchange, or the sale or disposition of all or substantially all of the assets of the Company (a “Reorganization”), unless immediately following such Reorganization (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Reorganization beneficially own, directly or indirectly, more than fifty percent (50%) of the then-outstanding equity and the total voting power eligible to elect directors of (A) the corporation or other entity resulting from such Reorganization (the “Surviving Company”) or (B) if applicable, the ultimate parent entity that has, directly or indirectly, beneficial ownership of one hundred percent (100%) of the voting securities of the Surviving Company (the “Parent Company”), in substantially the same proportions as their ownership immediately prior to such Reorganization of the Outstanding Company Shares and Outstanding Company Voting Securities, as the case may be (excluding any increase in such ownership by WRB Affiliates), (ii) no Person, other than WRB Affiliates or an employee benefit plan sponsored or maintained by the Surviving Company or the Parent Company (or its related trust), is or becomes the beneficial owner, directly or indirectly, of twenty-five percent (25%) or more of the then-outstanding equity and the total voting power of the outstanding voting securities eligible to elect directors of the Parent Company, or if there is no Parent Company, the Surviving Company, and (iii) at least a majority of the members of the board of directors of the Parent Company, or if there is no Parent Company, the Surviving Company, following the consummation of the Reorganization are members of the Incumbent Board at the time of the Board’s approval of the execution of the initial agreement providing for such Reorganization.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

“Committee” means the Board or such other committee consisting of two or more Qualified Members appointed by the Board to administer the Plan. If at any time a committee has not been designated as the Committee, the Compensation Committee of the Board shall constitute the Committee, or if there shall be no Compensation Committee of the Board, the Board shall constitute the Committee, and all references herein to the Committee shall be deemed to be references to the Board.

“Company” means W. R. Berkley Corporation, a Delaware corporation.

“Corporate Event” has the meaning set forth in Section 12(b) below.

“Data” has the meaning set forth in Section 22(d) below.

“Disability” means, in the absence of an Award Agreement or Participant Agreement otherwise defining Disability, disability of such Participant, as determined by the Committee in its sole discretion. In the event that there is an Award Agreement or Participant Agreement defining Disability, “Disability” shall have the meaning provided in such Award Agreement or Participant Agreement. Notwithstanding the foregoing, a Participant shall not be deemed to have suffered a Disability hereunder with respect to any Awards constituting nonqualified deferred compensation subject to Section 409A of the Code that are payable upon a Disability unless such Participant is considered “disabled” within the meaning of Section 409A of the Code.

“Disqualifying Disposition” means any disposition (including any sale) of Stock acquired upon the exercise of an Incentive Stock Option made within the period that ends either (i) two years after the date on which the Participant was granted the Incentive Stock Option or (ii) one year after the date upon which the Participant acquired the Stock.

“Effective Date” means May 22, 2012.

“Eligible Person” means (1) each employee and officer of the Company or of any of its Affiliates, including each such employee and officer who may also be a director of the Company or any of its Affiliates, (2) each non-employee director of the Company or any of its Affiliates, (3) each other natural person who provides substantial services to the Company or any of its Affiliates as a consultant or advisor and who is designated as eligible by the Committee, and (4) each natural person who has been offered employment or a consultancy by the Company or any of its Affiliates; provided that such prospective employee or consultant may not receive any payment or exercise any right relating to an Award until such person has commenced employment or service with the Company or its Affiliates; provided further, however, that (i) with respect to any Award that is intended to qualify as a “stock right” that does not provide for a “deferral of compensation” within the meaning of Section 409A of the Code, the term Affiliate as used in this definition shall include only those corporations or other entities in the unbroken chain of corporations or other entities beginning with the Company where each of the corporations or other entities in the unbroken chain other than the last corporation or other entity owns equity possessing at least fifty percent (50%) or more of the total combined voting power of all classes of equity in one of the other corporations or other entities in the chain, and (ii) with respect to any Award that is intended to qualify as an Incentive Stock Option, the term “Affiliate” as used in this definition shall include only those entities that qualify as a “subsidiary corporation” with respect to the Company within the meaning of Section 424(f) of the Code or a “parent corporation” with respect to the Company within the meaning of Section 424(e) of the Code. An employee on an approved leave of absence may be considered as still in the employ of the Company or its Affiliates for purposes of eligibility for participation in the Plan.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules and regulations thereunder and successor provisions and rules and regulations thereto.

“Expiration Date” means the date upon which the term of an Option or Stock Appreciation Right expires, as determined under Sections 5(b) or 8(b) hereof, as applicable.

“Fair Market Value” means, as of any date when the Stock is listed on one or more national securities exchanges, except as otherwise determined by the Committee in a manner consistent with Section 409A of the Code, the average of the high and low prices reported on the principal national securities exchange on which such Stock is listed and traded on the date of determination, or if the date of determination is not a trading day for such exchange, the average of the high and low prices on the most recent trading day. If the Stock is not listed on a national securities exchange, the Fair Market Value shall mean the amount determined by the Board in good faith, and in a manner consistent with Section 409A of the Code, to be the fair market value per share of Stock.

“Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

“Nonqualified Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

“Option” means a conditional right, granted to a Participant under Section 5 hereof, to purchase one (1) or more shares of Stock at a specified exercise price during a specified period.

“Participant” means an Eligible Person who has been granted an Award under the Plan, or if applicable, such other person or entity that holds an Award.

“Participant Agreement” means an employment or services agreement between a Participant and the Service Recipient that describes the terms and conditions of such Participant’s employment or service with the Service Recipient and is effective as of the date of determination.

“Performance Award” means an Award of Restricted Stock or Restricted Stock Units, or any other Stock-based Award, granted to a Participant under Section 9 hereof, which Award is subject to the achievement of Performance Objectives during a Performance Period.

“Performance Objectives” means the performance objectives established pursuant to this Plan for Participants who have received Performance Awards.

“Performance Period” means the period designated for the achievement of Performance Objectives.

“Plan” means this W. R. Berkley Corporation 2012 Stock Incentive Plan, as amended from time to time.

“Prior Plan” means the W. R. Berkley Corporation 2003 Stock Incentive Plan, as amended from time to time.

“Qualified Member” means a member of the Committee who is a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act and an “outside director” within the meaning of Treasury Regulation 1.162-27(c) under Section 162(m) of the Code.

“Qualified Performance-Based Award” means an Option, Stock Appreciation Right, or Performance Award that is intended to qualify as “qualified performance-based compensation” within the meaning of Section 162(m) of the Code.

“Restricted Stock” means Stock granted to a Participant under Section 6 hereof that is subject to certain restrictions and to a risk of forfeiture.

“Restricted Stock Unit” means a notional unit, granted to a Participant pursuant to Section 7 hereof, representing the right to receive one share of Stock (or the cash value of one share of Stock, if so determined by the Committee) on a specified settlement date.

“Securities Act” means the Securities Act of 1933, as amended from time to time, including rules and regulations thereunder and successor provisions and rules and regulations thereto.

“Service Recipient” means, with respect to a Participant holding a given Award, either the Company or the Affiliate of the Company by which the original grantee of such Award is principally employed or to which such original grantee provides services, or following a Termination, either the Company or the Affiliate of the Company by which the original grantee of such Award was most recently employed or to which such original grantee was most recently providing services, as applicable.

“Stock” means the Company’s common stock, par value $0.20 per share, and such other securities as may be substituted for such stock pursuant to Section 12 hereof.

“Stock Appreciation Right” means a conditional right, granted to a Participant under Section 8 hereof, to receive an amount equal to the value of one (1) share of Stock in excess of the specified base price per share at the time of exercise.

“Termination” means the termination of a Participant’s employment or service, as applicable, with the Service Recipient; provided, however, that, if so determined by the Committee at the time of any change in status in relation to the Service Recipient (e.g., a Participant ceases to be an employee and begins providing services as a consultant, or vice versa, or a Participant transfers employment or service from the Company to an Affiliate of the Company, or vice versa, or from one Affiliate of the Company to another Affiliate of the Company), such change in status will not be deemed a Termination hereunder. Notwithstanding the foregoing, a Participant’s change in status in relation to the Service Recipient (for example, a change from employee to consultant) shall not be deemed a Termination hereunder with respect to any Awards constituting nonqualified deferred compensation subject to Section 409A of the Code that are payable upon a Termination unless such change in status constitutes a “separation from service” within the meaning of Section 409A of the Code. Unless otherwise determined by the Committee, in the event that any Service Recipient ceases to be an Affiliate of the Company (by reason of sale, divestiture, spin-off, or other similar transaction), unless a Participant’s employment or service is transferred to another entity that would constitute a Service Recipient immediately following such transaction, such Participant shall be deemed to have suffered a Termination hereunder as of the date of the consummation of such transaction. Any payments in respect of an Award constituting nonqualified deferred compensation subject to Section 409A of the Code that are payable upon a Termination shall be delayed for such period as may be necessary to meet the requirements of Section 409A(a)(2)(B)(i) of the Code. On the first business day following the expiration of such period, the Participant shall be paid, without interest, an amount equal to the aggregate amount of all payments delayed pursuant to the preceding sentence, and any remaining payments not so delayed shall continue to be paid pursuant to the payment schedule applicable to such Award.

“WRB Affiliate” means, collectively, William R. Berkley and any of his “family members,” within the meaning of Securities Act Form S-8 (including, for the avoidance of doubt, great-grandchildren), and his Affiliates.

3.	Administration.

(a) Authority of the Committee. Except as otherwise provided below, the Plan shall be administered by the Committee. The Committee shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to (1) select Eligible Persons to become Participants, (2) grant Awards, (3) determine the type, number of shares of Stock subject to, other terms and conditions of, and all other matters relating to, Awards, (4) prescribe Award Agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan, (5) construe and interpret the Plan and Award Agreements and correct defects, supply omissions, and reconcile inconsistencies therein, (6) suspend the right to exercise Awards during any period that the Committee deems appropriate to comply with applicable securities laws, and thereafter extend the exercise period of an Award by an equivalent period of time, and (7) make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. Any action of the Committee shall be final, conclusive, and binding on all persons, including, without limitation, the Company, its Affiliates, Eligible Persons, Participants, and beneficiaries of Participants. For the avoidance of doubt, the Board shall have the authority to take all actions under the Plan that the Committee is permitted to take.

(b) Delegation. To the extent permitted by applicable law, the Committee may delegate to officers or employees of the Company or any of its Affiliates, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions under the Plan, including, but not limited to, administrative functions, as the Committee may determine appropriate. The Committee may appoint agents to assist it in administering the Plan.

(c) Rule 16b-3. The provisions of the Plan are intended to ensure that no transaction under the Plan is subject to (and not exempt from) the short-swing recovery rules of Section 16(b) of the Exchange Act and shall be construed and interpreted in a manner so as to comply with such rules. Notwithstanding foregoing and any other provision of the Plan to the contrary, if for any reason the Committee does not meet the requirements of Rule 16b-3 of the Exchange Act or Section 162(m) of the Code, such noncompliance with the requirements of Rule 16b-3 of the Exchange Act and Section 162(m) of the Code shall not affect the validity of Awards, interpretations, or other actions of the Committee.

4.	Shares Available Under the Plan.

(a) Number of Shares Available for Delivery. Subject to adjustment as provided in Section 12 hereof, the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall equal the sum of (1) 9,712,400, (2) the number of shares of Stock authorized for issuance or transfer under the Prior Plan that are not subject to awards outstanding or previously exercised or settled as of the Effective Date, and (3) to the extent that an award outstanding under the Prior Plan as of the Effective Date expires or is canceled, forfeited, settled in cash, or otherwise terminated without a delivery to the grantee of the full number of shares to which the award related, the number of shares that are undelivered on a one-for-one basis. Shares of Stock delivered under the Plan shall consist of authorized and unissued shares or previously issued shares of Stock reacquired by the Company on the open market or by private purchase. Following the Effective Date, no new awards shall be granted under the Prior Plan. Subject to approval by the Company’s stockholders at the Company’s annual meeting to be held on June 2, 2015, pursuant to an amendment and restatement of the Plan, an additional 4,300,000 shares of Stock were authorized for issuance under the Plan.

(b) Share Counting Rules. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double-counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award. For each share of Stock delivered pursuant to any awards other than Options and Stock Appreciation Rights, the number of shares of Stock available for delivery hereunder shall be reduced by 2.47. To the extent that an Award expires or is canceled, forfeited, settled in cash, or otherwise terminated without a delivery to the Participant of the full number of shares to which the Award related, the undelivered shares will again be available for grant with awards other than Options and Stock Appreciation Rights being added back to the share reserve on a one-for-2.47 basis. Shares of Stock withheld or surrendered in payment of the exercise price or taxes relating to an Award (including shares of Stock subject to a Stock Appreciation Right that are not issued to the Participant upon Stock settlement of such Stock Appreciation Right) shall be deemed to constitute shares delivered to the Participant and shall not be available for future Awards under the Plan.

(c) 162(m) Limitation; Incentive Stock Options.

(1) Notwithstanding anything to the contrary herein, during any time that the Company is subject to Section 162(m) of the Code, the maximum number of shares of Stock with respect to which Options, Stock Appreciation Rights, and Performance Awards, in each case to the extent intended to qualify as a Qualified Performance-Based Award, may be granted to any individual in any one calendar year shall not exceed 2,250,000. The maximum value of the aggregate payment that any individual may receive with respect to a Qualified Performance-Based Award that is valued in dollars in respect of any annual Performance Period is $10,000,000, and for any Performance Period in excess of one (1) year, such amount multiplied by a fraction, the numerator of which is the number of months in the Performance Period and the denominator of which is twelve (12). No Qualified Performance-Based Awards may be granted hereunder following the first (1st) meeting of the Company’s stockholders that occurs in the fifth (5th) year following the year in which the Company’s stockholders most recently approved the terms of the Plan for purposes of satisfying the “qualified performance-based compensation” exemption under Section 162(m)(4)(C) of the Code.

(2) All shares of Stock reserved for issuance hereunder may be issued or transferred upon exercise or settlement of Incentive Stock Options.

5.	Options.

(a) General. Certain Options granted under the Plan are intended to qualify as Incentive Stock Options. Options may be granted to Eligible Persons in such form and having such terms and conditions as the Committee shall deem appropriate; provided, however, that Incentive Stock Options may be granted only to Eligible Persons who are employees of the Company or an Affiliate (as such definition is limited pursuant to the definition above) of the Company. The provisions of separate Options shall be set forth in separate Award Agreements, which agreements need not be identical.

(b) Term. The term of each Option shall be set by the Committee at the time of grant; provided, however, that no Option granted hereunder shall be exercisable after the expiration of ten (10) years from the date it was granted.

(c) Exercise Price. The exercise price per share of Stock for each Option shall be set by the Committee at the time of grant; provided, however, that exercise price shall not be less than the Fair Market Value on the date of grant.

(d) Payment for Stock. Payment for shares of Stock acquired pursuant to Options granted hereunder shall be made in full upon exercise of an Option (1) in immediately available funds in United States dollars, or in cash equivalents, (2) by delivery of shares of Stock having a value equal to the exercise price, (3) by a broker-assisted cashless exercise in accordance with procedures approved by the Committee, whereby payment of the Option exercise price or tax withholding obligations may be satisfied, in whole or in part, with shares of Stock subject to the Option by delivery of an irrevocable direction to a securities broker (on a form prescribed by the Committee) to sell shares of Stock and to deliver all or part of the sale proceeds to the Company in payment of the aggregate exercise price and, if applicable, the amount necessary to satisfy the Company’s withholding obligations, or (4) by any other means approved by the Committee (including, by delivery of a notice of “net exercise” to the Company, pursuant to which the Participant shall receive the number of shares of Stock underlying the Option so exercised reduced by the number of shares of Stock equal to the aggregate exercise price of the Option divided by the Fair Market Value on the date of exercise). Anything herein to the contrary notwithstanding, if the Committee determines that any form of payment available hereunder would be in violation of Section 402 of the Sarbanes-Oxley Act of 2002, such form of payment shall not be available.

(e) Vesting. Options shall vest and become exercisable in such manner, on such date or dates, or upon the achievement of performance or other conditions, in each case as may be determined by the Committee and set forth in an Award Agreement; provided, however, that notwithstanding any such vesting dates, the Committee may in its sole discretion remove any restrictions on or accelerate the vesting of any Option at any time and for any reason. Unless otherwise specifically determined by the Committee, the vesting of an Option shall occur only while the Participant is employed by or rendering services to the Service Recipient, and all vesting shall cease upon a Participant’s Termination for any reason. If an Option is exercisable in installments, such installments or portions thereof that become exercisable shall remain exercisable until the Option expires.

(f) Termination of Service. Except as provided by the Committee in an Award Agreement or otherwise, in the event of a Participant’s Termination for any reason, (1) all vesting with respect to such Participant’s outstanding Options shall cease, (2) each of such Participant’s outstanding unvested Options shall expire as of the date of such Termination, and (3) each of such Participant’s outstanding vested Options shall remain exercisable until the earlier of the applicable Expiration Date and the date that is ninety (90) days after the date of such Termination.

(g) Special Provisions Applicable to Incentive Stock Options.

(1) Any Incentive Stock Option granted to an Eligible Person who, at the time the Option is granted, owns directly, or indirectly within the meaning of Section 424(d) of the Code, stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any “subsidiary corporation” (within the meaning of Section 424(f) of the Code) or a “parent corporation,” within the meaning of Section 424(e) of the Code, in each case with respect to the Company, (i) shall have an exercise price of at least one hundred ten percent (110%) of the Fair Market Value on the date of the grant of such Option and (ii) shall not be exercisable more than five (5) years after the date on which it is granted; provided, however, that to the extent that any such Option does not qualify as an Incentive Stock Option, such Option shall be treated as a Nonqualified Stock Option.

(2) To the extent that the aggregate Fair Market Value (determined as of the date of grant) of Stock for which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, such excess Incentive Stock Options shall be treated as Nonqualified Stock Options.

(3) Each Participant who receives an Incentive Stock Option shall be deemed to have agreed to notify the Company in writing immediately after the Participant makes a Disqualifying Disposition of any Stock acquired pursuant to the exercise of an Incentive Stock Option.

6.	Restricted Stock.

(a) General. Restricted Stock may be granted to Eligible Persons in such form and having such terms and conditions as the Committee shall deem appropriate. The provisions of separate Awards of Restricted Stock shall be set forth in separate Award Agreements, which agreements need not be identical. Subject to the restrictions set forth in Section 6(b), and except as otherwise set forth in the applicable Award Agreement, the Participant shall generally have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock. Unless otherwise set forth in a Participant’s Award Agreement, (i) cash dividends, if any, with respect to the Restricted Stock shall be withheld by the Company for the Participant’s account, and shall be subject to forfeiture to the same degree as the shares of Restricted Stock to which such dividends relate and (ii) any dividends or distributions consisting of shares of Stock or other property shall be paid to the Participant and shall be subject to the same restrictions on transferability and forfeiture as the shares of Restricted Stock with respect to which they were paid. Except as otherwise determined by the Committee, no interest will accrue or be paid on the amount of any cash dividends withheld.

(b) Vesting and Restrictions on Transfer. Restricted Stock shall vest in such manner, on such date or dates, or upon the achievement of performance or other conditions, in each case as may be determined by the Committee and set forth in an Award Agreement; provided, however, that notwithstanding any such vesting dates, the Committee may in its sole discretion remove any restrictions on or accelerate the vesting of any Award of Restricted Stock at any time and for any reason. Unless otherwise specifically determined by the Committee, the vesting of an Award of

Restricted Stock shall occur only while the Participant is employed by or rendering services to the Service Recipient, and all vesting shall cease upon a Participant’s Termination for any reason. In addition to any other restrictions set forth in a Participant’s Award Agreement, until such time as the Restricted Stock has vested pursuant to the terms of the Award Agreement, the Participant shall not be permitted to sell, transfer, pledge, or otherwise encumber the Restricted Stock.

(c) Termination of Service. Except as provided by the Committee in an Award Agreement or otherwise, in the event of a Participant’s Termination for any reason prior to the time that such Participant’s Restricted Stock has vested, (1) all vesting with respect to such Participant’s Restricted Stock shall cease, and (2) as soon as practicable following such Termination, the Company shall repurchase from the Participant, and the Participant shall sell, all of such Participant’s unvested shares of Restricted Stock at a purchase price equal to the original purchase price paid for the Restricted Stock, or if the original purchase price is equal to zero dollars ($0), such unvested shares of Restricted Stock shall be forfeited to the Company by the Participant for no consideration as of the date of such Termination.

7.	Restricted Stock Units.

(a) General. Restricted Stock Units may be granted to Eligible Persons in such form and having such terms and conditions as the Committee shall deem appropriate. The provisions of separate Restricted Stock Units shall be set forth in separate Award Agreements, which agreements need not be identical.

(b) Vesting. Restricted Stock Units shall vest in such manner, on such date or dates, or upon the achievement of performance or other conditions, in each case as may be determined by the Committee and set forth in an Award Agreement; provided, however, that notwithstanding any such vesting dates, the Committee may in its sole discretion remove any restrictions on or accelerate the vesting of any Restricted Stock Unit at any time and for any reason. Unless otherwise specifically determined by the Committee, the vesting of a Restricted Stock Unit shall occur only while the Participant is employed by or rendering services to the Service Recipient, and all vesting shall cease upon a Participant’s Termination for any reason.

(c) Settlement. Restricted Stock Units shall be subject to a deferral period as set forth in the applicable Award Agreement, which may or may not coincide with the vesting period, as determined by the Committee in its discretion. Delivery of Stock, cash, or property, as determined by the Committee, will occur upon a specified delivery date or dates upon the expiration of the deferral period specified for the Restricted Stock Units in the Award Agreement. Unless otherwise set forth in a Participant’s Award Agreement, dividends, if any, with respect to shares of Stock underlying Restricted Stock Units shall be withheld by the Company for the Participant’s account, and shall be subject to forfeiture to the same degree as the shares of Stock to which such dividends relate.

(d) Termination of Service. Except as provided by the Committee in an Award Agreement or otherwise, in the event of a Participant’s Termination for any reason prior to the time that such Participant’s Restricted Stock Units have been settled, (1) all vesting with respect to such Participant’s Restricted Stock Units shall cease, (2) each of such Participant’s outstanding unvested Restricted Stock Units shall be forfeited for no consideration as of the date of such Termination, and (3) any shares of Stock remaining undelivered with respect to vested Restricted Stock Units then held by such Participant shall be delivered on the delivery date or dates specified in the Award Agreement.

8.	Stock Appreciation Rights.

(a) General. Stock Appreciation Rights may be granted to Eligible Persons in such form and having such terms and conditions as the Committee shall deem appropriate. The provisions of separate Stock Appreciation Rights shall be set forth in separate Award Agreements, which agreements need not be identical.

(b) Term. The term of each Stock Appreciation Right shall be set by the Committee at the time of grant; provided, however, that no Stock Appreciation Right granted hereunder shall be exercisable after the expiration of ten (10) years from the date it was granted.

(c) Base Price. The base price per share of Stock for each Stock Appreciation Right shall be set by the Committee at the time of grant; provided, however, that the applicable base price shall not be less than the Fair Market Value on the date of grant.

(d) Vesting. Stock Appreciation Rights shall vest and become exercisable in such manner, on such date or dates, or upon the achievement of performance or other conditions, in each case as may be determined by the Committee and set forth in an Award Agreement; provided, however, that notwithstanding any such vesting dates, the Committee may in its sole discretion remove any restrictions on or accelerate the vesting of any Stock Appreciation Right at any time and for any reason. Unless otherwise specifically determined by the Committee, the vesting of a Stock Appreciation Right shall occur only while the Participant is employed by or rendering services to the Service Recipient, and all vesting shall cease upon a Participant’s Termination for any reason. If a Stock Appreciation Right is exercisable in installments, such installments or portions thereof that become exercisable shall remain exercisable until the Stock Appreciation Right expires.

(e) Payment upon Exercise. Payment upon exercise of a Stock Appreciation Right may be made in cash, Stock, or property as specified in an Award Agreement or determined by the Committee, in each case having a value, in respect of each share of Stock underlying the portion of the Stock Appreciation Right so exercised, equal to the difference between the base price of such Stock Appreciation Right and the Fair Market Value of one (1) share of Stock on the exercise date. For purposes of clarity, each share of Stock to be issued in settlement of a Stock Appreciation Right is deemed to have a value equal to the Fair Market Value of one (1) share of Stock on the exercise date. In no event shall fractional shares be issuable upon the exercise of a Stock Appreciation Right, and in the event that fractional shares would otherwise be issuable, the number of shares issuable will be rounded down to the next lower whole number of shares, and the Participant will be entitled to receive a cash payment equal to the value of such fractional share.

(f) Termination of Service. Except as provided by the Committee in an Award Agreement or otherwise, in the event of a Participant’s Termination for any reason, (1) all vesting with respect to such Participant’s outstanding Stock Appreciation Rights shall cease, (2) each of such Participant’s outstanding unvested Stock Appreciation Rights shall expire as of the date of such Termination, and (3) each of such Participant’s outstanding vested Stock Appreciation Rights shall remain exercisable until the earlier of the applicable Expiration Date and the date that is ninety (90) days after the date of such Termination.

9.	Performance Awards.

(a) General. Performance Awards may be granted hereunder to Eligible Persons in such form and having such terms and conditions as the Committee shall deem appropriate. The provisions of separate Performance Awards, including the determination of the Committee with respect to the form of payout of Performance Awards, shall be set forth in separate Award Agreements, which agreements need not be identical.

(b) Value of Performance Awards. In addition to any other non-performance terms included in the Award Agreement, the Committee shall set the applicable Performance Objectives in its discretion, which objectives, depending on the extent to which they are met, will determine the value of a Performance Award, and the amount, if any, that will be paid out to the Participant. With respect to Qualified Performance-Based Awards, the Committee shall establish the applicable Performance Objectives in writing not later than ninety (90) days after the commencement of the Performance Period or, if earlier, the date as of which twenty-five percent (25%) of the Performance Period has elapsed.

(c) Earning of Performance Awards. Upon the expiration of the applicable Performance Period or other non-performance-based vesting period, if longer, the holder of a Performance Award shall be entitled to receive payout on the value of the Performance Award earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Objectives have been achieved and any other non-performance-based terms met. No payment shall be made with respect to a Qualified Performance-Based Award prior to certification by the Committee that the Performance Objectives have been attained.

(d) Form and Timing of Payment of Performance Awards. Payment of earned Performance Awards shall be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Performance Awards in the form of cash, Stock, or other Awards (or in a combination thereof) equal to the value of the earned Performance Awards at the close of the applicable Performance Period, or as soon as practicable after the end of the Performance Period. Any cash, Stock, or other Awards issued in connection with a Performance Award may be issued subject to any restrictions deemed appropriate by the Committee.

(e) Termination of Service. Except as provided by the Committee in an Award Agreement or otherwise, if, prior to the time that the applicable Performance Period has expired, a Participant undergoes a Termination for any reason, all of such Participant’s Performance Awards shall be forfeited by the Participant to the Company for no consideration.

(f) Performance Objectives.

(1) Each Performance Award shall specify the Performance Objectives that must be achieved before such Award shall become earned. The Company may also specify a minimum acceptable level of achievement below which no payment will be made and may set forth a formula for determining the amount of any payment to be made if performance is at or above such minimum acceptable level but falls short of the maximum achievement of the specified Performance Objectives.

(2) Performance Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of an individual Participant, the specific Service Recipient, or an Affiliate, division, department, business unit, or function of or within the Company or the Service Recipient, or any combination thereof. Performance Objectives may be measured on an absolute or relative basis. Relative performance may be measured by comparison to a peer company or group of peer companies, by comparison between one or more Affiliates, divisions, departments, business units, or functions, or by comparison to a financial market index or indices. With respect to Qualified Performance-Based Awards, Performance Objectives shall be limited to specified levels of or increases in one or more of the following: (i) earnings, including net earnings, total earnings, operating earnings, earnings growth, net income, operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items, or aggregate or per-share book value or adjusted book value (which may exclude nonrecurring items); (ii) pre-tax income or after-tax income; (iii) earnings per share (basic or diluted), net income per share, or operating income per share; (iv) operating profit; (v) revenue, revenue growth, or rate of revenue growth; (vi) written premiums (gross or net); (vii) combined ratios; (viii) EVA® (economic value added); (ix) return measures (gross or net), including but not limited to return on assets, capital, invested capital, equity, sales, and premiums, financial return ratios, or internal rates of return; (x) returns on sales or revenues; (xi) operating expenses; (xii) stock price appreciation; (xiii) cash flow (including but not limited to operating cash flow, free cash flow, and cash flow return on capital), cash flow return on investment (discounted or otherwise), net cash provided by operations or cash flow in excess of cost of capital, working capital turnover; (xiv) implementation or completion of critical projects or processes; (xv) economic value created; (xvi) balance sheet measurements (including, but not limited to, receivable turnover); (xvii) cumulative earnings per share growth; (xviii) operating margin, profit margin, or gross margin; (xix) share price, including but not limited to growth measures and total shareholder return; (xx) cost or expense targets, reductions and savings, productivity and efficiencies; (xxi) sales or sales growth; (xxii) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, market share (including increase in or maintenance of the Company’s market share), geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to acquisitions, divestitures, joint ventures, and similar transactions, and budget comparisons; and (xxiii) personal professional objectives, including any of the foregoing performance goals, the implementation of policies and plans, the negotiation of transactions, the development of long term business goals, the formation of joint ventures, research or development collaborations, and the completion of other corporate transactions. The Committee may establish Performance Objectives based on performance goals on other measures not listed above with respect to Performance Awards that are not intended to qualify as Qualified Performance-Based Awards.

(3) The Committee shall adjust Performance Objectives and the related minimum acceptable level of achievement if, in the sole judgment of the Committee, events or transactions have occurred after the applicable date of grant of a Performance Award that are unrelated to the performance of the Company or Participant and result in a distortion of the Performance Objectives or the related minimum acceptable level of achievement. Potential transactions or events giving rise to adjustment include, but are not limited to, (i) restructurings, discontinued operations, extraordinary items or events, and other unusual or nonrecurring charges; (ii) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management; and (iii) a change in tax law or accounting standards required by generally accepted accounting principles.

10.	Other Stock-Based Awards.

The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based upon or related to Stock, as deemed by the Committee to be consistent with the purposes of the Plan. The Committee may also grant Stock as a bonus (whether or not subject to any vesting requirements or other restrictions on transfer), and may grant other awards in lieu of obligations of the Company or an Affiliate to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Committee. The terms and conditions applicable to such Awards shall be determined by the Committee and evidenced by Award Agreements, which agreements need not be identical.

11.	Change in Control.

Except as provided by the Committee in an Award Agreement or otherwise, upon a Change in Control, all unvested Awards outstanding under the Plan shall become fully vested, and to the extent subject to exercise, exercisable, including Performance Awards, which shall be deemed to satisfy all applicable Performance Criteria at the maximum level of achievement. Further, provided that such Change in Control constitutes a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A of the Code, all vested Awards (including Awards that vest pursuant to the immediately preceding sentence) that provide for a “deferral of compensation” within the meaning of Section 409A of the Code shall settle and be paid out in full; otherwise, such Awards shall be paid out in accordance with their terms.

12.	Adjustment for Recapitalization, Merger, etc.

(a) Capitalization Adjustments. The aggregate number of shares of Stock that may be granted or purchased pursuant to Awards (as set forth in Section 4 above), the number of shares of Stock covered by each outstanding Award, and the price per share of Stock underlying each such Award shall be equitably and proportionally adjusted or substituted, as determined by the Committee, as to the number, price, or kind of a share of Stock or other consideration subject to such Awards (1) in the event of changes in the outstanding Stock or in the capital structure of the Company by reason of stock dividends, extraordinary cash dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, amalgamations, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the date of grant of any such

Award (including any Corporate Event); (2) in connection with any extraordinary dividend declared and paid in respect of shares of Stock, whether payable in the form of cash, stock, or any other form of consideration; or (3) in the event of any change in applicable laws or circumstances that results in or could result in, in either case, as determined by the Committee in its sole discretion, any substantial dilution or enlargement of the rights intended to be granted to, or available for, Participants in the Plan.

(b) Corporate Events. Notwithstanding the foregoing, except as provided by the Committee in an Award Agreement or otherwise, in connection with (i) a merger, amalgamation, or consolidation involving the Company in which the Company is not the surviving corporation, (ii) a merger, amalgamation, or consolidation involving the Company in which the Company is the surviving corporation but the holders of shares of Stock receive securities of another corporation or other property or cash, (iii) a Change in Control, or (iv) the reorganization or liquidation of the Company (each, a “Corporate Event”), the Committee may, in its discretion, provide for any one or more of the following:

(1) The assumption or substitution of any or all Awards in connection with such Corporate Event, in which case the Awards shall be subject to the adjustment set forth in subsection (a) above, and to the extent that such Awards are Performance Awards or other Awards that vest subject to the achievement of Performance Objectives or similar performance criteria, such Performance Objectives or similar performance criteria shall be adjusted appropriately to reflect the Corporate Event;

(2) The acceleration of vesting of any or all Awards, subject to the consummation of such Corporate Event, with any Performance Awards or other Awards that vest subject to the achievement of Performance Objectives or similar performance criteria deemed earned at the target level (or if no target is specified, the maximum level) with respect to all unexpired performance periods;

(3) The cancellation of any or all Awards (whether vested or unvested) as of the consummation of such Corporate Event, together with the payment to the Participants holding vested Awards (including any Awards that would vest upon the Corporate Event but for such cancellation) so canceled of an amount in respect of cancellation based upon the per-share consideration being paid for the Stock in connection with such Corporate Event, less, in the case of Options, Stock Appreciation Rights, and other Awards subject to exercise, the applicable exercise or base price; provided, however, that holders of Options, Stock Appreciation Rights, and other Awards subject to exercise shall be entitled to consideration in respect of cancellation of such Awards only if the per-share consideration less the applicable exercise or base price is greater than zero dollars ($0), and to the extent that the per-share consideration is less than or equal to the applicable exercise or base price, such Awards shall be canceled for no consideration; and

(4) The replacement of any or all Awards (other than Awards that are intended to qualify as “stock rights” that do not provide for a “deferral of compensation” within the meaning of Section 409A of the Code) with a cash incentive program that preserves the value of the Awards so replaced (determined as of the consummation of the Corporate Event), with subsequent payment of cash incentives subject to the same vesting conditions as applicable to the

Awards so replaced and payment to be made within thirty (30) days of the applicable vesting date.

Payments to holders pursuant to paragraph (3) above shall be made in cash or, in the sole discretion of the Committee, in the form of such other consideration necessary for a Participant to receive property, cash, or securities (or a combination thereof) as such Participant would have been entitled to receive upon the occurrence of the transaction if the Participant had been, immediately prior to such transaction, the holder of the number of shares of Stock covered by the Award at such time (less any applicable exercise or base price). In addition, in connection with any Corporate Event, prior to any payment or adjustment contemplated under this subsection (b), the Committee may require a Participant to (A) represent and warrant as to the unencumbered title to his Awards, (B) bear such Participant’s pro-rata share of any post-closing indemnity obligations, and be subject to the same post-closing purchase price adjustments, escrow terms, offset rights, holdback terms, and similar conditions as the other holders of Stock, and (C) deliver customary transfer documentation as reasonably determined by the Committee.

(c) Fractional Shares. Any adjustment provided under this Section 12 may, in the Committee’s discretion, provide for the elimination of any fractional share that might otherwise become subject to an Award.

13.	Use of Proceeds.

The proceeds received from the sale of Stock pursuant to the Plan shall be used for general corporate purposes.

14.	Rights and Privileges as a Stockholder.

Except as otherwise specifically provided in the Plan, an Award Agreement, or by action taken by the Committee, no person shall be entitled to the rights and privileges of Stock ownership in respect of shares of Stock that are subject to Awards hereunder until such shares have been issued to that person.

15.	Transferability of Awards.

Except as otherwise specifically provided in the Plan, an Award Agreement, or by the Committee, Awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the applicable laws of descent and distribution, and to the extent subject to exercise, Awards may not be exercised during the lifetime of the grantee other than by the grantee. Notwithstanding any other provision of the Plan or an Award Agreement to the contrary, no Award shall be transferable for value or consideration; provided that, except with respect to Incentive Stock Options, Awards and a Participant’s rights under the Plan shall be transferable for no value to the extent provided in an Award Agreement or otherwise determined at any time by the Committee.

16.	Employment or Service Rights.

No individual shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for the grant of any other Award. Neither the Plan nor any action taken hereunder shall be construed as giving any individual any right to be retained in the employ or service of the Company or an Affiliate of the Company.

17.	Compliance with Laws.

The obligation of the Company to deliver Stock upon vesting, exercise, or settlement of any Award shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any shares of Stock pursuant to an Award unless such shares have been properly registered for sale with the Securities and Exchange Commission pursuant to the Securities Act or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale or resale under the Securities Act any of the shares of Stock to be offered or sold under the Plan or any shares of Stock to be issued upon exercise or settlement of Awards. If the shares of Stock offered for sale or sold under the Plan are offered or sold pursuant to an exemption from registration under the Securities Act, the Company may restrict the transfer of such shares and may legend the Stock certificates representing such shares in such manner as it deems advisable to ensure the availability of any such exemption.

18.	Withholding Obligations.

As a condition to the vesting, exercise, or settlement of any Award (or upon the making of an election under Section 83(b) of the Code), the Committee may require that a Participant satisfy, through deduction or withholding from any payment of any kind otherwise due to the Participant, or through such other arrangements as are satisfactory to the Committee, the minimum amount of all federal, state, and local income and other taxes of any kind required or permitted to be withheld in connection with such vesting, exercise, or settlement (or election). The Committee, in its discretion, may permit shares of Stock to be used to satisfy tax withholding requirements, and such shares shall be valued at their Fair Market Value as of the vesting, exercise, or settlement date of the Award, as applicable; provided, however, that the aggregate Fair Market Value of the number of shares of Stock that may be used to satisfy tax withholding requirements may not exceed the minimum statutorily required withholding amount with respect to such Award.

19.	Amendment of the Plan or Awards.

(a) Amendment of Plan. The Board or the Committee may amend the Plan at any time and from time to time.

(b) Amendment of Awards. The Board or the Committee may amend the terms of any one or more Awards at any time and from time to time.

(c) Stockholder Approval; No Material Impairment. Notwithstanding anything herein to the contrary, no amendment to the Plan or any Award shall be effective without stockholder approval to the extent that such approval is required pursuant to applicable law or the applicable rules of each national securities exchange on which the Stock is listed. Additionally, no amendment to the Plan or any Award shall materially impair a Participant’s rights under any Award unless the Participant consents in writing (it being understood that no action taken by the Board or the Committee that is expressly permitted under the Plan, including, without limitation, any actions described in Section 12 hereof, shall constitute an amendment to the Plan or an Award for such purpose). Notwithstanding the foregoing, subject to the limitations of applicable law, if any, and without an affected Participant’s consent, the Board or the Committee may amend the terms of the Plan or any one or more Awards from time to time to the extent necessary to bring such Awards into compliance with applicable law or stock exchange rules or to prevent adverse tax or accounting consequences to the Company or Participants under Section 409A of the Code or accounting rules.

(d) No Repricing of Awards Without Stockholder Approval. Notwithstanding subsection (a) or (b) above, or any other provision of the Plan, the repricing of Awards shall not be permitted without stockholder approval. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (1) changing the terms of an Award to lower its exercise or base price (other than on account of capital adjustments resulting from the events described in Section 12(a) above), (2) any other action that is treated as a repricing under generally accepted accounting principles, and (3) repurchasing for cash or canceling an Award in exchange for another Award at a time when its exercise or base price is greater than the Fair Market Value of the underlying Stock, unless the cancellation and exchange occurs in connection with an event set forth in Section 12(b) above.

20.	Termination or Suspension of the Plan.

The Board or the Committee may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date the Plan was originally adopted by the Board. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated; provided, however, that following any suspension or termination of the Plan, the Plan shall remain in effect for the purpose of governing all Awards then outstanding hereunder until such time as all Awards under the Plan have been terminated, forfeited, or otherwise canceled, or earned, exercised, settled, or otherwise paid out, in accordance with their terms.

21.	Effective Date of the Plan.

The Plan is effective as of the Effective Date, subject to stockholder approval.

22.	Miscellaneous.

(a) Certificates. Stock acquired pursuant to Awards granted under the Plan may be evidenced in such a manner as the Committee shall determine. If certificates representing Stock are registered in the name of the Participant, the Committee may require that (1) such certificates bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Stock,

(2) the Company retain physical possession of the certificates, and (3) the Participant deliver a stock power to the Company, endorsed in blank, relating to the Stock. Notwithstanding the foregoing, the Committee may determine, in its sole discretion, that the Stock shall be held in book-entry form rather than delivered to the Participant pending the release of any applicable restrictions.

(b) Clawback/Recoupment Policy. Notwithstanding anything contained herein to the contrary, all Awards granted under the Plan shall be and remain subject to any incentive compensation clawback or recoupment policy currently in effect or as may be adopted by the Board and, in each case, as may be amended from time to time. No such policy adoption or amendment shall in any event require the prior consent of any Participant.

(c) Restrictive Covenants. The Committee may subject any Award to forfeiture or repayment in the event that the Participant competes with the business of the Company or any of its Affiliates or solicits employees or clients of the Company or any of its Affiliates.

(d) Data Privacy. As a condition of receipt of any Award, each Participant explicitly and unambiguously consents to the collection, use, and transfer, in electronic or other form, of personal data as described in this section by and among, as applicable, the Company and its Affiliates for the exclusive purpose of implementing, administering, and managing the Plan and Awards and the Participant’s participation in the Plan. In furtherance of such implementation, administration, and management, the Company and its Affiliates may hold certain personal information about a Participant, including, but not limited to, the Participant’s name, home address, telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), information regarding any securities of the Company or any of its Affiliates, and details of all Awards (the “Data”). In addition to transferring the Data amongst themselves as necessary for the purpose of implementation, administration, and management of the Plan and Awards and the Participant’s participation in the Plan, the Company and its Affiliates may each transfer the Data to any third parties assisting the Company in the implementation, administration, and management of the Plan and Awards and the Participant’s participation in the Plan. Recipients of the Data may be located in the Participant’s country or elsewhere, and the Participant’s country and any given recipient’s country may have different data privacy laws and protections. By accepting an Award, each Participant authorizes such recipients to receive, possess, use, retain, and transfer the Data, in electronic or other form, for the purposes of assisting the Company in the implementation, administration, and management of the Plan and Awards and the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or the Participant may elect to deposit any shares of Stock. The Data related to a Participant will be held only as long as is necessary to implement, administer, and manage the Plan and Awards and the Participant’s participation in the Plan. A Participant may, at any time, view the Data held by the Company with respect to such Participant, request additional information about the storage and processing of the Data with respect to such Participant, recommend any necessary corrections to the Data with respect to the Participant, or refuse or withdraw the consents herein in writing, in any case without cost, by contacting his local human resources representative. The Company may cancel the Participant’s eligibility to participate in the Plan, and in the Committee’s discretion, the Participant may forfeit any outstanding Awards if the Participant refuses or withdraws the consents described herein. For more information on the consequences of refusal to consent or withdrawal of consent, Participants may contact their local human resources representative.

(e) Participants Outside of the United States. The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then a resident, or is primarily employed or providing services, outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then a resident or primarily employed or providing services, or so that the value and other benefits of the Award to the Participant, as affected by non–United States tax laws and other restrictions applicable as a result of the Participant’s residence, employment, or providing services abroad, shall be comparable to the value of such Award to a Participant who is a resident, or is primarily employed or providing services, in the United States. An Award may be modified under this Section 22(e) in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) of the Exchange Act for the Participant whose Award is modified. Additionally, the Committee may adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Eligible Persons who are non–United States nationals or are primarily employed or providing services outside the United States.

(f) No Liability of Committee Members. Neither any member of the Committee nor any of the Committee’s permitted delegates shall be liable personally by reason of any contract or other instrument executed by such member or on his behalf in his capacity as a member of the Committee or for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer, or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against all costs and expenses (including counsel fees) and liabilities (including sums paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan, unless arising out of such person’s own fraud or willful misconduct; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s certificate or articles of incorporation or bylaws, each as may be amended from time to time, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

(g) Payments Following Accidents or Illness. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

(h) Governing Law. The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware without reference to the principles of conflicts of laws thereof.

(i) Funding. No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company be required to maintain separate bank accounts, books, records, or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees and service providers under general law.

(j) Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in relying, acting, or failing to act, and shall not be liable for having so relied, acted, or failed to act in good faith, upon any report made by the independent public accountant of the Company and its Affiliates and upon any other information furnished in connection with the Plan by any person or persons other than such member.

(k) Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

ANNEX B

W. R. BERKLEY CORPORATION

2009 DIRECTORS STOCK PLAN

As Amended and Restated

Effective June 2, 2015

SECTION 1. PURPOSE. The purpose of the W. R. Berkley Corporation (the “Company”) 2009 Directors Stock Plan (the “Plan”) is to (i) provide a means to recruit highly qualified individuals to join the Company’s Board of Directors (the “Board”) and (ii) encourage Board members to remain in the service of the Company. The Plan was originally adopted effective March 1, 2009, and amended and restated in its present form effective June 2, 2015.

SECTION 2. ELIGIBILITY. Members of the Board (each, a “Participant”) may be granted awards pursuant to the provisions of the Plan. Any Participant who terminates service as a director of the Company shall automatically cease participation in the Plan as of the date of his or her termination (a “Former Participant”). A Former Participant shall automatically resume participation in the Plan if, and as of the date when, he or she resumes service as a director of the Company.

SECTION 3. ADMINISTRATION.

3.1. The Board. The Plan shall be administered by the Board.

3.2. Board Authority. The Board shall have the authority to: (i) exercise all of the powers granted to it under the Plan, (ii) revise the automatic grant formula set forth in Section 6 herein, (iii) make discretionary awards under the Plan as it deems appropriate, (iv) construe, interpret and implement the Plan, (v) prescribe, amend and rescind rules and regulations relating to the Plan, (vi) make all determinations necessary in administering the Plan, and (vii) correct any defect, supply any omission, and reconcile any inconsistency in the Plan.

3.3. Binding Determinations. The determination of the Board on all matters within its authority relating to the Plan shall be conclusive.

3.4. No Liability. No member of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any award hereunder.

SECTION 4. SHARES SUBJECT TO PLAN.

4.1. Shares. Awards under the Plan shall be for shares of common stock of the Company, par value $.20 per share, and any other shares into which such shares shall thereafter be changed by reason of merger, reorganization, recapitalization, consolidation, split-up, combination of shares, or similar event as set forth in and in accordance with this Section 4 (“Shares”).

4.2. Shares Available for Awards. Subject to Section 4.3 (relating to adjustments upon changes in capitalization), the total number of Shares with respect to which awards may be granted under the Plan shall not exceed 150,000. Shares granted under the Plan may be authorized and unissued shares or treasury shares. Subject to approval by the Company’s stockholders at the Company’s annual meeting to be held on June 2, 2015, pursuant to an amendment and restatement of the Plan, an additional 150,000 Shares were authorized for issuance under the Plan.

4.3. Adjustments upon Certain Changes. In the event of any merger reorganization, recapitalization, consolidation, sale or other distribution of substantially all of the assets of the Company, any stock dividend, stock split, spin-off, split-up, distribution of cash, securities or other property by the Company, or other change in the Company’s corporate structure affecting the Shares, the Board shall substitute or adjust the aggregate number of Shares reserved for issuance under the Plan and subject to outstanding awards (as appropriate) and/or the automatic grant formula set forth in Section 6 herein, as appropriate, in such manner as it determines to be equitable in order to prevent dilution or enlargement of the benefits or potential benefits intended to be awarded under the Plan.

4.4. Share Counting Rules. The Board may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of Shares actually delivered differs from the number of Shares previously counted in connection with an award. To the extent that an award expires or is canceled, forfeited, settled in cash or otherwise terminated without a delivery to the Participant of the full number of Shares to which the award related, the canceled, forfeited, or undelivered Shares will again be available for grant. Shares withheld in payment of the exercise price or taxes relating to an award and Shares equal to the number surrendered in payment of any exercise price or taxes relating to an award shall be deemed to constitute Shares delivered to the Participant and shall not be available for future awards under the Plan.

SECTION 5. AWARDS UNDER THE PLAN. The awards set forth in Section 6 herein shall be automatically granted without any further action on the part of the Board. The Board may amend the automatic grant formula set forth in Section 6 herein to provide for a different number of Shares, a different formula and/or a different type of award. In addition, the Board may grant discretionary awards to members of the Board as it determines appropriate. Awards under the Plan may consist of grants of Shares, stock options, restricted stock, restricted stock units, stock appreciation rights, phantom stock or any other award that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to Shares, as determined by the Board in its sole discretion. Except as otherwise provided herein, the terms and conditions of each award shall be determined by the Board and may be set forth in an award agreement.

SECTION 6. DIRECTOR SHARES.

6.1. In General. Each Participant will receive a portion of his or her annual fee for service as a director of the Company in the form of an award of Shares.

6.2. Automatic Grant of Director Shares. Each year, on the date of each annual meeting of the Company’s stockholders after the Effective Date, each Participant who shall continue to serve as a director of the Company after the date of such annual meeting shall automatically be granted an award of 3,000 Shares (the “Director Shares”).

6.3. Vesting. All Director Shares shall be fully (100%) vested on the grant date of such awards.

6.4. Stockholder Rights. A Participant shall have the right to receive dividends and all other rights of a stockholder with respect to awards of Director Shares.

SECTION 7. WITHHOLDING TAX. The Company shall be entitled to require as a condition of delivery of any Shares that the Participant remit an amount sufficient to satisfy all federal, state, local and other governmental withholding tax requirements related thereto (if any). Alternatively, the Company may withhold the number of Shares having an aggregate fair market value on the date of grant, vesting, exercise or settlement (as appropriate) equal to the aggregate amount of withholding taxes; provided, however, that the aggregate fair market value of the number of Shares that may be used to satisfy tax withholding requirements may not exceed the minimum statutorily required withholding amount with respect to such award.

SECTION 8. PLAN AMENDMENTS AND TERMINATION. The Board may suspend or terminate the Plan at any time and may amend it at any time and from time to time, in whole or in part, provided, that any amendment for which stockholder approval is required by law or the applicable rules of each national securities exchange on which the Shares are listed shall not be effective until such approval has been obtained.

SECTION 9. MISCELLANEOUS.

9.1. Listing, Registration and Legal Compliance. If the Board shall at any time determine that any Consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of any award under the Plan, the issuance or purchase of Shares or other rights hereunder or the taking of any other action hereunder (each such action being hereinafter referred to as a “Plan Action”), then such Plan Action shall not be taken, in whole or in part, unless and until such Consent shall have been effected or obtained to the full satisfaction of the Board. The term “Consent” as used herein with respect to any Plan Action means (i) the listings, registrations or qualifications in respect thereof upon any securities exchange or under any federal, state or local law, rule or regulation, (ii) any and all consents, clearances and approvals in respect of a Plan Action by any governmental or other regulatory bodies, or (iii) any and all written agreements and representations by the recipient of an award with respect to the disposition of Shares or with respect to any other matter, which the Board shall deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made.

9.2. Right of Discharge Reserved. Nothing in the Plan shall confer upon any Participant the right to serve as a director of the Company or affect any right that the Company or any Participant may have to terminate the service of such Participant.

9.3. No Repricing of Awards Without Stockholder Approval. Notwithstanding anything herein to the contrary, the repricing of awards hereunder shall not be permitted without stockholder approval. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (1) changing the terms of an award to lower its exercise or base price (other than on account of capital adjustments resulting from the events described in Section 4.3 above), (2) any other action that is treated as a repricing under generally accepted accounting principles, and (3) repurchasing for cash or canceling an award in exchange for another award at a time when its exercise or base price is greater than the fair market value of the underlying Shares.

SECTION 10. GOVERNING LAW. The Plan shall be governed by the laws of the State of Delaware without reference to principles of conflicts of laws.

SECTION 11. NOTICES. All notices and other communications hereunder shall be given in writing, shall be personally delivered against receipt or sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery or of mailing, and if mailed, shall be addressed (a) to the Company, at its principal corporate headquarters, Attention: General Counsel, with a copy to the attention of the Secretary of the Company at the same address and (b) to a Participant, at the Participant’s principal residential address last furnished to the Com-

pany. Either party may, by written notice, change the address to which notice to such party is to be given.

SECTION 12. SECTION HEADINGS. The Section headings contained herein are for the purpose of convenience only and are not intended to define or limit the contents of said Sections.

SECTION 13. EFFECTIVE DATE. The effective date of the Plan (the “Effective Date”) is March 1, 2009.

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:                    ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:
1.	Election of Directors	For	Against	Abstain
01	William R. Berkley	☐	☐	☐
02	Christopher L Augostini	☐	☐	☐
03	George G. Daly	☐	☐	☐			For	Against	Abstain
04	Jack H. Nusbaum	☐	☐	☐	3.	To approve an increase in the number of shares reserved under the W. R. Berkley Corporation 2009 Directors Stock Plan, as amended and restated.	☐	☐	☐
The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5.		For	Against	Abstain	4.

To consider and cast a non-binding advisory vote on a resolution approving the compensation of the Company’s named executive officers pursuant to the compensation disclosure rules of the Securities and Exchange Commission, or “say-on-pay” vote.

							☐	☐	☐
2.	To approve an increase in the number of shares reserved under the W. R. Berkley Corporation 2012 Stock Incentive Plan, as amended and restated, and to re-approve the material terms of the performance goals set forth in the 2012 Stock Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended.	☐	☐	☐	5.	To ratify the appointment of KPMG LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2015.	☐	☐	☐
For address change/comments, mark here. (see reverse for instructions)				☐	NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

SHARES
CUSIP #
Signature [PLEASE SIGN WITHIN BOX]		Date		JOB #	Signature (Joint Owners)		Date	SEQUENCE #

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10K-Wrap is/are available at www.proxyvote.com.

W. R. BERKLEY CORPORATION Annual Meeting of Stockholders June 2, 2015 1:00 PM This proxy is solicited by the Board of Directors

The undersigned stockholder of W. R. BERKLEY CORPORATION hereby appoints EUGENE G. BALLARD and IRA S. LEDERMAN, and either of them, the true and lawful agents and proxies of the undersigned, with full power of substitution to each of them, to vote all shares of common stock of the Company which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held at the executive offices of the Company, 475 Steamboat Road, Greenwich, Connecticut, on June 2, 2015 at 1:00 p.m., and at any adjournment of such meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)
Continued and to be signed on reverse side